Exhibit 10.1
TERM LOAN AGREEMENT
among
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
and
OTHER BORROWERS WHICH MAY BECOME PARTIES TO THIS AGREEMENT
and
KEYBANK NATIONAL ASSOCIATION
and
OTHER LENDERS WHICH MAY BECOME PARTIES TO THIS AGREEMENT
and
KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT
with
KEYBANC CAPITAL MARKETS INC.,
AS CO-LEAD ARRANGER AND SOLE BOOK MANAGER
and
WELLS FARGO BANK NATIONAL ASSOCIATION,
AS CO-LEAD ARRANGER AND CO-SYNDICATION AGENT
and
PNC BANK, NATIONAL ASSOCIATION,
AS CO-LEAD ARRANGER AND CO-SYNDICATION AGENT
and
CAPITAL ONE NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENT
Dated as of July 18, 2011

§1. DEFINITIONS AND RULES OF INTERPRETATION	1
§1.1 Definitions	1
§1.2 Rules of Interpretation	29
§1.3 GAAP	30
§2. THE TERM LOANS	30
§2.1 Commitment to Lend	30
§2.2 The Term Loan Notes	31
§2.3 Interest on the Term Loans	31
§2.4 Requests for Loans	33
§2.5 Conversion Options	33
§2.6 Reserved	34
§2.7 Reserved	34
§2.8 Accordion Advances	34
§2.9 Reserved	37
§2.10 Reserved	37
§2.11 Certain Permitted Amendments	37
§2.12 Reverse Dutch Auction Repurchases	38
§3. REPAYMENT OF THE LOANS	40
§3.1 Maturity	40
§3.2 Optional Repayments of Term Loans	40
§3.3 Reserved	42
§4. CERTAIN GENERAL PROVISIONS	42
§4.1 Funds for Payments	42
§4.2 Computations	47
§4.3 Inability to Determine Libor Rate	47
§4.4 Illegality	47
§4.5 Additional Costs, Etc.	48
§4.6 Capital Adequacy	49
§4.7 Certificate; Limitations	49
§4.8 Indemnity	49
§4.9 Interest After Default	50
§4.10 Right to Replace Lender	50
§4.11 Reserved	50
§4.12 Defaulting Lenders	50
§5. RESERVED	51
§6. RECOURSE OBLIGATIONS	51
§7. REPRESENTATIONS AND WARRANTIES	52
§7.1 Authority, Etc.	52
§7.2 Governmental Approvals	54
§7.3 Title to Properties; Leases	54
§7.4 Financial Statements	55
§7.5 No Material Changes, Etc.	55
§7.6 Franchises, Patents, Copyrights, Etc.	55
§7.7 Litigation	56
§7.8 No Materially Adverse Contracts, Etc.	56
§7.9 Compliance With Other Instruments, Laws, Etc.	56

i

§7.10 Tax Status	56
§7.11 No Event of Default	56
§7.12 Investment Company Acts	56
§7.13 Name; Jurisdiction of Organization; Absence of UCC Financing Statements, Etc.	57
§7.14 Absence of Liens	57
§7.15 Certain Transactions	57
§7.16 Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans	57
§7.17 Regulations U and X	57
§7.18 Environmental Compliance	58
§7.19 Subsidiaries	59
§7.20 Disclosure	59
§7.21 REIT Status	60
§7.22 OFAC	60
§8. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE TRUST	60
§8.1 Punctual Payment	60
§8.2 Maintenance of Office; Jurisdiction of Organization, Etc.	61
§8.3 Records and Accounts	61
§8.4 Financial Statements, Certificates and Information	61
§8.5 Notices	63
§8.6 Existence of Borrower; Maintenance of Properties	65
§8.7 Existence of the Trust; Maintenance of REIT Status of the Trust; Maintenance of Properties	66
§8.8 Insurance	66
§8.9 Taxes	66
§8.10 Inspection of Properties and Books; Treatment of Certain Information; Confidentiality	67
§8.11 Compliance with Laws, Contracts, Licenses, and Permits	68
§8.12 Use of Proceeds	69
§8.13 Additional Borrower; Solvency of Borrower; Removal of Borrower; Addition of Real Estate Asset to Unencumbered Pool	69
§8.14 Further Assurances	70
§8.15 Interest Rate Protection	71
§8.16 Environmental Indemnification	71
§8.17 Response Actions	71
§8.18 Environmental Assessments	72
§8.19 Employee Benefit Plans	72
§8.20 No Amendments to Certain Documents	73
§8.21 Additional Guaranties in connection with Guaranties of Other Unsecured Debt	73
§9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE TRUST	74
§9.1 Restrictions on Indebtedness	74
§9.2 Restrictions on Liens, Etc.	76
§9.3 Restrictions on Investments	78
§9.4 Merger, Consolidation and Disposition of Assets; Secured Debt Incurrence	80
§9.5 Compliance with Environmental Laws	81
§9.6 Distributions	81
§9.7 Government Regulation	81

§10. FINANCIAL COVENANTS; COVENANTS REGARDING ELIGIBLE UNENCUMBERED PROPERTIES	81
§10.1 Consolidated Total Leverage Ratio	81
§10.2 Consolidated Debt Yield	82
§10.3 Fixed Charge Coverage Ratio	82
§10.4 Net Worth	82
§10.5 Unencumbered Pool Leverage	82
§10.6 Unencumbered Pool Interest Coverage Ratio	82
§10.7 [Reserved]	82
§11. [Reserved]	83
§12. CONDITIONS TO THE ADVANCE	83
§12.1 Loan Documents	83
§12.2 Certified Copies of Organization Documents	83
§12.3 By-laws; Resolutions	83
§12.4 Incumbency Certificate; Authorized Signers	83
§12.5 Opinion of Counsel Concerning Organization and Loan Documents	83
§12.6 Guaranty	84
§12.7 Certifications from Government Officials; UCC 11 Reports	84
§12.8 Proceedings and Documents	84
§12.9 Fees	84
§12.10 Closing Certificate	84
§12.11 Other Matters	84
§13. RESERVED	85
§14. EVENTS OF DEFAULT; ACCELERATION; ETC.	85
§14.1 Events of Default and Acceleration	85
§14.2 Reserved	88
§14.3 Remedies	88
§14.4 Application of Funds	89
§15. SET-OFF	90
§15.1 Reserved	90
§15.2 Set-Off and Debit	90
§15.3 Reserved	90
§15.4 Additional Rights	90
§16. THE AGENT	91
§16.1 Authorization	91
§16.2 Employees and Agents	91
§16.3 No Liability	91
§16.4 No Representations	91
§16.5 Payments	92
§16.6 Holders of Notes	92
§16.7 Indemnity	92
§16.8 Agent as Lender	93
§16.9 Notification of Defaults and Events of Default	93
§16.10 Duties in Case of Enforcement	93
§16.11 Successor Agent	94
§16.12 Notices	94
§16.13 Other Agents	94

§17. EXPENSES AND INDEMNIFICATION	94
§18. RESERVED	96
§19. SURVIVAL OF COVENANTS, ETC.	96
§20. ASSIGNMENT; PARTICIPATIONS; ETC.	97
§20.1 Conditions to Assignment by Lenders	97
§20.2 Certain Representations and Warranties; Limitations; Covenants	98
§20.3 Register	98
§20.4 New Notes	98
§20.5 Participations	99
§20.6 Pledge by Lender	99
§20.7 No Assignment by Borrower	99
§20.8 Reserved	99
§20.9 Reserved	99

§21. NOTICES, ETC.	100
§22. FPLP AS AGENT FOR THE BORROWER	102
§23. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE	103
§24. HEADINGS	103
§25. COUNTERPARTS	103
§26. ENTIRE AGREEMENT, ETC.	103
§27. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS	104
§28. CONSENTS, AMENDMENTS, WAIVERS, ETC.	104
§29. SEVERABILITY	107
§30. INTEREST RATE LIMITATION	108
§31. USA PATRIOT ACT COMPLIANCE	108

Exhibits to Term Loan Agreement

Exhibit A	Form of Note

Exhibit B	Form of Loan Request

Exhibit B-1	Form of Conversion Request

Exhibit C	Form of Compliance Certificate

Exhibit D	Form of Assignment and Assumption

Exhibit E	Form of Joinder Agreement

Exhibit F	Form of Subsidiary Guaranty

Exhibit G	Instrument of Accession

v

Schedules to Term Loan Agreement

Schedule 1	Borrowers

Schedule 2	Lender’s Commitments

Schedule 2.12	Reverse Dutch Auction Repurchases

Schedule 3.2.2(b)	Fixed Rate Prepayment Premium

Schedule 7.1(b)	Capitalization

Schedule 7.3(c)	Partially-Owned Entities

Schedule 7.7	Litigation

Schedule 7.13	Legal Name; Jurisdiction

Schedule 7.15	Affiliate Transactions

Schedule 7.16	Employee Benefit Plans

Schedule 7.19	Subsidiaries

Schedule 8.19	Employee Benefit Plans

Schedule 9.1(g)	Contingent Liabilities

TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT is made as of the 18th day of July, 2011, by and among FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (“FPLP”) and the Wholly-Owned Subsidiaries (defined below) and such other Subsidiaries (defined below) which are listed on Schedule 1 hereto (as such Schedule 1 may be (or may be deemed to be) amended from time to time (FPLP and any such Wholly-Owned Subsidiary and any such other Subsidiary being hereinafter referred to collectively as the “Borrower” unless referred to in their individual capacities), having their principal place of business at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814; KEYBANK NATIONAL ASSOCIATION (“KeyBank”), having a principal place of business at 127 Public Square, Cleveland, Ohio 44114, and the other lending institutions which are parties hereto as of the date hereof or which may become parties hereto pursuant to §20 (individually, a “Lender” and collectively, the “Lenders”); KEYBANK, as administrative agent for itself and each other Lender (the “Agent”); KEYBANC CAPITAL MARKETS INC., as Co-Lead Arranger and Sole Book Manager; WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Lead Arranger and Co-Syndication Agent; PNC BANK, NATIONAL ASSOCIATION, as Co-Lead Arranger and Co-Syndication Agent; and CAPITAL ONE NATIONAL ASSOCIATION, as Documentation Agent.
RECITALS
A. The Borrower is primarily engaged in the business of owning, acquiring, developing, renovating and operating office, industrial and so-called flex properties in the Mid-Atlantic region of the United States.
B. First Potomac Realty Trust, a Maryland real estate investment trust (the “Trust”), is the sole general partner of FPLP, holds in excess of 80% of the partnership interests in FPLP as of the date of this Agreement, and is qualified to elect REIT status for income tax purposes and has agreed to guaranty the obligations of the Borrower hereunder and under the other Loan Documents (as defined below).
C. The Borrower and the Trust have requested, and the Lenders have agreed, to establish an unsecured term loan in favor of the Borrower pursuant to the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to the terms and conditions of this Agreement as set forth below:
§1. DEFINITIONS AND RULES OF INTERPRETATION.
§1.1 Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:
AAP Qualification. See §7.6.

Acceding Lender. See §2.8.3.
Accepting Lenders. See §2.11(a).
Accordion Advance. See §2.8.1.
Accordion Advance Conditions. The satisfaction of each and all of the following:
(a)	no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to the Accordion Advance) and all representations and warranties contained in the Loan Documents shall be true and correct as of the effective date of the Accordion Advance (except to the extent that such representations and warranties relate expressly to an earlier date);
(b)	except, in the case of a new Accordion Tranche, with respect to pricing, other economic terms (including any prepayment premiums and lockout periods), fees and the applicable Maturity Date, the Accordion Advance shall be extended on the same terms and conditions applicable to the other Loans;
(c)	to the extent any portion of the Accordion Advance is committed to by a third party financial institution or institutions not already a Lender hereunder, such financial institution shall be an Eligible Assignee and approved by the Agent (such approval not to be unreasonably withheld or delayed) and each such financial institution shall have signed a counterpart signature page becoming a party to this Agreement and a “Lender” hereunder;
(d)	one or more of the existing Lenders or such other financial institutions which may become parties hereto incident to the Accordion Advance have committed in writing pursuant to the terms hereof to lend the full aggregate amount of the Accordion Advance;
(e)	the Accordion Advance shall have been approved by the Agent (such approval not to be unreasonably withheld or delayed); and
(f)	if requested by any Lender participating in such Accordion Advance, the Borrower shall have delivered new Notes or amended and restated Notes to the extent necessary to reflect each Lender’s Commitment after giving effect to the Accordion Advance.
Accordion Funding Date. See §2.8.4.
Accordion Tranche. See §2.8.1.

Accountants. In each case, independent certified public accountants reasonably acceptable to the Majority Lenders. The Lenders hereby acknowledge that the Accountants may include KPMG LLP and any other so-called “big-four” accounting firm.
Accounts Payable. Accounts payable of the Borrower, the Trust and their respective Subsidiaries, as determined in accordance with GAAP.
Adjusted EBITDA. As at any date of determination, an amount equal to (i) Consolidated EBITDA for the applicable period; minus (ii) the Capital Reserve on such date.
Adjusted Net Operating Income. As at any date of determination, an amount equal to (i) the Net Operating Income of the Unencumbered Pool for the applicable period; minus (ii) the Unencumbered Pool Capital Reserve on such date; provided that, with respect to the Redland Property, the Net Operating Income included in the calculation of Adjusted Net Operating Income shall be FPLP’s or its Wholly-Owned Subsidiary’s pro rata share of Net Operating Income (and the items comprising Net Operating Income) attributable to the applicable period based on FPLP’s or such Wholly-Owned Subsidiary’s percentage ownership interest in FP Redland Tech (or such other amount to which FPLP or its Wholly-Owned Subsidiary is entitled based on an arm’s length agreement).
Affected Lender. See §4.10.
Affiliate. With reference to any Person, (i) any director, officer, general partner, trustee or managing member (or the equivalent thereof) of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other Equity Interests (including options, warrants, convertible securities and similar rights) of that Person, (iv) any other Person 5% or more of any class of whose capital stock or other Equity Interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person, and (v) any Person directly or indirectly controlling that Person, whether through a management agreement, voting agreement, other contract or otherwise. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.
Agent. See the preamble to this Agreement. The Agent shall include any successor agent, as permitted by §16.
Agent Auction Fee. A fee payable to the Agent in connection with each Auction, which fee shall be a reasonable and customary amount to be mutually agreed upon by the Agent and the Borrower.
Agent’s Head Office. The Agent’s office located at 127 Public Square, Cleveland, Ohio 44114, or at such other location as the Agent may designate from time to time, or the office of any successor agent permitted under §16.
Agreement. This Term Loan Agreement, including the Schedules and Exhibits hereto, as the same may be from time to time amended, restated, modified and/or supplemented and in effect.

Agreement of Limited Partnership of FPLP. The Amended and Restated Agreement of Limited Partnership of FPLP, dated September 15, 2003, as amended, among the Trust and the limited partners named therein, as amended through the date hereof and as the same may be further amended from time to time as permitted by §8.20.
Applicable Base Rate Margin. The Applicable Base Rate Margin is set forth in §2.3(c).
Applicable Libor Margin. The Applicable Libor Margin is set forth in §2.3(c).
Applicable Percentage. (a) in respect of the Tranche A Facility, with respect to any Tranche A Lender at any time, the percentage of the Tranche A Facility represented by (i) on or prior to the Closing Date, such Tranche A Lender’s Tranche A Commitment at such time and (ii) thereafter, the principal amount of such Tranche A Lender’s Tranche A Loans at such time, (b) in respect of the Tranche B Facility, with respect to any Tranche B Lender at any time, the percentage of the Tranche B Facility represented by (i) on or prior to the Closing Date, such Tranche B Lender’s Tranche B Commitment at such time and (ii) thereafter, the principal amount of such Tranche B Lender’s Tranche B Loans at such time, (c) in respect of the Tranche C Facility, with respect to any Tranche C Lender at any time, the percentage of the Tranche C Facility represented by (i) on or prior to the Closing Date, such Tranche C Lender’s Tranche C Commitment at such time and (ii) thereafter, the principal amount of such Tranche C Lender’s Tranche C Loans at such time, and (d) in respect of any Accordion Tranche, with respect to any Lender participating in such Accordion Tranche at any time, the percentage of the applicable Accordion Tranche represented by (i) on or prior to the Accordion Funding Date applicable thereto, such Lender’s Commitment at such time and (ii) thereafter, the principal amount of such Lender’s Loans under such Accordion Tranche at such time. The Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Arranger. KeyBanc Capital Markets Inc.
Assignment and Assumption. See §20.1.
Attributable Indebtedness. On any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
Auction. See §2.12(a).
Auction Manager. See §2.12(a).
Availability. As defined in the Unsecured Revolver Agreement.
Base Rate. As at any applicable date of determination, the greatest of (i) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (ii) one half of one percent (0.50%) plus the Federal Funds Effective Rate, and (iii) one percent (1.00%) plus the Libor Rate for a term of one month commencing on such date of determination. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loan(s). Those Loans bearing interest calculated by reference to the Base Rate.
Borrower. See the preamble hereto.
Borrower Information. See §2.3(g).
Borrower Materials. See §8.10(c).
Building(s). Individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate Assets.
Business Day. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Cleveland, Ohio are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Rate Loans, any day that is a Business Day described in clause (i) and that is also a Libor Business Day.
Capital Expenditures. Any expenditure for any item that would be treated or defined as a capital expenditure under GAAP.
Capital Reserve. As at any date of determination, a capital reserve equal to the weighted average of square feet of the Real Estate Assets during the applicable period, multiplied by $0.15 per annum.
Capitalization Rate. The Capitalization Rate shall be (i) 7.50% for DC Office Properties, (ii) 8.00% for Suburban Office Properties, and (iii) 8.50% for Other Properties.
Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries or any Partially-Owned Entity is the lessee or obligor, the discounted future rental obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of unrestricted cash then actually held by the Borrower or any of its Subsidiaries, (b) the aggregate amount of unrestricted cash equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries and (c) the aggregate amount of cash then actually held by the Borrower or any of its Subsidiaries in the form of tenant security deposits, but only to the extent such tenant security deposits are included as a liability on the Borrower’s Consolidated balance sheet, escrows and reserves. As used in this definition, (i) “unrestricted” means the specified asset is not subject to any Liens in favor of any Person, and (ii) “cash equivalents” means that such asset has a liquid, par value in cash and is convertible to cash on demand.

Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Change of Control. An event or series of events by which:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Trust entitled to vote for members of the board of directors or equivalent governing body of the Trust on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Trust cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
CERCLA. See §7.18.
Closing Date. July 18, 2011.
Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.
Commitment. With respect to each Lender, its Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or its commitment under any Accordion Tranche advanced pursuant to §2.8 from time to time, as the context may require, as set forth from time to time on Schedule 2 hereto, as such Schedule 2 may be updated by the Agent from time to time.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 2 hereto as such Lender’s percentage of the Total Commitment, as such Schedule 2 may be updated by the Agent from time to time.
Conforming Amendment. See §2.8.5.
Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower, the Trust and their respective Subsidiaries, consolidated in accordance with GAAP unless otherwise specifically provided herein.
Consolidated Debt Yield. In relation to the Borrower, the Trust and their respective Subsidiaries for any fiscal quarter, the percentage determined by dividing (i) Consolidated EBITDA for the most recently ended fiscal quarter, annualized by (ii) Consolidated Total Indebtedness as of the last day of such fiscal quarter.
Consolidated EBITDA. In relation to the Borrower, the Trust and their respective Subsidiaries for any applicable period, an amount equal to, without double-counting, the net income or loss of the Borrower, the Trust and their respective Subsidiaries determined in accordance with GAAP (before minority interests and excluding the adjustment for so-called “straight-line rent accounting”) for such period, plus (x) the following to the extent deducted in computing such net income or loss for such period: (i) Consolidated Total Interest Expense for such period, (ii) losses attributable to the sale or other disposition of assets or debt restructurings in such period, (iii) real estate depreciation and amortization for such period, (iv) acquisition costs related to the acquisition of Real Estate Assets or the acquisition or origination of Structured Finance Investments that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period and (v) other non-cash charges for such period; and minus (y) all gains attributable to the sale or other disposition of assets or debt restructurings in such period, in each case adjusted to include the Borrower’s, the Trust’s or any Subsidiary’s pro rata share of EBITDA (and the items comprising EBITDA) from any Partially-Owned Entity in such period, based on its percentage ownership interest in such Partially-Owned Entity (or such other amount to which the Borrower, the Trust or such Subsidiary is entitled or for which the Borrower, the Trust or such Subsidiary is obligated based on an arm’s length agreement).
Consolidated Fixed Charges. For any applicable period, an amount equal to the sum of (i) Consolidated Total Interest Expense for such period plus (ii) the aggregate amount of scheduled principal payments of Indebtedness (excluding balloon payments at maturity) required to be made during such period by the Borrower, the Trust and their respective Subsidiaries on a Consolidated basis plus (iii) the dividends and distributions, if any, paid or required to be paid during such period on the Preferred Equity, if any, of the Borrower, the Trust and their respective Subsidiaries (other than dividends paid in the form of capital stock), in the case of clauses (i) and (ii), adjusted to include the Borrower’s, the Trust’s or any Subsidiary’s pro rata share of the foregoing items of any Partially-Owned Entity in such period, based on its percentage ownership interest in such Partially-Owned Entity (or such other amount for which the Borrower, the Trust or such Subsidiary is obligated based on an arm’s length agreement).

Consolidated Gross Asset Value. As of any date of determination, an amount equal to, without double-counting, the sum of (i) for all Stabilized Real Estate Assets, the aggregate of the following amount determined for each such asset, (x) the Net Operating Income of each Stabilized Real Estate Asset for the most recently ended fiscal quarter, multiplied by (y) 4, with the product thereof being divided by (z) the applicable Capitalization Rate; plus (ii) an amount equal to the aggregate Cost Basis Value of Real Estate Assets Under Development on such date, plus (iii) the Cost Basis Value of Land on such date, plus (iv) an amount equal to the aggregate Cost Basis Value of Value-Add Real Estate Assets on such date, plus (v) the Structured Finance Investments Value on such date, plus (vi) the value of Cash and Cash Equivalents on such date, as determined in accordance with GAAP and approved by the Agent, provided that (a) Net Operating Income from Real Estate Assets acquired during the most recently ended fiscal quarter and the immediately preceding fiscal quarter shall be excluded, and such acquired Real Estate Assets shall be included at their Cost Basis Value and (b) Net Operating Income from Real Estate Assets sold or otherwise transferred during the most recently ended fiscal quarter shall be excluded, with Consolidated Gross Asset Value being adjusted to include, without double-counting any amounts included in the Structured Finance Investments Value, the Borrower’s, the Trust’s or any Subsidiary’s pro rata share of Net Operating Income (and the items comprising Net Operating Income) from any Partially-Owned Entity in such period, based on its percentage ownership interest in such Partially-Owned Entity (or such other amount to which the Borrower, the Trust or such Subsidiary is entitled based on an arm’s length agreement).
Consolidated Tangible Net Worth. As of any date of determination, an amount equal to the Consolidated Gross Asset Value of the Borrower and its Subsidiaries at such date, minus Consolidated Total Indebtedness outstanding on such date, provided that any amounts attributable to Real Estate Assets that are required to be reported as “intangibles” under GAAP pursuant to Financial Accounting Standards Board Statement of Policy No. 141 and 142 shall be permitted to be added back to “tangible property” for purposes of calculating such Consolidated Tangible Net Worth.
Consolidated Total Indebtedness. As of any date of determination, Consolidated Total Indebtedness means for the Borrower, the Trust and their respective Subsidiaries, all obligations, contingent or otherwise, which should be classified on the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, all in accordance with GAAP, including in any event and whether or not so classified, the sum of (without double-counting), all Indebtedness outstanding on such date, in each case whether Recourse, Without Recourse or contingent, provided, however, that Accounts Payable, amounts not drawn under the Unsecured Revolver Agreement on such date and all obligations under any Swap Contracts (other than, for the avoidance of doubt, obligations with respect to any forward purchase contract or put) shall not be included in calculating Consolidated Total Indebtedness, and provided, further, that (without double-counting), each of the following shall be included in Consolidated Total Indebtedness: (a) all amounts of guarantees, indemnities for borrowed money, stop-loss agreements and the like provided by the Borrower, the Trust and their respective Subsidiaries, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness; (b) all amounts for which a letter of credit (including the Letters of Credit issued under the Unsecured Revolver Agreement) has been issued for the account of the Borrower, the Trust or any of their respective Subsidiaries; (c) all amounts of bonds posted by the Borrower, the Trust or any of their respective Subsidiaries guaranteeing performance or payment obligations; (d) any obligations under any Capital Lease (but excluding obligations under operating leases or ground leases), the amount of which as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date; and (e) all liabilities of the Borrower, the Trust or any of their respective Subsidiaries as partners, members or the like for liabilities (whether such liabilities are Recourse, Without Recourse or contingent obligations of the applicable partnership or other Person) of partnerships or other Persons in which any of them have an Equity Interest, which liabilities are for borrowed money or any of the matters listed in clauses (a), (b), (c) or (d) above. Without limitation of the foregoing (without double counting), with respect to any Partially-Owned Entity, (x) to the extent that the Borrower, the Trust or any of their respective Subsidiaries or such Partially-Owned Entity is providing a completion guaranty in connection with a construction loan entered into by a Partially-Owned Entity, Consolidated Total Indebtedness shall include the Borrower’s, the Trust’s or such Subsidiary’s pro rata liability under the Indebtedness relating to such completion guaranty (or, if greater, the Borrower’s, the Trust’s or such Subsidiary’s potential liability under such completion guaranty) and (y) in connection with the liabilities described in clauses (a) and (d) above (other than completion guarantees, which are referred to in clause (x)), the Consolidated Total Indebtedness shall include the portion of the liabilities of such Partially-Owned Entity which are attributable to the Borrower’s, the Trust’s or such Subsidiary’s percentage Equity Interest in such Partially-Owned Entity or such greater amount of such liabilities for which the Borrower, the Trust or their respective Subsidiaries are, or have agreed to be, liable by way of guaranty, indemnity for borrowed money, stop-loss agreement or the like, it being agreed that, in any case, Indebtedness of a Partially-Owned Entity shall not be excluded from Consolidated Total Indebtedness by virtue of the liability of such Partially-Owned Entity being Without Recourse. For purposes hereof, the amount of borrowed money shall equal the sum of (1) the amount of borrowed money as determined in accordance with GAAP plus (2) the amount of those contingent liabilities for borrowed money set forth in subsections (a) through (e) above, but shall exclude any adjustment for so called “straight line interest accounting”.
Consolidated Total Interest Expense. For any applicable period, the aggregate amount of interest required in accordance with GAAP to be paid, accrued, expensed or, to the extent it could be a cash expense in the applicable period, capitalized (but excluding any deferred financing costs), without double-counting, by the Borrower, the Trust and their respective Subsidiaries during such period on: (i) all Indebtedness of the Borrower, the Trust and their respective Subsidiaries (including the Term Loans, obligations under Capital Leases (to the extent Consolidated EBITDA has not been reduced by such Capital Lease obligations in the applicable period) and any Subordinated Indebtedness and including original issue discount and amortization of prepaid interest, if any, but excluding any Distribution on Preferred Equity), (ii) all amounts available for borrowing, or for drawing under letters of credit (including the Letters of Credit issued under the Unsecured Revolver Agreement), if any, issued for the account of the Borrower, the Trust or any of their respective Subsidiaries, but only if such interest was or is required to be reflected as an item of expense, and (iii) all commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money, in each case adjusted to include the Borrower’s, the Trust’s or any Subsidiary’s pro rata share of the foregoing items of any Partially-Owned Entity in such period, based on its percentage ownership interest in such Partially-Owned Entity (or such other amount for which the Borrower, the Trust or such Subsidiary is obligated based on an arm’s length agreement).
Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §2.5 in the form of Exhibit B-1 attached hereto.

Core FFO. For any applicable period, with respect to the Borrower and its Subsidiaries, consolidated “funds from operations” less all acquisition costs, gains or losses on early retirement of debt, contingent consideration and impairment charges to the extent the same are taken into account in calculating consolidated “funds from operations”.
Cost Basis Value. The total contract purchase price of a Real Estate Asset plus all commercially reasonable acquisition costs (including but not limited to title, legal and settlement costs, but excluding financing costs) that are capitalized in accordance with GAAP.
DC Office Properties. Real Estate Assets constituting multi-story office properties located within the District of Columbia.
Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Default. When used with reference to this Agreement or any other Loan Document, an event or condition specified in §14.1 that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.
Defaulting Lender. Subject to §4.12.2, any Lender that fails (i) to make available to the Agent its Applicable Percentage of a Term Loan or otherwise to meet any of its funding obligations hereunder or (ii) to adjust promptly such Lender’s outstanding principal and its Applicable Percentage and/or Commitment Percentage, as the case may be, as provided in §2.8.
Disqualifying Environmental Event. Any Release or threatened Release of Hazardous Substances, any violation of Environmental Laws or any other similar environmental event with respect to any Eligible Unencumbered Property that could reasonably be expected to cost in excess of $2,500,000 to remediate or, which, with respect to all of the Eligible Unencumbered Properties, could reasonably be expected to cost in excess of $5,000,000 in the aggregate to remediate.
Disqualifying Structural Event. Any structural issue which, with respect to any Eligible Unencumbered Property, could reasonably be expected to cost in excess of $2,500,000 to remediate or, which, with respect to all of the Eligible Unencumbered Properties, could reasonably be expected to cost in excess of $5,000,000 in the aggregate to remediate.
Distribution. With respect to:
(i) a Borrower, any distribution of cash or other cash equivalent, directly or indirectly, to the partners or other equity holders of the Borrower; or any other distribution on or in respect of any Equity Interests of the Borrower (other than dividends payable solely in shares or other Equity Interests by the Borrower); and

(ii) the Trust, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other Equity Interests of the Trust (other than dividends payable solely in shares of common stock by the Trust); the purchase, redemption, or other retirement of any shares of any class of capital stock or other Equity Interests of the Trust, directly or indirectly through a Subsidiary of the Trust or otherwise; the return of capital by the Trust to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock or other Equity Interests of the Trust.
Dollars or $. Lawful currency of the United States of America.
Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Floating Rate Loan is converted or continued in accordance with §2.5.
Eligible Assignee. Any of (a) a commercial bank (or similar financial institution) organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $500,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; and (c) a commercial bank (or similar financial institution) organized under the laws of any other country (including the central bank of such country) which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank (or similar financial institution) is acting through a branch or agency located in the United States of America; (d) a Lender, and (e) an Affiliate of a Lender, provided that such Affiliate would otherwise meet the criteria set forth in clause (a), (b) or (c) above. In no event will the Borrower or any Subsidiary or Affiliate of the Borrower be an Eligible Assignee.
Eligible Unencumbered Property(ies). As of any date of determination, an Unencumbered Asset that: (i) is a Permitted Property, (ii) is free and clear of any Lien other than Liens permitted to exist pursuant to §9.2, (iii) is not the subject of a Disqualifying Environmental Event or a Disqualifying Structural Event, and (iv) is wholly-owned in fee simple by (A) the Borrower or (B) a Wholly-Owned Subsidiary of the Borrower, in each case that becomes a Borrower hereunder simultaneously with such Unencumbered Asset becoming an Eligible Unencumbered Property (the foregoing clauses (i) through (iv) being herein referred to collectively as the “Unencumbered Property Conditions”). Notwithstanding the foregoing, the Redland Property shall be deemed to be an Eligible Unencumbered Property hereunder so long as the Redland Conditions are satisfied.
Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.
Environmental Laws. See §7.18(a).
Environmental Reports. See §7.18

Equity Interest. Any and all shares, partnership or member interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants, options or other rights to purchase any of the foregoing.
ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.
ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder.
Event of Default. See §14.1.
Excluded Information. See § 2.11(d).
Excluded Taxes. With respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or as a result of any other present or former connection (other than a connection arising solely from this Agreement or any other Loan Document) between such recipient and such jurisdiction, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of §4.1(h)(ii), (d) in the case of a Foreign Lender, any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in law) to comply with clause (B) of §4.1(h)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to §4.1(c) or (e), and (e) any withholding taxes imposed by the United States pursuant to FATCA.
Facility. The Term A Facility, the Term B Facility or the Term C Facility, as the context may require.
FATCA. Section 1471 through 1474 of the Code, as of the date of this Agreement or any amended or successor provision that is substantially comparable and not materially more onerous to comply with, and, in each case, any regulations or official interpretations thereof.

Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from 3 federal funds brokers of recognized standing selected by the Agent.
Financial Statement Date. March 31, 2011.
Fixed Rate Loan. (a) A Tranche A Fixed Rate Loan, (b) a Tranche B Fixed Rate Loan, (c) a Tranche C Fixed Rate Loan, or (d) a fixed rate Loan under any Accordion Tranche advanced pursuant to §2.8 from time to time, as the context may require.
Fixed Rate Prepayment Lockout Period. See §3.2.2(b).
Fixed Rate Prepayment Premium. See §3.2.2(b).
Floating Rate Loan. Any Loan advanced hereunder other than a Fixed Rate Loan.
Floating Rate Prepayment Lockout Period. See §3.2.1(b).
Floating Rate Prepayment Premium. See §3.2.1(b).
Foreign Lender. Any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction
FP Redland Tech. FP Redland Technology Center LP, a Delaware limited partnership.
FP Redland Tech Partnership Agreement. The Amended and Restated Limited Partnership Agreement, dated November 10, 2010, among Perseus Redland Investments LLC, a Delaware limited liability company, FP Redland GP, LLC, a Delaware limited liability company, and FP Redland, LLC, a Delaware limited liability company, as amended from time to time after the date of this Agreement in compliance with the terms and conditions of this Agreement.
“funds from operations”. As defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, as in effect at the applicable date of determination.
GAAP. Generally accepted accounting principles, consistently applied.
Governmental Authority. The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or the Trust, as the case may be, or any ERISA Affiliate of any of them the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
Guarantor. Collectively, unless referred to in their individual capacities, the Trust and each of the Subsidiary Guarantors.
Guaranty. The Guaranty, dated as of even date herewith, made by the Trust in favor of the Agent and the Lenders pursuant to which the Trust guarantees to the Agent and the Lenders (or any Affiliate of a Lender which provides a Protected Interest Rate Agreement to the Borrower in connection with the Loans) the unconditional payment and performance of the Obligations, as the same may be modified, amended, restated or reaffirmed from time to time.
Hazardous Substances. See §7.18(b).
Indebtedness. With respect to a Person, as of any date of determination, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed, whether direct or indirect, including, without limitation, all Obligations; (b) all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit (but only to the extent of any outstanding balance), (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) any obligations under any Capital Lease (but excluding obligations under operating leases or ground leases) of such Person, the amount of which as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date; (d) all net obligations under any Swap Contract; (e) all obligations of such Person or any other Person secured by any Lien or other encumbrance existing on property of such Person; (f) all reimbursement obligations of such Person under or in respect of any letters of credit (including the Letters of Credit issued under the Unsecured Revolver Agreement) or acceptances (whether or not the same have been presented for payment); (g) all obligations of such Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended from time to time) which such Person would be required to disclose to the SEC; and (h) all obligations in the nature of those described in clauses (a)-(g) above of other Persons which such Person has guaranteed or are otherwise recourse to such Person. For the purposes hereof, the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
Indemnified Taxes. Taxes other than Excluded Taxes
Indemnitee. See §17(b).
Information. See §8.10(d).
Instrument of Accession. See §2.8.3.

Intended Prepayment Date. The date upon which the Borrower intends to make a prepayment following written notice to the Agent pursuant to §§3.2.1(a) or 3.2.2(a).
Interest Payment Date. As to any Fixed Rate Loan or any Base Rate Loan, the last day of each fiscal quarter in which such Loan is outstanding, and with respect to any Libor Rate Loan, the last day of the applicable Interest Period.
Interest Period. With respect to each Loan bearing interest with reference to the Libor Rate, but without duplication of any other Interest Period, the period commencing on the Drawdown Date of such Loan and ending on the date one, two or three months thereafter, as selected by the Borrower in a Loan Request or Conversion Request; provided that:
(g) if any Interest Period would otherwise end on a day that is not a Libor Business Day, such Interest Period shall end on the next succeeding Libor Business Day, unless such next succeeding Libor Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding Libor Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;
(h) if the Borrower shall fail to give timely notice of conversion or continuation of any Libor Rate Loans as provided in §2.5, or if the Borrower requests a Borrowing of, conversion to, or continuation of Libor Rate Loans in any Loan Request or Conversion Request, as applicable, but fails to specify an Interest Period, in each case, the Borrower will be deemed to have given timely notice specifying an Interest Period of one month;
(i) any Interest Period relating to any Libor Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subparagraph (iv) below, end on the last Business Day of a calendar month; and
(j) no Interest Period may extend beyond the Maturity Date.
Interest Rate Protection Arrangements. See §8.15
Investments. All expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting): (i) for the acquisition of stock, partnership or other Equity Interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; (ii) in connection with Real Estate Assets Under Development; and (iii) for the acquisition of any other obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (b) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Joinder Documents. The one or more Joinder Agreements among the Agent (on behalf of itself and the Lenders) and any Wholly-Owned Subsidiary which is to become a Borrower at any time after the Closing Date, the form of which is attached hereto as Exhibit E, together with all other documents, instruments and certificates required by any such Joinder Agreement to be delivered by such Wholly-Owned Subsidiary to the Agent and the Lenders on the date such Wholly-Owned Subsidiary becomes a Borrower hereunder.
Land. An undeveloped Real Estate Asset owned in fee by the Borrower.
Laws. Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law
Leases. Leases, licenses and other written agreements relating to the use or occupation of space in or on the Buildings or on the Real Estate Assets by persons other than the Borrower or any other member of the Potomac Group.
Lenders. Collectively, the Tranche A Lenders, the Tranche B Lenders, the Tranche C Lenders, and each other lending institution which, as of any date of determination, is a party to this Agreement, and any other Person who becomes an assignee of any rights of a Lender pursuant to §20 or a Person who acquires all or substantially all of the stock or assets of a Lender.
Lending Office. As to any Lender, the office or offices of such Lender described as such in such Lender’s most recent administrative materials on file with the Agent, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.
Libor Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.
Libor Breakage Costs. With respect to any Libor Rate Loan to be prepaid prior to the end of the applicable Interest Period or not borrowed, converted or continued (“drawn” and, with correlative meaning, “draw”) after elected, a prepayment “breakage” fee in an amount, as reasonably determined by the Agent, required to compensate the Lenders for any and all additional losses, costs or expenses that such Lenders incur as a result of such prepayment or failure to borrow, convert or continue a Libor Rate Loan, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits of other funds acquired by any Lender to fund or maintain such Libor Rate Loan.

Libor Rate. For any Libor Rate Loan for any Interest Period, the average rates as shown in Reuters Screen LIBOR01 Page (or any successor service or, if such Person no longer reports such rate, as determined by Agent, by another commercially available source providing such quotations approved by Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Libor Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates. If such service or such other Person approved by Agent described above no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, then any and all outstanding Loans shall be Base Rate Loans and bear interest at the Base Rate plus the Applicable Base Rate Margin. For any period during which a Reserve Percentage shall apply, the Libor Rate with respect to Libor Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.
Libor Rate Loan(s). The Term Loans bearing interest calculated by reference to the Libor Rate.
Lien. See §9.2.
Loan Modification Agreement. See §2.11(b).
Loan Modification Offer. See §2.11(a).
Loan(s). The Term Loans or any portion thereof, as the context may require.
Loan Documents. Collectively, this Agreement, the Guaranty, each Subsidiary Guaranty and any reaffirmation thereof, the Notes, the Joinder Documents and any and all other agreements, instruments, documents or certificates now or hereafter evidencing or otherwise relating to the Loans and executed and delivered by or on behalf of the Borrower or its Subsidiaries or the Trust or its Subsidiaries in connection with or in any way relating to the Loans or the transactions contemplated by this Agreement (other than any Protected Interest Rate Agreement), and all schedules, exhibits and annexes hereto or thereto, as any of the same may from time to time be amended and in effect.
Loan Request. A loan request in the form of Exhibit B attached hereto accompanied by all information required to be supplied under the applicable provisions of §2.4.
Majority Lenders. As of any date of determination, the Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Loans, provided that (x) at any time when there are two or more Lenders, the Majority Lenders must include at least two Lenders, (y) at any time when there are fewer than three Lenders, the Majority Lenders must include all Lenders and (z) the Loans of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.
Majority Tranche A Lenders. As of any date of determination, Tranche A Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Tranche A Loans on such date; provided that (x) at any time when there are fewer than three Tranche A Lenders, the Majority Tranche A Lenders must include all Tranche A Lenders and (y) the portion of the Tranche A Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Tranche A Lenders.

Majority Tranche B Lenders. As of any date of determination, Tranche B Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Tranche B Loans on such date; provided that (x) at any time when there are fewer than three Tranche B Lenders, the Majority Tranche B Lenders must include all Tranche B Lenders and (y) the portion of the Tranche B Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Tranche B Lenders.
Majority Tranche C Lenders. As of any date of determination, Tranche C Lenders holding more than fifty percent (50%) of the aggregate principal amount of the outstanding Tranche C Loans on such date; provided that (x) at any time when there are fewer than three Tranche C Lenders, the Majority Tranche C Lenders must include all Tranche C Lenders and (y) the portion of the Tranche C Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Majority Tranche C Lenders.
Material Adverse Effect. A (a) material adverse effect on the business, operations, assets, condition (financial or otherwise) or properties of the Trust or FPLP or, taken as a whole, the Potomac Group, (b) a material impairment of the ability of FPLP or the Trust or, taken as a whole, the First Potomac Group, to fulfill the Obligations (including, without limitation, to repay all amounts outstanding on the Loans, together with interest and charges thereon when due), (c) a material adverse effect on the validity or enforceability of any of the Loan Documents, or (d) a material impairment of the rights and remedies of the Lenders and the Agent under any of the Loan Documents.
Maturity Date. The Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche C Maturity Date or the maturity date of any Accordion Tranche advanced pursuant to §2.8, as the context may require.
Minimum Liquidity. As of any date of determination, an amount equal to the Availability as of such date (as described in clause (ii) of the definition of Availability) minus, without duplication, the aggregate amount of (x) Unsecured Consolidated Total Indebtedness outstanding on such date and (y) New Debt outstanding on such date.
Minimum Liquidity Threshold. Minimum Liquidity in an amount not less than (i) $30,000,000 from the Closing Date through January 15, 2012, (ii) $25,000,000 from January 16, 2012 through January 15, 2013 and (iii) $20,000,000 thereafter.
Mortgage Note(s). A mortgage note, in which the Borrower holds a direct interest as payee, for real estate that is developed, so long as at the relevant date of determination, such Mortgage Note is not in default.
Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Borrower or the Trust, as the case may be, or any ERISA Affiliate.

Net Operating Income. For any period, an amount equal to (i) the aggregate rental and other income from the operation of the applicable Real Estate Assets during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Real Estate Assets (including, without limitation, real estate taxes, management fees (or Overhead Allocation, as applicable), payments under ground leases and bad debt expenses) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP (except that any rent leveling adjustments shall be excluded from rental income).
New Debt. Indebtedness secured by partnership or other ownership interests in Real Estate Assets incurred by the Borrower after the date hereof pursuant to §9.1(f) that is not fully supported by one or more unencumbered Real Estate Assets (not including the Eligible Unencumbered Properties under, and as defined in, the Unsecured Revolver Agreement), and for the avoidance of doubt, the 2007 Term Loan and the 2008 Term Loan and any refinancing of any thereof on substantially the same structure and collateral therefor shall not constitute New Debt, unless the 2007 Term Loan or the 2008 Term Loan, as the case may be, is increased above the principal amount thereof on the date hereof.
Note Record. A Record with respect to any Note.
Notes. Collectively, the Tranche A Notes, the Tranche B Notes, the Tranche C Notes, and the notes executed and delivered by the Borrower to any Lender participating in a new Tranche advanced pursuant to §2.8.
Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Lenders or the Agent, individually or collectively (but without double-counting), under this Agreement and each of the other Loan Documents and in respect of any of the Loans, the Notes and other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, and including any indebtedness, obligations and liabilities of the Borrower and its Subsidiaries under any Protected Interest Rate Agreement entered into with any Person that was a Lender at the time such Protected Interest Rate Agreement was entered into or with any Person that has become a Lender, provided, in each case, that written notice of the existence of such Protected Interest Rate Agreement has been provided to the Agent and such Protected Interest Rate Agreement is for the purpose of hedging interest exposure under this Agreement.
OFAC. The Office of Foreign Assets Control of the United States Department of the Treasury.
Organizational Documents. Collectively, (i) the Agreement of Limited Partnership of FPLP, (ii) the Certificate of Limited Partnership of FPLP, (iii) the Amended and Restated Declaration of Trust of the Trust, (iv) the Amended and Restated By-Laws of the Trust, and (v) all of the partnership agreements, corporate charters and by-laws, limited liability company operating agreements, joint venture agreements or similar agreements, charter documents and certificates or other agreements relating to the formation, organization or governance of any Borrower (including, without limitation, any Wholly-Owned Subsidiary who becomes a Borrower from time to time hereunder), in each case as any of the foregoing may be amended in accordance with §8.20.

Other Taxes. All present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document
Other Properties. All Real Estate Assets that are not DC Office Properties or Suburban Office Properties.
Overhead Allocation. For any period, the amount of corporate overhead included as a property operating expense in lieu of a management fee.
Partially-Owned Entity(ies). Any of the partnerships, associations, corporations, limited liability companies, trusts, joint ventures or other business entities or Persons in which the Borrower or the Trust, directly, or indirectly through its full or partial ownership of another entity, own an Equity Interest, but which is not required in accordance with GAAP to be consolidated with the Borrower or the Trust for financial reporting purposes.
PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
Permits. All governmental permits, licenses, and approvals necessary for the lawful operation and maintenance of the Real Estate Assets.
Permitted Amendments. See §2.11(c).
Permitted Liens. Liens permitted by §9.2.
Permitted Property. A property which is an income producing office, industrial or a so-called flex property (or a Real Estate Asset Under Development which will be an income producing office, industrial or so-called flex property when completed) and is located in the State of Maryland, the Commonwealth of Virginia or the District of Columbia.
Person. Any individual, corporation, general partnership, limited partnership, trust, limited liability company, limited liability partnership, unincorporated association, business, or other legal entity, and any government (or any governmental agency or political subdivision thereof).
Potomac Group. Collectively, (i) FPLP, (ii) the Trust, (iii) the respective Subsidiaries of FPLP and the Trust and (iv) the Partially-Owned Entities.
Preferred Equity. Any preferred stock, preferred partnership interests, preferred member interests or other preferred Equity Interests issued by the Borrower, the Trust or any of their respective Subsidiaries.

Prepayment Lockout Period. Any Fixed Rate Prepayment Lockout Period or Floating Rate Prepayment Lockout Period.
Prepayment Notice. A written notice from the Borrower to the Agent pursuant to §§3.2.1(a) or 3.2.2(a) that the Borrower intends to prepay the Loans, in whole or in part.
Proposed Modification. See §28.
Protected Interest Rate Agreement. An agreement which evidences the Interest Rate Protection Arrangements required by §8.15, and all extensions, renewals, modifications, amendments, substitutions and replacements thereof.
RCRA. See §7.18.
Real Estate Assets. The fixed and tangible properties consisting of Land and/or Buildings owned by the Borrower or any of its Subsidiaries at the relevant time of reference thereto, including, without limitation, the Eligible Unencumbered Properties at such time of reference.
Real Estate Asset Under Development. A Real Estate Asset that is under development or substantial redevelopment. A Real Estate Asset Under Development shall cease to constitute a Real Estate Asset Under Development on the earlier of (a) the one-year anniversary date of the development or redevelopment completion, and (b) the first day of the first full fiscal quarter after such Real Estate Asset achieves a stabilized occupancy of 80%.
Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan.
Recourse. With reference to any obligation or liability, any liability or obligation that is not Without Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be “indirectly” liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor’s liabilities or obligations (e.g., without limitation, by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person being a general partner of such obligor).
Redland Property. That certain Real Estate Asset owned by FP Redland Technology Center LP commonly known as Land Units 2 and 3 in the Redland Tech Center Land Condominium formed pursuant to the Declaration of Condominium for Redland Tech Center Land Condominium recorded in Liber 19839 at folio 681 in the land records of Montgomery County, Maryland, as amended, and located at 520 and 530 Gaither Road, Rockville, Maryland, together with all easements, appurtenances, rights, privileges, reservations, tenements, and hereditaments belonging thereto.

Redland Conditions. (a) The Redland Property is an Unencumbered Property that conforms with all of the Unencumbered Property Conditions other than the condition set forth in clause (iv) of the definition of Eligible Unencumbered Property(ies), (b) the Redland Property is wholly-owned in fee simple by FP Redland Tech, (c) the Organizational Documents of FP Redland Tech are not modified, amended or supplemented in any respect whatsoever if the same could reasonably be expected to adversely affect the rights of the Agent and the Lenders hereunder or under any other Loan Document without the express prior written consent of the Agent, and in any event, Sections 3.7, 6.1, 6.3, and 6.4, Article VIII, and Exhibit D of the FP Redland Tech Partnership Agreement are not modified, amended or supplemented in any respect whatsoever without the express prior written consent of the Agent, provided, however, such Organizational Documents may be amended without the consent of the Agent in order to change FP Redland Tech from a limited partnership to a limited liability company so long as such Organizational Documents are not modified, amended or supplemented to the extent otherwise prohibited by this clause (iv) in connection therewith and the Borrower provides the Agent with notice thereof and copies of the documents amending such Organizational Documents to effect such change.
REIT. A “real estate investment trust”, as such term is defined in Section 856 of the Code.
Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
Release. See §7.18(c)(iii).
Reserve Percentage. The maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.
Revolver Provisions. See §28.
SARA. See §7.18.
SEC. The Securities and Exchange Commission, or any successor thereto.
SEC Filings. Collectively, (i) each Form 10-K, 10-Q and Form 8-K filed by the Trust with the SEC from time to time and (ii) each of the other public forms and reports filed by the Trust with the SEC from time to time.
Secured Indebtedness. All Indebtedness of a Person that is secured by a Lien evidenced by a mortgage, deed of trust, assignment of partnership interests or other security interest or otherwise.
Stabilized Real Estate Asset. Any Real Estate Asset that is not a Real Estate Asset Under Development, a Value-Add Real Estate Asset or Land.
Structured Finance Investments. Collectively, Investments by a Borrower or one of its Subsidiaries directly or indirectly in (i) Mortgage Notes, (ii) mezzanine loans evidenced by promissory notes in which the Borrower holds a direct interest as payee, to entities that hold direct or indirect interests in DC Office Properties, and (iii) Investments in preferred equity (including preferred limited partnership interests) in entities owning DC Office Properties.

Structured Finance Investments Value. As of any date of determination, an amount equal to the aggregate value of all Structured Finance Investments, with the value of each Structured Finance Investment being deemed to be the lower of (i) the acquisition or origination cost of such Structured Finance Investment plus all commercially reasonable costs that are capitalized in accordance with GAAP incurred in connection with the acquisition or origination of such Structured Finance Investment, and (ii) the value of such Structured Finance Investment determined in accordance with GAAP; provided, however, that in the case of any Structured Finance Investment in respect of which the obligor is in default of any payment obligation, the Structured Finance Investments Value shall be zero.
Subsidiary. Any corporation, association, partnership, limited liability company, trust, joint venture or other business entity or Person which is required to be consolidated with the Borrower or the Trust in accordance with GAAP.
Subsidiary Guarantors. The Subsidiaries identified on Annex I to this Agreement, together with any additional Subsidiaries that deliver any guaranty or joinder agreement to the Subsidiary Guaranty pursuant to §8.21.
Subsidiary Guaranty. The Guaranty of even date herewith made by the Subsidiary Guarantors in favor of the Agent and the Lenders, together with any additional guaranty of the Obligations or joinder agreement to any existing guaranty of the Obligations provided by any Subsidiary Guarantor hereafter, as the same may be modified, amended, restated or reaffirmed from time to time.
Suburban Office Properties. Real Estate Assets constituting multi-story office buildings located in the suburbs of the District of Columbia.
Swap Contract. (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
Swap Termination Value. In respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Loan. Any Tranche A Loan, Tranche B Loan or Tranche C Loan, or any term Loan under any new Tranche advanced pursuant to §2.8 as the context may require.
Total Commitment. As of any date, the sum of the then current Commitments of the Lenders. As of the Closing Date, the Total Commitment is $175,000,000. After the Closing Date, the aggregate amount of the Total Commitment may be increased to an amount not exceeding $250,000,000, provided that such Accordion Advance is subject to and shall be effected in accordance with the provisions of §2.8.
Total Tranche A Commitment. As of any date, the sum of the then current Tranche A Commitments of the Tranche A Lenders, as the same may be increased after the Closing Date in accordance with the provisions of §2.8. As of the Closing Date, the Total Tranche A Commitment is $60,000,000.
Total Tranche B Commitment. As of any date, the sum of the then current Tranche B Commitments of the Tranche B Lenders, as the same may be increased after the Closing Date in accordance with the provisions of §2.8. As of the Closing Date, the Total Tranche B Commitment is $60,000,000.
Total Tranche C Commitment. As of any date, the sum of the then current Tranche C Commitments of the Tranche C Lenders, as the same may be increased after the Closing Date in accordance with the provisions of §2.8. As of the Closing Date, the Total Tranche C Commitment is $55,000,000.
Tranche. Any of the Tranche A Facility, the Tranche B Facility, the Tranche C Facility or any new term loan tranche advanced hereunder pursuant to §2.8, as applicable.
Tranche A Borrowing. A borrowing consisting of simultaneous Tranche A Loans of the same Type and, in the case of Libor Rate Loans, having the same Interest Period made by each of the Tranche A Lenders pursuant to §2.1(a).
Tranche A Commitment. As to each Tranche A Lender, its obligation to make Tranche A Loans to Borrower pursuant to §2.1(a)(i) in an original principal amount not to exceed the applicable amount set forth opposite such Tranche A Lender’s name on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche A Facility. At any time, (a) on or prior to the Closing Date, the aggregate amount of the Tranche A Commitments at such time and (b) thereafter, the aggregate principal amount of the Tranche A Loans of all Tranche A Lenders outstanding at such time.

Tranche A Fixed Rate. A rate per annum to be determined in connection with the making of Loans under the Tranche A Facility.
Tranche A Fixed Rate Loan. Any Tranche A Loan that bears interest at the Tranche A Fixed Rate, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche A Floating Rate Loan. Any Tranche A Loan that is a Floating Rate Loan, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche A Lender. (a) At any time on or prior to the Closing Date, any Lender that has a Tranche A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Tranche A Loans at such time.
Tranche A Loan. An advance made by any Tranche A Lender under the Tranche A Facility.
Tranche A Maturity Date. July 18, 2016, or such earlier date on which the Tranche A Loan shall become due and payable pursuant to the terms hereof.
Tranche A Notes. Collectively, the promissory notes made by Borrower in favor of the Tranche A Lenders in an aggregate principal amount equal to the Total Tranche A Commitment, substantially in the form of Exhibit A, as the same may be amended, replaced, substituted and/or restated from time to time (including in connection with any Accordion Advance).
Tranche B Borrowing. A borrowing consisting of simultaneous Tranche B Loans of the same Type and, in the case of Libor Rate Loans, having the same Interest Period made by each of the Tranche B Lenders pursuant to §2.1(a).
Tranche B Commitment. As to each Tranche B Lender, its obligation to make Tranche B Loans to Borrower pursuant to §2.1(a)(ii) in an original principal amount not to exceed the applicable amount set forth opposite such Tranche B Lender’s name on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche B Facility. At any time, (a) on or prior to the Closing Date, the aggregate amount of the Tranche B Commitments at such time and (b) thereafter, the aggregate principal amount of the Tranche B Loans of all Tranche B Lenders outstanding at such time.
Tranche B Fixed Rate. A rate per annum to be determined in connection with the making of Loans under the Tranche B Facility.
Tranche B Fixed Rate Loan. Any Tranche B Loan that bears interest at the Tranche B Fixed Rate, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche B Floating Rate Loan. Any Tranche B Loan that is a Floating Rate Loan, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.

Tranche B Lender. (a) At any time on or prior to the Closing Date, any Lender that has a Tranche B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Tranche B Loans at such time.
Tranche B Loan. An advance made by any Tranche B Lender under the Tranche B Facility.
Tranche B Maturity Date. July 18, 2017, or such earlier date on which the Tranche B Term Loans shall become due and payable pursuant to the terms hereof.
Tranche B Notes. Collectively, the promissory notes made by Borrower in favor of the Tranche B Lenders in an aggregate principal amount equal to the Total Tranche B Commitment, substantially in the form of Exhibit A, as the same may be amended, replaced, substituted and/or restated from time to time (including in connection with any Accordion Advance).
Tranche C Borrowing. A borrowing consisting of simultaneous Tranche C Loans of the same Type and, in the case of Libor Rate Loans, having the same Interest Period made by each of the Tranche C Lenders pursuant to §2.1(a).
Tranche C Commitment. As to each Tranche C Lender, its obligation to make Tranche C Loans to Borrower pursuant to §2.1(a)(iii) in an original principal amount not to exceed the applicable amount set forth opposite such Tranche C Lender’s name on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche C Facility. At any time, (a) on or prior to the Closing Date, the aggregate amount of the Tranche C Commitments at such time and (b) thereafter, the aggregate principal amount of the Tranche C Loans of all Tranche C Lenders outstanding at such time.
Tranche C Fixed Rate. A rate per annum to be determined in connection with the making of Loans under the Tranche C Facility.
Tranche C Fixed Rate Loan. Any Tranche C Loan that bears interest at the Tranche C Fixed Rate, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche C Floating Rate Loan. Any Tranche C Loan that is a Floating Rate Loan, as indicated on Schedule 2, as such Schedule 2 may be updated by the Agent from time to time.
Tranche C Lender. (a) At any time on or prior to the Closing Date, any Lender that has a Tranche C Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Tranche C Loans at such time.
Tranche C Loan. An advance made by any Tranche C Lender under the Tranche C Facility.
Tranche C Maturity Date. July 18, 2018, or such earlier date on which the Tranche C Term Loans shall become due and payable pursuant to the terms hereof.

Tranche C Notes. Collectively, the promissory notes made by Borrower in favor of the Tranche C Lenders in an aggregate principal amount equal to the Total Tranche C Commitment, substantially in the form of Exhibit A, as the same may be amended, replaced, substituted and/or restated from time to time (including in connection with any Accordion Advance).
Trust. See recitals.
2007 Term Loan. The term loan in the original principal amount of $50,000,000 made pursuant to that certain Secured Term Loan Agreement dated as of August 7, 2007 among FPLP, KeyBank National Association, as administrative agent and certain lenders party thereto, as amended and in effect from time to time.
2008 Term Loan. The term loan in the original principal amount of $35,000,000 (subsequently increased to $50,000,000) made pursuant to that certain Secured Term Loan Agreement dated as of August 11, 2008 among FPLP, KeyBank National Association, as administrative agent and certain lenders party thereto, as amended and in effect from time to time.
Type. As to any Term Loan, its nature as a Fixed Rate Loan, Floating Rate Loan, Libor Rate Loan or Base Rate Loan.
Unanimous Lender Approval. The written consent of each Lender that is a party to this Agreement at the time of reference.
Unencumbered Asset. Any Real Estate Asset that on any date of determination is not subject to any Liens (except for Permitted Liens).
Unencumbered Land. The Real Estate Asset commonly referred to as the Sterling Park Land Parcel, so long as such Real Estate Asset is not subject to any Liens, except for Permitted Liens.
Unencumbered Pool. As determined from time to time, collectively, the Eligible Unencumbered Properties that the Borrower has designated in writing to be included in the Unencumbered Pool, subject to and in accordance with the terms hereof.
Unencumbered Pool Capital Reserve. As at any date of determination, a capital reserve equal to the total number of square feet of the Eligible Unencumbered Properties on such date, multiplied by $0.15.
Unencumbered Property Conditions. See definition of “Eligible Unencumbered Property(ies)”.
USA Patriot Act. See §31(a).
Unsecured Consolidated Total Indebtedness. As of any date of determination, the aggregate principal amount of Consolidated Total Indebtedness outstanding at such date (including all Obligations), that is not secured by a Lien evidenced by a mortgage, deed of trust, assignment of partnership interests or other security interest or otherwise; provided that, with respect to FP Redland Tech, the items included in the calculation of Unsecured Consolidated Total Indebtedness shall be adjusted to include FPLP’s or its Wholly-Owned Subsidiary’s pro rata share of such items attributable to the period in question, based on FPLP’s or its Wholly-Owned Subsidiary’s percentage ownership interests in FP Redland Tech (or such other amount as to which FPLP or its Wholly-Owned Subsidiary are, or have agreed to be, liable by way of guaranty, indemnity for borrowed money, stop-loss agreement or other agreement).

Unsecured Revolver. The up to $255,000,000 revolving credit facility pursuant to the Unsecured Revolver Agreement, as the same may be modified, increased, refinanced, replaced, amended or restated from time to time.
Unsecured Revolver Agreement. The Third Amended and Restated Revolving Credit Agreement dated as of June 16, 2011, among the Borrower and certain of its Subsidiaries, KeyBank National Association, individually and as administrative agent and certain other lenders, as the same may be modified, increased, refinanced, replaced, amended or restated from time to time.
Unsecured Interest Expense. For any period of determination, Consolidated Total Interest Expense for such period attributable to the Unsecured Consolidated Total Indebtedness of the Borrower, the Trust and their respective Subsidiaries.
Value-Add Real Estate Assets. Any newly acquired Real Estate Asset that is less than 50% occupied at the time of acquisition. A Value-Add Real Estate Asset shall cease to constitute a Value-Add Real Estate Asset at the earlier of (a) the first day of the first full fiscal quarter after such Real Estate Asset achieves a stabilized occupancy of 80%, and (b) the one-year anniversary of such Real Estate Asset’s acquisition date; provided that the Redland Property shall be deemed a Value-Add Real Estate Asset until the earlier of (x) the date that the value of the Redland Property calculated in accordance with clause (i) of the definition of Value of Unencumbered Properties exceeds the Cost Basis Value of the Redland Property (valued at the contract price paid by FPLP to acquire its interest in FP Redland Tech) and (y) June 30, 2012.
Value of Unencumbered Properties. At any date of determination, an amount equal to, without double-counting, the sum of (i) for all Stabilized Real Estate Assets, the aggregate of the following amount determined for each such asset, (x) the Net Operating Income for the most recently ended fiscal quarter of each Eligible Unencumbered Property that is a Stabilized Real Estate Asset, multiplied by (y) 4, with the product thereof being divided by (z) the applicable Capitalization Rate, plus, (ii) an amount equal to the aggregate Cost Basis Value of all Eligible Unencumbered Properties that are Value-Add Real Estate Assets, plus (iii) an amount equal to the aggregate Cost Basis Value of all Eligible Unencumbered Properties that are Real Estate Assets Under Development, plus (iv) the aggregate Cost Basis Value of all Eligible Unencumbered Properties acquired during the most recently ended fiscal quarter and the immediately preceding fiscal quarter, plus (v) the Cost Basis Value of the Unencumbered Land, provided that (a) the Net Operating Income attributable to any Eligible Unencumbered Property sold or otherwise transferred during the applicable period shall be excluded from the calculation of the Value of Unencumbered Properties, (b) the Net Operating Income of Eligible Unencumbered Properties included at their Cost Basis Value shall be excluded, (c) the value included as a result of clauses (ii) and (iii) above in the aggregate shall not exceed twenty percent (20%) of the aggregate Value of Unencumbered Properties at any time, and (d) with respect to the Redland Property, the Net Operating Income or Cost Basis Value, as applicable, included in the calculation of the Value of Unencumbered Properties shall be FPLP’s or its Wholly-Owned Subsidiary’s (i) pro rata share of Net Operating Income (and the items comprising Net Operating Income) for the period in question, based on FPLP’s or its Wholly-Owned Subsidiary’s percentage ownership interest in FP Redland Tech (or such other amount to which FPLP or its Wholly-Owned Subsidiary is entitled based on an arm’s length agreement) or (ii) Cost Basis Value (valued at the contract price paid by FPLP to acquire its interest in FP Redland Tech), as applicable.
Wholly-Owned Subsidiary. Any single purpose entity which is a Subsidiary of FPLP and of which FPLP at all times owns directly or indirectly (through a Subsidiary or Subsidiaries) 100% of the outstanding voting or controlling interests and of the economic interests.
“Without Recourse” or “without recourse”. With reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Real Estate Asset or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation and misapplication indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability, and to usual and customary environmental indemnification obligations in connection with such designated Real Estate Asset.
§1.2 Rules of Interpretation.
(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Agreement.
(b) The singular includes the plural and the plural includes the singular.
(c) A reference to any law includes any amendment or modification to such law.
(d) A reference to any Person includes its permitted successors and permitted assigns.
(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.
(f) The words “include”, “includes” and “including” are not limiting.

(g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.
(h) Reference to a particular Section or “§” refers to that section of this Agreement unless otherwise indicated.
(i) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
§1.3 GAAP. Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
§2. THE TERM LOANS.
§2.1 Commitment to Lend.
(a) The Tranche A Borrowing. Subject to the terms and conditions set forth herein, each Tranche A Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Tranche A Lender’s Applicable Percentage of the Tranche A Facility. The Tranche A Borrowing shall consist of Tranche A Loans made simultaneously by the Tranche A Lenders in accordance with their respective Applicable Percentage of the Tranche A Facility. Amounts borrowed under this § 2.1(a) and repaid or prepaid may not be reborrowed. Tranche A Loans may be Fixed Rate Loans or Floating Rate Loans, as further provided herein.
(b) The Tranche B Borrowing. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Tranche B Lender’s Applicable Percentage of the Tranche B Facility. The Tranche B Borrowing shall consist of Tranche B Loans made simultaneously by the Tranche B Lenders in accordance with their respective Applicable Percentage of the Tranche B Facility. Amounts borrowed under this § 2.1(b) and repaid or prepaid may not be reborrowed. Tranche B Loans may be Fixed Rate Loans or Floating Rate Loans, as further provided herein.

(c) The Tranche C Borrowing. Subject to the terms and conditions set forth herein, each Tranche C Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Tranche C Lender’s Applicable Percentage of the Tranche C Facility. The Tranche C Borrowing shall consist of Tranche C Loans made simultaneously by the Tranche C Lenders in accordance with their respective Applicable Percentage of the Tranche C Facility. Amounts borrowed under this §2.1(c) and repaid or prepaid may not be reborrowed. Tranche C Loans may be Fixed Rate Loans or Floating Rate Loans, as further provided herein.
(d) The Borrower unconditionally promises to pay to Agent, (i) for the account of the Tranche A Lenders, all amounts due with respect to the Tranche A Loans on the dates specified herein and on the applicable Maturity Date for the Tranche A Loans or such earlier dates as required hereunder; (ii) for the account of the Tranche B Lenders, all amounts due with respect to the Tranche B Loans on the dates specified herein and on the applicable Maturity Date for the Tranche B Loans or such earlier dates as required hereunder; and (iii) for the account of the Tranche C Lenders, all amounts due with respect to the Tranche C Loans on the dates specified herein and on the applicable Maturity Date for the Tranche C Loans or such earlier dates as required hereunder.
(e) Notwithstanding the division of the Loans into Tranches, all Loans to the Borrower under this Agreement shall rank pari passu in right of payment except as otherwise set forth herein.
§2.2 The Term Loan Notes. The Tranche A Loan shall be evidenced by the Tranche A Notes; the Tranche B Loan shall be evidenced by the Tranche B Notes; and the Tranche C Loan shall be evidenced by the Tranche C Notes. Each Note shall be payable to the order of each Lender in a principal amount equal to such Lender’s Tranche A Commitment, Tranche B Commitment or Tranche C Commitment, as the case may be. The Borrower irrevocably authorizes each Lender to make or cause to be made an appropriate notation on such Lender’s applicable Note Record reflecting the making of its portion of the Term Loans or (as the case may be) the receipt of any payment thereon. The outstanding amount of the portion of the Term Loans set forth on such applicable Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the rights and obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. Promptly following termination of this Agreement, at the written request of the Borrower, each Lender shall return to the Borrower any Notes issued to such Lender or, if unable to return such Note, issue a lost note affidavit in form and substance reasonably satisfactory to the Borrower.
§2.3 Interest on the Term Loans.
(a) Subject to the terms of §4.9:
(A) each Tranche A Fixed Rate Loan shall bear interest on the outstanding principal amount thereof at the Tranche A Fixed Interest Rate from the Closing Date up to and including the date upon which the entire outstanding principal balance of such Tranche A Fixed Rate Loan is paid in full;

(B) each Tranche B Fixed Rate Loan shall bear interest on the outstanding principal amount thereof at the Tranche B Fixed Interest Rate from the Closing Date up to and including the date upon which the entire outstanding principal balance of such Tranche B Fixed Rate Loan is paid in full;
(C) each Tranche C Fixed Rate Loan shall bear interest on the outstanding principal amount thereof at the Tranche C Fixed Interest Rate from the Closing Date up to and including the date upon which the entire outstanding principal balance of such Tranche C Fixed Rate Loan is paid in full;
(D) each Base Rate Loan shall bear interest from the Closing Date up to and including the date upon which the entire outstanding principal balance of such Base Rate Loan is paid in full at a rate equal to the Base Rate plus the Applicable Base Rate Margin; and
(E) each Libor Rate Loan shall bear interest on the outstanding principal amount thereof commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto or, if later, the date upon which such Libor Rate Loan is paid in full, at a rate per annum equal to the Libor Rate determined for such Interest Period plus the Applicable Libor Margin.
(b) With reference to Base Rate Loans and Libor Rate Loans, the “Applicable Base Rate Margin” and the “Applicable Libor Margin” for each Tranche shall be equal to the percentage indicated in the Table below:
Table
Applicable Margin

Tranche	Applicable Libor Margin	Applicable Base Rate Margin
Tranche A Facility	2.15%	1.15%
Tranche B Facility	2.25%	1.25%
Tranche C Facility	2.30%	1.30%
(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, and when the principal of such Loan is due (whether at maturity, by reason of acceleration or otherwise).

(d) Except as provided in §§2.5, 4.3 and 4.4, the Borrower shall not have the option to convert any Loan to a loan of another Type.
§2.4 Requests for Loans. The following provisions shall apply to each request by the Borrower for a Tranche A Borrowing, Tranche B Borrowing or Tranche C Borrowing:
(a) FPLP, for itself and as agent for each other Borrower, shall submit a Loan Request to the Agent. Each Loan Request shall be irrevocable and binding on the Borrower.
(b) Each Loan Request shall be delivered by the Borrower to the Agent not later than 10:00 a.m. (i) two (2) Business Days prior to the requested Drawdown Date of any borrowing of Libor Rate Loans and (ii) on the Business Day before the requested Drawdown Date of any Base Rate Loan or Fixed Rate Loan.
(c) Each Loan Request shall include a completed writing in the form of Exhibit B hereto specifying: (i) whether the Borrower is requesting a Term A Borrowing, a Term B Borrowing or a Term C Borrowing, (ii) the requested Drawdown Date with respect thereto (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, (iv) the Type of Loans to be borrowed, and (v) if applicable, the duration of the Interest Period with respect thereto.
§2.5 Conversion Options.
(a) The Borrower may elect from time to time to convert any outstanding Libor Rate Loan to a Base Rate Loan or any outstanding Base Rate Loan to a Libor Rate Loan, provided that (i) with respect to any such conversion of a Libor Rate Loan to a Base Rate Loan (or a continuation of a Base Rate Loan, as provided in §2.5(b)), the Borrower shall give the Agent at least three (3) Libor Business Days’ prior written notice of such election, which notice must be received by the Agent by 11:00 a.m. on any Libor Business Day, and (ii) subject to the provisos in this §2.5(a) and subject to §2.5(b) and §2.5(d), with respect to any conversion of a Base Rate Loan to a Libor Rate Loan (or a continuation of a Libor Rate Loan, as provided in §2.5(b)), the Borrower shall give the Agent at least three (3) Libor Business Days’ prior written notice of such election, which notice must be received by the Agent by 11:00 a.m. on any Libor Business Day; provided that no Loan may be converted into a Libor Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Libor Rate Loans may be converted to Base Rate Loans and vice versa as provided herein, provided that each Conversion Request relating to the conversion of a Base Rate Loan to a Libor Rate Loan shall be for an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be irrevocable by the Borrower.
(b) Subject to the proviso at the end of this §2.5(b) and §2.5(d), any Libor Rate Loan may be continued automatically as such upon the expiration of the Interest Period with respect thereto as set forth in §2.5(c) or by compliance by the Borrower with the notice provisions contained in §2.5(a)(ii); provided that no Libor Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c) Subject to the provisions of §2.5(a), §2.5(b) and §2.5(d), in the event that the Borrower does not notify the Agent of its election hereunder with respect to any Floating Rate Loan, such Loan shall be automatically converted to (or continued as) a Libor Rate Loan having a 1-month Interest Period at the end of the applicable Interest Period.
(d) The Borrower may not request or elect a Libor Rate Loan pursuant to §2.4, elect to convert a Base Rate Loan to a Libor Rate Loan pursuant to §2.5(a) or elect to continue a Libor Rate Loan pursuant to §2.5(b), and no Floating Rate Loan shall be automatically converted to or continued as a Libor Rate Loan, if, after giving effect thereto there would be greater than seven (7) Libor Rate Loans then outstanding. Any Loan Request or Conversion Request for a Libor Rate Loan that would create greater than seven (7) Libor Rate Loans outstanding shall be deemed to be a Loan Request or Conversion Request for a Base Rate Loan. By way of explanation of the foregoing, in the event that the Borrower wishes to convert or continue two or more Loans into one Libor Rate Loan on the same day and for identical Interest Periods, such Libor Rate Loan shall constitute one single Libor Rate Loan for purposes of this clause (d).
(e) The Agent will promptly notify each Lender of any Conversion Request received pursuant to §2.5(a) or continuation pursuant to §2.5(b) in accordance with its customary practices.
§2.6 Reserved.
§2.7 Reserved.
§2.8 Accordion Advances.
2.8.1 Request for Accordion Advance. At any time, the Borrower shall have the right, upon written notice to the Agent and satisfaction of the Accordion Advance Conditions and without obtaining further consent of the Lenders, to request (i) an increase in or replacement of any Tranche (which such increase in or replacement and the proceeds of any Loans to be advanced thereunder may be used, in whole or in part, to prepay any Loan then outstanding in accordance with the terms hereof), and (ii) one or more new Tranches (any increase to an existing Tranche, replacement Tranche or new Tranche, an “Accordion Advance”; any new Tranche advanced pursuant to this §2.8, an “Accordion Tranche”); provided, that the aggregate amounts so requested under clauses (i) and (ii) above after the date hereof (excluding any such amounts to the extent used to prepay Loans then outstanding) shall not exceed $100,000,000; provided, further, that, after giving effect to any such Accordion Advance, the Total Commitment shall not at any time exceed $250,000,000 in the aggregate (minus any and all prepayments previously effected by the Borrower pursuant to §3.2 (other than in connection with a replacement Tranche under this §2.8)). In no event shall (i) any existing Lender be required to fund any portion of any Accordion Advance or (ii) the Borrower increase the Commitments under any Tranche less than sixty (60) days prior to the Maturity Date for such Tranche.

Any Accordion Advance will be subject to pricing and fees based on the then-current market for borrowers with similar credit profiles and ratings as mutually agreed to by the Borrower, the Agent and the Lenders participating in such Accordion Advance, as set forth in any applicable Conforming Amendment (defined below).
2.8.2 Loan Terms and Conditions. To the extent that an Accordion Advance is requested pursuant to the terms of this Agreement, such Accordion Advance shall, in addition to compliance with the other applicable terms of this §2.8, be subject to additional customary terms and conditions as are agreed among the Borrower, the Agent and the Lenders participating in such Accordion Advance, in any event including the following:
(a) Evidence of Indebtedness; Loan Accounts. Each Lender participating in such Accordion Advance shall maintain, in accordance with its usual practice, an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from such Lender’s pro rata share of such Accordion Advance from time to time, including the amounts of principal, interest or fees payable and paid to such Lender from time to time under this Agreement. The Agent shall maintain accounts (including the Register) in which it shall record (i) the amount of such Accordion Advance, the amount of the Loans advanced thereunder and, with respect to any Interest Period applicable thereto, (ii) the amount of any principal, interest or fees due and payable or to become due and payable from the Borrower to each Lender participating in such Accordion Advance, and (iii) both the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender’s share thereof (if any). The entries made in the accounts maintained by each Lender participating in such Accordion Advance pursuant to this §2.8 shall be conclusive absent manifest error; provided, however, that the failure of any Lender or the Agent to maintain any such accounts or note record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) any Loans advanced under such or the applicable Accordion Advance made in accordance with the terms of this Agreement. If requested by any Lender participating in such Accordion Advance, the Borrower shall execute a promissory note with respect to such Lender’s portion of such Accordion Advance.
(b) Interest on any Accordion Advance. After such Accordion Advance has been created, (i) the Loans advanced under such Accordion Advance may be Fixed Rate Loans or Floating Rate Loans as provided in the Conforming Amendment applicable thereto, and (ii) the provisions of §4 of this Agreement shall also apply to Loans advanced under such Accordion Advance.

(c) Pari Passu Treatment of any Accordion Advance. Any Accordion Advance (A) shall rank pari passu in right of payment and of security (if any) with all other Loans and (B) shall be governed by and subject to all of the provisions, terms and conditions set forth in this Agreement and the other Loan Documents in every respect as though such Loan was an original “Loan” referred to herein and will constitute an Obligation of the Borrower hereunder.
2.8.3 Acceding Lenders. The Borrower may invite any Lender, any Affiliate of a Lender that is an Eligible Assignee and/or, subject to Agent’s approval (such approval not to be unreasonably withheld or delayed), one or more other commercial banks, other financial institutions or other Persons (in each case, an “Acceding Lender”) to become party to this Agreement as a Lender. Such Acceding Lender shall become a Lender hereunder by entering into an instrument of accession in substantially the form of Exhibit G hereto (an “Instrument of Accession”) with the Borrower and the Agent and assuming thereunder the rights and obligations (as the case may be) of a Lender hereunder, including, without limitation, the obligation to fund a portion of any new or replacement Tranche subject to the terms of this §2.8, and the increase to or new or replacement Tranche (as the case may be) shall be funded by the amount of such Acceding Lender’s interest all in accordance with the provisions of this §2.8.
2.8.4 Effective Date and Allocations. Upon a request by the Borrower for an Accordion Advance in accordance with this §2.8, the Agent and the Borrower shall determine, as applicable, the effective date of any such Accordion Advance (any such date, the “Accordion Funding Date”) and the final allocation of any such Accordion Advance. The Agent shall promptly notify the Borrower and the Lenders and any Acceding Lenders of the final allocation of such Accordion Advance. On any Accordion Funding Date, Schedule 2 hereto shall be amended to reflect, as the case may be, (x) the name, address, and, as the case may be, the amount of the portion of the increase to or new or replacement Tranche advanced or to be advanced by each Lender participating therein (and, if applicable, any Acceding Lender), (y) the amount of the Accordion Advance, and (z) the changes to the respective Applicable Percentages of the Lenders (after giving effect to such Accordion Advance).
2.8.5 Conforming Amendment. To the extent that conforming changes (including incorporating the Accordion Advances and pricing applicable thereto) to this Agreement must be made to effect an Accordion Advance in accordance with this §2.8, the Agent and the Borrower may enter into an amendment (a “Conforming Amendment”) effecting such changes. Any such Conforming Amendment shall not require the consent of any Person other than the Lenders participating in the applicable Accordion Advance, the Borrower and the Agent so long as such Conforming Amendment does not provide for new or amended covenants or events of default applicable to any Accordion Advance; provided, that upon the execution of any Conforming Amendment, the Agent shall distribute a copy thereof to all of the Lenders. If such Conforming Amendment provides for new or amended covenants or events of default applicable to any Accordion Advance, such Conforming Amendment shall be subject to the consent of the Majority Lenders calculated prior to giving effect to the applicable Accordion Advance.

2.8.6 Conflicting Provisions. This Section shall supersede any provisions in §28 to the contrary.
§2.9 Reserved.
§2.10 Reserved.
§2.11 Certain Permitted Amendments.
(a) Loan Modification Offer. The Borrower may, by written notice to the Agent from time to time make one or more offers (each, a “Loan Modification Offer”) to (i) all the Lenders or (ii) all the Lenders of any Tranche, to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days after the date of such notice, unless otherwise agreed to by the Agent). Notwithstanding anything to the contrary in §28, each Permitted Amendment shall only require the consent of the Borrower, the Agent and those Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”), and each Permitted Amendment shall become effective only with respect to the Loans and Commitments of the Accepting Lenders. In connection with any Loan Modification Offer that has been accepted by the Majority Lenders, the Borrower may, with the prior written consent of the Agent, terminate the aggregate Commitments (or, in the case of a Loan Modification Offer made to a single Tranche, the aggregate Commitments in respect of such Tranche) of one or more of the Lenders that are not Accepting Lenders, and in connection therewith shall repay in full all outstanding Loans (or, in the case of a Loan Modification Offer made to a single Tranche, the outstanding Loans in respect of such Tranche), and accrued but unpaid interest and fees (along with any amount owing pursuant to §4.8), at such time owing to such terminated Lender, with such termination taking effect, and any related repayment being made, upon the effectiveness of the Permitted Amendment; provided that the foregoing shall not permit the Borrower to prepay any Fixed Rate Loan or Floating Rate Loan of the Lenders that are not Accepting Lenders during any applicable Prepayment Lockout Period. Additionally, to the extent the Borrower has terminated the Commitments (or the Commitments in respect of any Tranche) of such Lenders, it may request any other Eligible Assignee to provide a commitment to make loans on the terms set forth in such Loan Modification Offer in an amount not to exceed the amount of the Commitments terminated pursuant to the preceding sentence.
(b) Loan Modification Agreement. The Borrower and each Accepting Lender shall execute and deliver to the Agent a Loan Modification Agreement and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof, which Loan Modification Agreement shall be acceptable to the Agent, the Borrower and each Accepting Lender. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new Tranche hereunder.

(c) Permitted Amendments. “Permitted Amendments” means any or all of the following: (i) an extension of the Maturity Date applicable solely to the Loans and/or Commitments of the Accepting Lenders, (ii) an increase in the interest rate solely with respect to the Loans and/or Commitments of the Accepting Lenders, (iii) the inclusion of additional fees to be payable solely to the Accepting Lenders in connection with the Permitted Amendment (including any upfront fees), (iv) such conforming amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Agent, to provide the rights and benefits of this Agreement and other Loan Documents on a pari passu basis to each new Tranche resulting therefrom, and (v) such other conforming amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Agent, to give effect to the foregoing Permitted Amendments; provided that the Agent shall be permitted to seek the approval of the Majority Lenders of any proposed amendment pursuant to the foregoing clauses (iv) or (v) as the Agent, in its sole discretion, deems appropriate.
(d) Miscellaneous. This §2.11 shall supersede any provision in §28 to the contrary.
§2.12 Reverse Dutch Auction Repurchases.
(a) The Borrower may, at any time and from time to time after the Closing Date, conduct auctions as hereinafter described in order to purchase and retire Loans (each, an “Auction”) (each such Auction to be managed exclusively by the Agent), and such repurchases of Loans will not be deemed to be voluntary or mandatory payments or prepayments for purposes of §3.2, so long as the following conditions are satisfied:
(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this §2.12 and Schedule 2.12;
(ii) no Default or Event of Default shall have occurred and be continuing at the time of the offer to, or at the time of the purchase of, any Loans in connection with any Auction or shall occur as a result of such purchase;
(iii) the minimum principal amount (calculated on the face amount thereof) of all Loans that the Borrower offers to purchase in any such Auction shall be no less than $5,000,000 (or integral multiples of $1,000,000 in excess thereof) (unless another amount is agreed to by the Agent);
(iv) the aggregate principal amount (calculated on the face amount thereof) of all Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(v) no more than one Auction may be ongoing at any one time;
(vi) each Auction shall be open and offered to all Lenders of the relevant Tranche and the relevant Type on a pro rata basis; and
(vii) at the time of each purchase of Loans through an Auction, the Borrower shall have delivered to the Agent an officer’s certificate of an authorized officer certifying as to compliance with this clause (a).
(b) Each Lender may (but shall have no obligation whatsoever to) participate in any Auction conducted pursuant to this §2.12.
(c) The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth in §2.12(a). If the Borrower commences any Auction and if at such time of commencement the Borrower reasonably believes that all required conditions set forth in §2.12(a) have been satisfied, then any failure to satisfy one or more of the conditions set forth above shall not result in any Default or Event of Default hereunder, provided that the Auction is then terminated. With respect to all purchases of Loans made by the Borrower pursuant to this §2.12, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of §3.2.
(d) The Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this §2.12 (provided that no Lender shall have any obligation whatsoever to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, §3.2 (it being understood and acknowledged that purchases of the Loans by the Borrower contemplated by this §2.12 shall not constitute Investments by the Borrower)).
(e) Each Lender participating in any Auction hereby acknowledges and agrees that in connection with such Auction, (1) the Borrower may have, and later may come into possession of, information regarding the Loans or the Borrower or its Subsidiaries that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (such information, the “Excluded Information”), (2) such Lender has independently, without reliance on the Borrower, any of its Subsidiaries, the Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, its Subsidiaries, the Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, its Subsidiaries, the Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(f) The Borrower agrees to pay to Agent the Agent Auction Fee in connection with each Auction no later than three (3) Business Days after the date the Return Bids submitted by Lenders in connection therewith were due.
§3. REPAYMENT OF THE LOANS.
§3.1 Maturity. The Borrower promises to pay on (i) the Tranche A Maturity Date, and there shall become absolutely due and payable on the Tranche A Maturity Date, all unpaid principal of the Tranche A Loans outstanding on such date, (ii) on the Tranche B Maturity Date, and there shall become absolutely due and payable on the Tranche B Maturity Date, all unpaid principal of the Tranche B Loans outstanding on such date, and (iii) the Tranche C Maturity Date, and there shall become absolutely due and payable on the Tranche C Maturity Date, all unpaid principal of the Tranche C Loans outstanding on such date, in each case together with any and all accrued and unpaid interest thereon, and any and all other unpaid amounts then due under this Agreement, the Notes or any other of the Loan Documents.
§3.2 Optional Repayments of Term Loans.
3.2.1 Floating Rate Loans.
(a) Subject to the terms of §3.2.1(b), so long as no Default or Event of Default shall then exist, the Borrower shall have the right, at its election, to prepay the outstanding amount of the Floating Rate Loans (including, without limiting §3.2.3(b), the prepayment of the Floating Rate Loans of a single Tranche), in whole or in part, at any time without penalty or premium other than as provided in §3.2.1(b); provided that the outstanding amount of any Floating Rate Loans may not be prepaid on a date other than the last day of an Interest Period unless the Borrower pays the Libor Breakage Costs for each Libor Rate Loan so prepaid at the time of such prepayment. The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland, Ohio time, at least three (3) Business Days’ written notice of any proposed prepayment pursuant to this §3.2.1(a) of Floating Rate Loans specifying the proposed date of prepayment of such Loans and the principal amount to be prepaid. Each such partial prepayment of the Floating Rate Loans shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the then outstanding balance of the Floating Rate Loans of the applicable Tranche (or, if applicable, the outstanding balance of all Floating Rate Loans) and shall be accompanied by the payment of all charges, if any, outstanding on all Floating Rate Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment.
(b) The Borrower shall not make a voluntary prepayment, in whole or in part, on (i) any Tranche A Floating Rate Loan during the first two (2) years of the term thereof, (ii) any Tranche B Floating Rate Loan during the first three (3) years of the term thereof, or (iii) any Tranche C Floating Rate Loan during the first three (3) years of the term thereof (each of the foregoing periods, a “Floating Rate Prepayment Lockout Period”). Thereafter, if the Borrower repays:
(i)(A) any Tranche A Floating Rate Loan on or before the three-year anniversary of the Closing Date, or (B) any Tranche B Floating Rate Loan or Tranche C Floating Rate Loan on or before the four-year anniversary of the Closing Date, the Borrower shall pay to the Agent, for the accounts of the applicable Lenders, simultaneously with and as a condition to such prepayment, a prepayment premium in an amount equal to 2% of the principal amount prepaid;

(ii)(A) any Tranche A Floating Rate Loan during the period after the three-year anniversary of the Closing Date and up to and including the four-year anniversary of the Closing Date, or (B) any Tranche B Floating Rate Loan or Tranche C Floating Rate Loan during the period after the four-year anniversary of the Closing Date and up to and including the five-year anniversary of the Closing Date, the Borrower shall pay to the Agent, for the accounts of the applicable Lenders, simultaneously with and as a condition to such prepayment, a prepayment premium in an amount equal to 1% of the principal amount prepaid; and
(iii) if the Borrower repays (A) any Tranche A Floating Rate Loan after the four-year anniversary of the Closing Date, or (B) any Tranche B Floating Rate Loan or Tranche C Floating Rate Loan after the five-year anniversary of the Closing Date, no prepayment premium or penalty shall be payable in connection therewith (the amounts specified in the foregoing clauses (i) and (ii), the “Floating Rate Prepayment Premium”).
If (x) the unpaid principal balance of any of the Tranche A Floating Rate Loans is accelerated in accordance with the terms of this Agreement on or before the four-year anniversary of the Closing Date, (y) the unpaid principal balance of any of the Tranche B Floating Rate Loans or Tranche C Floating Rate Loans is accelerated in accordance with the terms of this Agreement on or before the five-year anniversary of the Closing Date, or (z) following the occurrence and during the continuance of an Event of Default, the Agent otherwise applies the Borrower’s funds held by it to the repayment of any portion of the unpaid principal balance of any of the Floating Rate Loans, the Floating Rate Prepayment Premium shall be due and payable and equal to the amount obtained by multiplying the applicable percentage indicated in clauses (i) and (ii) of this §3.2.1(b) by the amount of principal being prepaid at the time of such acceleration or application.
3.2.2 Fixed Rate Loans.
(a) Subject to the terms of §3.2.2(b), so long as no Default or Event of Default shall then exist, the Borrower shall have the right, at its election, to prepay the outstanding amount of the Fixed Rate Loans (including, without limiting §3.2.3(b), the prepayment of the Fixed Rate Loans of a single Tranche), in whole or in part, at any time without penalty or premium other than as provided in §3.2.2(b). The Borrower shall give the Agent not less than ten (10) days prior written notice of any proposed prepayment pursuant to this §3.2.2(a) of Fixed Rate Loans specifying the proposed date of prepayment of such Loans. Each such partial prepayment of the Fixed Rate Loans shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the then outstanding balance of the Fixed Rate Loans of the applicable Tranche (or, if applicable, the outstanding balance of all Fixed Rate Loans) and shall be accompanied by the payment of all charges, if any, outstanding on all Fixed Rate Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment.

(b) The Borrower shall not make a voluntary prepayment, in whole or in part, on (i) any Tranche A Fixed Rate Loan during the first year of the term thereof, (ii) any Tranche B Fixed Rate Loan during the first two (2) years of the term thereof, or (iii) any Tranche C Fixed Rate Loan during the first three (3) years of the term thereof (each of the foregoing periods, a “Fixed Rate Prepayment Lockout Period”). In connection with any prepayment of any Tranche A Fixed Rate Loan, Tranche B Fixed Rate Loan or Tranche C Fixed Rate Loan, except during the last year of the term thereof, the Borrower agrees to pay to the Agent for the accounts of the applicable Lenders, simultaneously with and as a condition to such prepayment, a prepayment premium calculated in accordance with the Prepayment Premium Schedule attached hereto as Schedule 3.2.2(b) (the “Fixed Rate Prepayment Premium”). If the unpaid principal balance of any of the Fixed Rate Loans is accelerated in accordance with the terms of this Agreement during the Fixed Rate Prepayment Lockout Period applicable thereto or, following the occurrence and during the continuance of an Event of Default, the Agent otherwise applies the Borrower’s funds held by it to the repayment of any portion of the unpaid principal balance of any of the Fixed Rate Loans, the Fixed Rate Prepayment Premium shall be due and payable and equal to the amount obtained by multiplying the percentage indicated in the Prepayment Premium Schedule by the amount of principal being prepaid at the time of such acceleration or application.
3.2.3 Generally.
(a) In connection with any prepayment of any of the Loans, Borrower acknowledges and agrees that interest shall always be calculated and paid through the date on which the prepayment of such Loan occurs.
(b) At any time, so long as no Default or Event of Default then exists and is continuing, any prepayment that is permitted under §§3.2.1 or 3.2.2 shall be applied against the Obligations by Tranche, by Type or both, in such order as the Borrower may elect by written notice delivered to the Agent no later than one (1) Business Day before the Intended Prepayment Date, and each such prepayment shall be applied on a pro rata basis to the Obligations payable to the Lenders holding the Loans of the Type or Tranche (or both) being prepaid, provided that if the Borrower does not timely deliver such written notice, such prepayment shall be applied to the Obligations payable to all of the Lenders on a pro rata basis.
§3.3 Reserved.
§4. CERTAIN GENERAL PROVISIONS.
§4.1 Funds for Payments.

(a) All payments of principal, interest, fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders or (as the case may be) the Agent, at the Agent’s Head Office, in each case in Dollars and in immediately available funds. The Borrower shall make each payment of principal of and interest on the Term Loans and of fees hereunder not later than 12:00 p.m. (Cleveland, Ohio time) on the due date thereof.
(b) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(c) If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(d) Without limiting the provisions of subsection (b) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(e) Without limiting the provisions of subsection (b) or (d) above, the Borrower shall, and does hereby, indemnify the Agent and each Lender and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this §4.1) withheld or deducted by the Borrower or the Agent or paid by the Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Agent as required by subsection (f) of this §4.1. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of Lender, shall be prima facie evidence that such amounts are due and owing.

(f) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Agent pursuant to subsection (h) of this §4.1. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(g) Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this §4.1, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(h) (i) Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,
(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)	executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)	executed originals of Internal Revenue Service Form W-8ECI,
(III)	executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)	executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed in law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by applicable law (including prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower or the Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and without from such payment. Solely for purposes of this §4.1(h)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i) Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(j) Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

§4.2 Computations. All computations of interest on Libor Rate Loans and Fixed Rate Loans and of other fees to the extent applicable shall be based on a 360-day year, and all computations of interest on Base Rate Loans shall be based on a 365/366-day year, in each case paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Libor Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records or record attached to any other Note from time to time shall constitute prima facie evidence of the principal amount thereof.
§4.3 Inability to Determine Libor Rate. In the event, prior to the commencement of any Interest Period relating to any Libor Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Libor Rate that would otherwise determine the rate of interest to be applicable to any Libor Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower and the Lenders. In such event, (a) any Loan Request with respect to Libor Rate Loans shall be automatically withdrawn and shall be deemed to be a request for Base Rate Loans, and (b) each Libor Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make Libor Rate Loans shall be suspended, in each case unless and until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders, and at the Borrower’s option, such Base Rate Loans shall be converted to Libor Rate Loans pursuant to a Conversion Request submitted by the Borrower in accordance with §2.5.
§4.4 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Libor Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the Commitment of such Lender to make or continue Libor Rate Loans or convert Base Rate Loans to Libor Rate Loans shall forthwith be suspended and (b) such Lender’s Commitment Percentage of Libor Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Libor Rate Loans or within such earlier period as may be required by law, all until such time as it is no longer unlawful for such Lender to make or maintain Libor Rate Loans, whereupon such Lender shall so notify the Agent and the Borrower promptly, and at the Borrower’s option, such Base Rate Loans shall be converted to Libor Rate Loans pursuant to a Conversion Request submitted by the Borrower in accordance with §2.5. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for Libor Breakage Costs incurred by such Lender in making any conversion required by this §4.4 prior to the last day of an Interest Period.

§4.5 Additional Costs, Etc. If any Change in Law shall:
(a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment or the Loans (other than Indemnified Taxes or Other Taxes covered by §4.1), or
(b) change the basis of taxation (other than with respect to (i) Excluded Taxes and (ii) Indemnified Taxes or Other Taxes covered by §4.1) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to the Agent or any Lender under this Agreement or the other Loan Documents, or
(c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or
(d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part;
and the result of any of the foregoing is
(A) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender’s Commitment, or
(B) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans, or
(C) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, promptly upon demand made by the Agent or such Lender (such demand to be made promptly by the Agent or such Lender upon the making of any such determination), at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum, provided that such Lender or the Agent is generally imposing similar charges on its other similarly situated borrowers. The Agent shall provide the Borrower with a calculation, in reasonable detail, of such amounts in accordance with its customary practices.

§4.6 Capital Adequacy. If any Change in Law affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of Loans made or deemed to be made pursuant hereto, then such Lender or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Agent from time to time, promptly upon demand made by the Agent or such Lender (such demand to be made promptly by the Agent or such Lender upon the making of any such determination), as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine reasonably and in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis, and will not charge the Borrower unless it is generally imposing a similar charge on its other similarly situated borrowers. The Agent shall provide the Borrower with a calculation, in reasonable detail, of such amounts in accordance with its customary practices.
§4.7 Certificate; Limitations. A certificate setting forth any additional amounts payable pursuant to §§4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing; provided, that none of the Agent or Lenders shall be entitled to claim any such amount pursuant to §§4.5 or 4.6 if such Person fails to provide such notice to the Borrower within 180 days of the date Agent or such Lender becomes aware of the occurrence of the event giving rise to the amount it claims as being owed. Notwithstanding anything to the contrary contained in this Article 4, if any Lender requests compensation under §§4.5 or 4.6, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §4.1, or if any Lender gives a notice pursuant to §4.4, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to §§4.1, 4.5 or 4.6, as the case may be, in the future, or eliminate the need for the notice pursuant to §4.4, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
§4.8 Indemnity. In addition to the other provisions of this Agreement regarding such matters, the Borrower agrees to indemnify the Agent and each Lender and to hold the Agent and each Lender harmless from and against any loss, cost or expense that the Agent or such Lender may sustain or incur as a consequence of (a) a default by the Borrower in the payment of any principal amount of or any interest on any Libor Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or such Lender to lenders of funds obtained by it in order to maintain its Libor Rate Loans, (b) the failure by the Borrower to make a borrowing or conversion or continuation of a Libor Rate Loan after the Borrower has given a Loan Request for the same, and (c) the making of any payment of a Libor Rate Loan or the conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Agent or a Lender to lenders of funds obtained by it in order to maintain any such Libor Rate Loans.

§4.9 Interest After Default.
(a) Overdue Amounts. Notwithstanding anything to the contrary stated herein, overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest at the rate otherwise applicable thereto plus 2%, compounded daily until such amount shall be paid in full (after as well as before judgment).
(b) Amounts Not Overdue. Notwithstanding anything to the contrary stated herein, upon the occurrence and during the continuance of an Event of Default, at the option of the Majority Lenders, to the extent permitted by applicable law, the unpaid principal balance of all Obligations not overdue shall bear interest at the rate otherwise applicable thereto plus 2% until such Event of Default is cured or waived to the satisfaction of the Agent and the Majority Lenders.
§4.10 Right to Replace Lender. If (w) a Lender requests compensation or the Borrower is required to pay any additional amounts pursuant to §§4.1(b), 4.5 or 4.6, (x) a Lender’s obligations with respect to LIBOR Rate Loans are suspended pursuant to §4.4, (y) in connection with any proposed amendment, modification, termination, waiver or consent which requires the approval of each Lender or each Lender directly affected thereby, and with respect to which approvals from the Majority Lenders have been obtained, a Lender that has not given, or been deemed to have given, its approval of such matter, or (z) a Lender is a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”) assign its Commitment to an Eligible Assignee designated by the Borrower and approved by the Agent (or designated by the Agent and approved by the Borrower), and upon such demand the Affected Lender shall promptly assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of §20.1 for a purchase price equal to the aggregate principal balance of the Loans then owing to the Affected Lender, plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender (or such lesser amount as may be agreed on by the Affected Lender and such Eligible Assignee) and upon such assignment the Borrower shall pay the fee specified in §20.3. Subject to the approval rights of the Agent, each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this §4.10.
§4.11 Reserved.
§4.12 Defaulting Lenders.

4.12.1 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §28.
(b) Reallocation of Payments. A Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the outstanding Term Loan, interest, fees or otherwise, to the remaining non-defaulting Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Defaulting Lender hereby authorizes the Agent to distribute such payments to the non-defaulting Lenders in proportion to their respective pro rata shares of the outstanding Term Loans. If not previously satisfied directly by the Defaulting Lender, a Defaulting Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to the outstanding Term Loan of the nondelinquent Lenders, the Lenders’ respective pro rata shares of the outstanding Term Loan have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.
(c) Fees. That Defaulting Lender shall not be entitled to receive any fees for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
4.12.2 Defaulting Lender Cure. If the Borrower and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
§5. RESERVED.
§6. RECOURSE OBLIGATIONS. The Obligations are full recourse obligations of the Borrower, and all of the respective assets and properties of the Borrower shall be available for the payment in full in cash and performance of the Obligations. The obligations of the Trust under the Guaranty are full recourse obligations of the Trust, and all of the respective assets and properties of the Trust shall be available for the payment in full in cash and performance thereof.

§7. REPRESENTATIONS AND WARRANTIES. The Borrower and the Trust, on their own behalf and on behalf of their respective Subsidiaries, jointly and severally represent and warrant as of the Closing Date to the Agent and the Lenders all of the statements contained in this §7.
§7.1 Authority, Etc.
(a) Organization: Good Standing.
(a) FPLP is a limited partnership duly organized, validly existing and in good standing under the laws of its state of organization; FPLP has all requisite limited partnership power to own its properties and conduct its business as now conducted and as presently contemplated; and FPLP is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Eligible Unencumbered Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect. Each Borrower (other than FPLP) is a limited partnership, general partnership, nominee trust or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its state of organization; each such Borrower has all requisite limited partnership, general partnership, trust, limited liability company or corporate, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and each such Borrower is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Eligible Unencumbered Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.
(b) the Trust is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; each Subsidiary of the Trust is duly organized, validly existing and in good standing as a corporation, nominee trust, limited liability company, limited partnership or general partnership, as the case may be, under the laws of the state of its organization; the Trust and each of its Subsidiaries has all requisite corporate, trust, limited liability company, limited partnership or general partnership, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and the Trust is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where such qualification is necessary, except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.

(b) Capitalization. The outstanding equity of FPLP is comprised of a general partner interest and limited partner interests, all of which have been duly issued and are outstanding and fully paid and non-assessable and, as of the Closing Date, are owned and held of record by the Persons set forth on Schedule 7.1(b) attached hereto. All of the issued and outstanding general partner interests of FPLP are owned and held of record by the Trust. There are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire a general partner interest in FPLP. There are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on FPLP or the Trust which require or could require FPLP or the Trust to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any general partner interest in FPLP. Except as set forth in the Agreement of Limited Partnership of FPLP, no general partner interests of FPLP are subject to any restrictions on transfer or any partner agreements, voting agreements, trust deeds, irrevocable proxies; or any other similar agreements or interests (whether written or oral). For so long as any Borrower which is a Wholly-Owned Subsidiary of FPLP is a Borrower, FPLP owns, directly or indirectly, 100% (by number of votes or controlling interests) of the outstanding voting interests in each such Borrower and economic interests in each such Borrower pursuant to which FPLP would receive, directly or indirectly, 100% of the net proceeds of a sale or other disposition or liquidation of the Eligible Unencumbered Property owned by each such Borrower. For so long as FP Redland Tech is a Borrower, FPLP owns, directly or indirectly, at least 90% (by number of votes or controlling interests) of the outstanding voting interests in FP Redland Tech and economic interests in FP Redland Tech pursuant to which FPLP would receive, directly or indirectly, at least 90% of the net proceeds of a sale or other disposition or liquidation of the Redland Property. All of the issued and outstanding Equity Interests of each Borrower other than FPLP are owned and held of record by the Persons set forth on Schedule 7.1(b) attached hereto, and all of such Equity Interests of each such Person organized as a corporation have been duly issued and are outstanding and fully paid and non-assessable. There are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any Equity Interests in any Borrower (other than FPLP). There are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on any Borrower (other than FPLP) which require or could require any Borrower (other than FPLP) to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any Equity Interest in such Borrower (except with respect to one or more contracts for the disposition of an Eligible Unencumbered Property in connection with which no Default or Event of Default shall have occurred both before and immediately after giving effect to such disposition individually and after giving effect to all such dispositions), and, as of the Closing Date, any such commitments, options, warrants, calls or other agreements relating to FPLP are set forth on Schedule 7.1(b). Except as disclosed on Schedule 7.1(b) attached hereto, no Equity Interests of any Borrower (other than FPLP) are subject to any restrictions on transfer or any partner agreements, voting agreements, trust deeds, irrevocable proxies; or any other similar agreements or interests (whether written or oral) and any such restrictions or other agreements relating to FPLP as of the Closing Date are set forth on Schedule 7.1(b). All of the Preferred Equity which exists as of the date of this Agreement, and each of the agreements or other documents entered into and/or setting forth the terms, rights and restrictions applicable to any such Preferred Equity, are listed and described on Schedule 7.1(b) attached hereto. All of the agreements and other documents requested by the Agent relating to the Preferred Equity in effect on the Closing Date have been furnished to the Agent.

(c) Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Trust is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and the Trust, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower or the Trust and any general partner thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Trust is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Trust, (iv) do not conflict with any provision of the Organizational Documents of the Borrower or the Trust or any general partner thereof, and (v) do not contravene any provisions of, or constitute Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or the Trust or any of the Borrower’s or the Trust’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not result in a Material Adverse Effect or in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower or the Trust.
(d) Enforceability. Each of the Loan Documents to which the Borrower or the Trust is a party has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Borrower and the Trust, as the case may be, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights.
§7.2 Governmental Approvals. The execution, delivery and performance by the Borrower and the Trust of this Agreement and the other Loan Documents to which the Borrower or the Trust is or is to become a party and the transactions contemplated hereby and thereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained and delivered to the Agent, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law or deemed appropriate by the Trust.
§7.3 Title to Properties; Leases.
The Borrower and the Trust each has good fee to all of its respective properties, assets and rights of every name and nature purported to be owned by it, including, without limitation, that:
(a) The Borrower holds good and clear record and marketable fee simple title to the Eligible Unencumbered Properties and all assets or properties relating thereto, subject to no Liens other than Permitted Liens.
(b) The Borrower and the Trust will, as of the Closing Date, own all of the assets as reflected in the financial statements of the Borrower and the Trust described in §7.4, or acquired since the date of such financial statements (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

(c) Set forth on Schedule 7.3(c) attached hereto is a list of each of the direct or indirect interests of the Borrower in any Partially-Owned Entity as of the date of this Agreement. Such list is complete and accurate in all material respects as of the date furnished and, as of the date of any update thereto furnished by Borrower pursuant to §8.5(e), will be complete and accurate in all material respects as of such date.
§7.4 Financial Statements. The Borrower has furnished to each of the Lenders the audited consolidated balance sheet of the Trust and its Subsidiaries as of December 31, 2010, and the related audited consolidated statements of income, changes in shareholder’s equity and cash flows for the year then ended (the “Initial Financials”). The Borrower has also furnished or otherwise made available to each of the Lenders the unaudited consolidated balance sheet of the Trust and its Subsidiaries as of March 31, 2011, and the related unaudited consolidated statements of income, changes in shareholder’s equity and cash flows for the three consecutive fiscal quarters then ended (the “Quarterly Financials”). Such Initial Financials and such Quarterly Financials have been prepared in accordance with GAAP and the Initial Financials are accompanied by an auditors’ report prepared without qualification by the Accountants. The Initial Financials and the Quarterly Financials are complete and correct in all material respects and fairly present, in accordance with GAAP consistently applied throughout the periods to which they apply, the financial condition of the Trust and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year (or fiscal quarter, as applicable) then ended. There are no contingent liabilities of the Trust or any of its Subsidiaries as of such date known to the officers of the Trust or any of its Subsidiaries not disclosed in the Initial Financials or the Quarterly Financials.
§7.5 No Material Changes, Etc. Since the Financial Statement Date, there has occurred no materially adverse change in the business, operations, assets, condition (financial or otherwise) or properties of the Trust or FPLP or, taken as a whole, the Potomac Group.
§7.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Trust and each of their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others, except where the failure to so possess could not reasonably be expected to have a Material Adverse Effect. The Borrower, the Trust and each of their respective Subsidiaries possess all material Permits relating to each of the Unencumbered Assets comprising part of the Unencumbered Pool. FPLP is pre-approved as a landlord for the United States government by the General Services Administration as part of the General Services Administration’s Advanced Acquisition Program (the “AAP Qualification”).

§7.7 Litigation. Except as disclosed on Schedule 7.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower’s or the Trust’s knowledge, threatened against the Borrower, the Trust or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that could reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect, or materially impair the right of the Trust or FPLP or, taken as a whole, the Potomac Group, to carry on its businesses substantially as now conducted by it, or result in any substantial liability not fully covered by insurance, or for which adequate reserves are not maintained, as reflected in the applicable consolidated financial statements or SEC Filings of the Borrower and the Trust, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.
§7.8 No Materially Adverse Contracts, Etc. Neither the Borrower, the Trust nor any of their respective Subsidiaries is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably expected in the future to have a Material Adverse Effect. None of the Borrower, the Trust or any of their respective Subsidiaries is a party to any contract or agreement that has had, or could reasonably be expected to have, a Material Adverse Effect.
§7.9 Compliance With Other Instruments, Laws, Etc. Neither the Borrower, the Trust nor any of their respective Subsidiaries is in violation of any provision of its partnership agreement, charter or other Organizational Document, as the case may be, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
§7.10 Tax Status. Each of the Borrower, the Trust and their respective Subsidiaries (a) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and (b) has paid all federal and state income and all other material taxes or other governmental assessments and charges that are due and payable, except those being contested in accordance with § 8.9.
§7.11 No Event of Default. No Default or Event of Default has occurred and is continuing.
§7.12 Investment Company Acts. None of the Borrower, the Trust or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§7.13 Name; Jurisdiction of Organization; Absence of UCC Financing Statements, Etc. The exact legal name of the Borrower and the Trust, and their respective jurisdictions of organization, as of the Closing Date, are set forth on Schedule 7.13 attached hereto. Except for Permitted Liens, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Eligible Unencumbered Property. Neither the Borrower nor the Trust has pledged or granted any lien on or security interest in or otherwise encumbered or transferred any of their respective interests in any Borrower (including in the case of the Trust, its interests in FPLP).
§7.14 Absence of Liens. The Borrower is the owner of the Eligible Unencumbered Properties free from any Lien, except for Permitted Liens.
§7.15 Certain Transactions. Except as set forth on Schedule 7.15, none of the officers, partners, directors, or employees of the Trust, the Borrower or any of their Subsidiaries is presently a party to any transaction with the Borrower, the Trust or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Borrower or the Trust, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural Person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer, director, trustee or partner.
§7.16 Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. Except as disclosed in the SEC Filings or on Schedule 7.16, none of the Borrower, the Trust nor any ERISA Affiliate (i) maintains or contributes to, or in the prior six years has maintained or contributed to, any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (ii) has any accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan (other than with respect to any employee welfare benefit plan within the meaning of §3(l) or §3(2)(B) of ERISA or any plan that is described in §201(2) or §201(7) of ERISA), Guaranteed Pension Plan or Multiemployer Plan or are subject to any condition under any Multiemployer Plan that has or with the passage of time may create a withdrawal liability, or (iii) has failed to operate each Employee Benefit Plan maintained by the Borrower, the Trust or any of their respective ERISA Affiliates in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. With respect to any Employee Benefit Plan that is an employee welfare benefit plan within the meaning of §3(l) or §3(2)(B) of ERISA or any plan that is described in §201(2) or §201(7) of ERISA, none of the Borrower, the Trust nor any ERISA Affiliate has any accrued liability in excess of $5,000,000 that was not incurred in the ordinary course or any accrued liability in excess of $10,000,000.
§7.17 Regulations U and X.No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

§7.18 Environmental Compliance. The Borrower has caused Phase I and other environmental assessments or similar assessments (collectively, the “Environmental Reports”) to be conducted as the Borrower has determined appropriate in its commercially reasonable judgment to investigate the past and present environmental condition and usage of the Real Estate Assets, and, to the extent requested by the Agent, true and complete copies of the same have been delivered to the Agent. To the Borrower’s knowledge, except as otherwise expressly specified in the Environmental Reports, the Borrower makes the following representations and warranties:
(a) None of the Borrower, its Subsidiaries, the Trust or any operator of the Real Estate Assets or any portion thereof, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation or alleged violation has, or its remediation would have, by itself or when aggregated with all such other violations or alleged violations, a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Eligible Unencumbered Properties.
(b) None of the Borrower, the Trust or any of their respective Subsidiaries has received written notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), (ii) that any hazardous waste, as defined by 42 U.S.C. § 9601(5), any hazardous substances as defined by 42 U.S.C. § 9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the Trust or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which event described in any such notice would have a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Eligible Unencumbered Properties.

(c) (i) No portion of the Real Estate Assets has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Real Estate Assets except in accordance with applicable Environmental Laws, (ii) in the course of any activities conducted by the Borrower, the Trust, their respective Subsidiaries or the operators of their respective properties or any ground or space tenants on any Real Estate Asset, no Hazardous Substances have been generated or are being used on such Real Estate Asset except in accordance with applicable Environmental Laws, (iii) there has been no present or past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Real Estate Assets in violation of applicable Environmental Laws, (iv) there have been no Releases in violation of applicable Environmental Laws upon, from or into any real property in the vicinity of any of the Real Estate Assets which, through soil or groundwater contamination, may have come to be located on such Real Estate Asset, and (v) to the best of Borrower’s knowledge, any Hazardous Substances that have been generated on any of the Real Estate Assets during ownership thereof by the Borrower, the Trust, their respective Subsidiaries or the operations of their respective properties have been transported off-site only in compliance with all applicable Environmental Laws; any of which events described in clauses (i) through (v) above would have a Material Adverse Effect, or constitutes a Disqualifying Environmental Event with respect to any of the Eligible Unencumbered Properties.
(d) None of the Borrower, the Trust or any of the Real Estate Assets is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.
§7.19 Subsidiaries. Schedule 7.19 sets forth, as of the Closing Date, all of the respective Subsidiaries of FPLP, each other Borrower and the Trust, together with the exact legal name of each of such entities (including the Trust) and, in the case of the Trust, the Borrower and each Guarantor, the tax identification number of each of such entities.
§7.20 Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Trust, and their respective Subsidiaries in this Agreement and the other Loan Documents or any documents or instruments delivered by or on behalf of the Borrower, the Trust and their respective Subsidiaries to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects as of the date furnished (except to the extent that such representations and warranties relate expressly to an earlier date, in which case, the same were true and correct in all material respects as of such earlier date). No report, financial statement, certificate or other information furnished in writing (which for the purposes hereof shall include all materials delivered electronically or by email) by or on behalf of any Borrower to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken together with all other information furnished, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood that the projected financial information is not to be viewed as facts or guaranties of future performance, that actual results may vary materially from the projected financial information and that the Borrower and the Trust make no representation that the projected financial information will in fact be realized).
§7.21 REIT Status. The Trust has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax years ending December 31, 2005 through December 31, 2010, or from maintaining such qualification at all times during the term of this Agreement.
§7.22 OFAC. None of the Borrower, the Trust or any of their respective Subsidiaries: (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001) or who engages in any dealings or transactions prohibited by Section 2 of such executive order, (ii) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC and available at www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, or is subject to the limitations or prohibitions under any other OFAC regulation or executive order; (iii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such country, agency, organization or person; or (iv) derives any of its material assets or operating income from investments in or transactions with any such agency, organization or person. None of the proceeds from any Loan will knowingly be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
§8. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE TRUST. The Borrower and the Trust, on their own behalf and on behalf of their respective Subsidiaries, jointly and severally covenant and agree that:
§8.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees, charges and other amounts and Obligations provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

§8.2 Maintenance of Office; Jurisdiction of Organization, Etc. Each of the Borrower and the Trust will maintain its chief executive office in Bethesda, Maryland, or at such other place in the United States of America as each of them shall designate by written notice to the Agent to be delivered at least thirty (30) days (or such shorter period as approved by the Agent) prior to any change of chief executive office, where, subject to §21, notices, presentations and demands to or upon the Borrower and the Trust in respect of the Loan Documents may be given or made. Not later than the time required for delivery to the Agent of the financial statements referred to in subsections (a) and (b) of §8.4, the Borrower and the Trust shall provide the Agent with written notice of any changes in name, tax identification number, address, jurisdiction of organization or form of organization of the Trust or the Borrower provided that, nothing in this §8.2 shall limit the covenants and obligations of the Borrower and the Trust set forth in §8.20.
§8.3 Records and Accounts. Each of the Borrower and the Trust will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves as the Borrower and the Trust shall determine in their good faith business judgment and, in the case of such reserves, in accordance with GAAP, for all taxes (including income taxes), contingencies, depreciation and amortization of its properties and the properties of its Subsidiaries.
§8.4 Financial Statements, Certificates and Information. The Borrower and the Trust will deliver to the Agent:
(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Trust, the audited consolidated balance sheet of the Trust and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder’s equity and cash flows for the year then ended, in each case, setting forth in comparative form the figures as of the end of and for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP (which may be provided by inclusion in the Form 10-K of the Trust filed with the SEC for such period and delivered to the Agent), and, in each case, accompanied by an auditor’s report prepared without qualification by the Accountants (and the Borrower also shall deliver the foregoing for FPLP on a consolidated basis); together with a certification by the principal financial or accounting officer of the Borrower and the Trust that the information contained in such financial statements is complete and correct in all material respects and fairly presents, in accordance with GAAP consistently applied throughout the period to which it applies, the financial position of the Trust and its Subsidiaries on the date thereof (which may be provided by inclusion in the Form 10-K of the Trust filed with the SEC for such period and delivered to the Agent);

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of its March 31, June 30 and September 30 fiscal quarters, copies of the unaudited consolidated balance sheet of the Trust and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the portion of the Trust’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (which may be provided by inclusion in the Form 10-Q of the Trust filed with the SEC for such period and delivered to the Agent), together with a certification by the principal financial or accounting officer of the Borrower and the Trust that the information contained in such financial statements is complete and correct in all material respects and fairly presents, in accordance with GAAP consistently applied throughout the period to which it applies, the financial position of the Trust and its Subsidiaries on the date thereof (which may be provided by inclusion in the Form 10-Q of the Trust filed with the SEC for such period and delivered to the Agent) (subject to normal year-end adjustments and the absence of footnotes) (and the Borrower also shall deliver the foregoing for FPLP on a consolidated basis);
(c) as soon as practicable, but in any event not later than ninety (90) days after the end of each of its fiscal years, a rent roll and operating statement in respect of each Eligible Unencumbered Property, certified by the chief financial or accounting officer of the Borrower as true and correct;
(d) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, a rent roll and operating statement in respect of each Eligible Unencumbered Property, certified by the chief financial or accounting officer of the Borrower as true and correct;
(e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit C hereto signed by the chief financial or accounting officer of the Borrower, and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10;
(f) promptly as they become available, a copy of each report submitted to the Borrower, the Trust or any of their respective subsidiaries by the Accountants in connection with each annual audit of the books of the Borrower, the Trust or such Subsidiary by such Accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower, the Trust or any such Subsidiary;
(g) contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of the Borrower (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a Material Adverse Effect;
(h) contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Trust;

(i) unless delivered pursuant to clauses (a) or (b) above, as applicable, as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Trust, copies of the Form 10-K statement filed by the Trust with the SEC for such fiscal year, and as soon as practicable, but in any event not later than fifty (50) days after the end of each fiscal quarter of the Trust copies of the Form 10-Q statement filed by the Trust with the SEC for such fiscal quarter, provided that, in either case, if the SEC has granted an extension for the filing of such statements, the Trust shall deliver such statements to the Agent within ten (10) days after the filing thereof with the SEC;
(j) in the case of the Borrower and the Trust, as soon as practicable, but in any event not later than thirty (30) days after the end of each of their respective fiscal years, a business plan for the next fiscal year (including pro forma projections for such period);
(k) if requested by the Agent, a certification by the chief financial or accounting officer of the Borrower of the state and federal taxable income of the Trust and its Subsidiaries as of the end of any applicable fiscal year;
(l) [Reserved]; and
(m) from time to time such other financial data and other information about the Borrower, the Trust, their respective Subsidiaries, the Real Estate Assets and the Partially-Owned Entities as the Agent or any Lender (through the Agent) may reasonably request. Without limitation of the foregoing, at the request of the Agent, the Borrower will deliver to the Agent information relating to (i) the determination of the existence or absence of a Disqualifying Environmental Event or a Disqualifying Structural Event, (ii) title to any Eligible Unencumbered Property and (iii) insurance coverage.
§8.5 Notices.
(a) Defaults. The Borrower and the Trust will, promptly after obtaining knowledge of the same, notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of (x) a claimed Default (whether or not constituting an Event of Default) under this Agreement or (y) a claimed failure by the Borrower, the Trust or any of their respective Subsidiaries, as applicable, to comply with any term, condition or provision of or under any note, evidence of Indebtedness, indenture or other obligation in excess of $20,000,000, individually or in the aggregate, in respect of Indebtedness that is Without Recourse and in excess of $5,000,000, individually or in the aggregate, in respect of Indebtedness that is Recourse, to which or with respect to which any of them is a party or obligor, whether as principal or surety, and such failure to comply would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed failure to comply.

(b) Environmental Events. The Borrower and the Trust will promptly give notice in writing to the Agent (i) upon Borrower’s or the Trust’s obtaining knowledge of any material violation (as determined by the Borrower or the Trust in the exercise of its reasonable discretion) of any Environmental Law regarding any Real Estate Asset or Borrower’s or the Trust’s operations, (ii) upon Borrower’s or the Trust’s obtaining knowledge of any known Release of any Hazardous Substance at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which could reasonably be expected to be a Disqualifying Environmental Event with respect to any of the Eligible Unencumbered Properties or which could reasonably be expected to have a Material Adverse Effect, (iii) upon Borrower’s or the Trust’s receipt of any notice of material violation of any Environmental Laws or of any material Release of Hazardous Substances in violation of any Environmental Laws or any matter that could reasonably be expected to be a Disqualifying Environmental Event with respect to any of the Eligible Unencumbered Properties, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower’s or the Trust’s or any other Person’s operation of such Eligible Unencumbered Property, (B) contamination on, from or into such Eligible Unencumbered Property, or (C) investigation or remediation of off-site locations at which Borrower or the Trust or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, or (iv) upon Borrower’s or the Trust’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower or the Trust or any Subsidiary or Partially-Owned Entity may be liable or for which a lien may be imposed on any Real Estate Asset.
(c) Notification of Claims against Eligible Unencumbered Properties. The Borrower will, and will cause each Subsidiary to, promptly upon becoming aware thereof, notify the Agent in writing (with copies to the Agent for each Lender) of any setoff, claims, withholdings or other defenses to which any of the Eligible Unencumbered Properties are subject, which (i) could reasonably be expected to (x) have a Material Adverse Effect, or (y) have a materially adverse effect on the value of any such Eligible Unencumbered Property, or (ii) with respect to such Eligible Unencumbered Property, constitute a Disqualifying Environmental Event, a Disqualifying Structural Event or a Lien subject to the bonding or insurance requirement of §9.2(g).
(d) Notice of Litigation and Judgments. The Borrower and the Trust will give notice to the Agent in writing (with copies to the Agent for each Lender) within three (3) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings an adverse determination in which could result in a Material Adverse Effect, or which could have a materially adverse effect on any Eligible Unencumbered Property or to which the Borrower, the Trust or any of their respective Subsidiaries is or is to become a party involving a claim against the Borrower, the Trust or any of their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect or to have a materially adverse effect on the value or operation of the Eligible Unencumbered Properties and stating the nature and status of such litigation or proceedings. The Borrower and the Trust will give notice to the Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Agent, within three (3) days of any judgment not covered by insurance, final or otherwise, against the Borrower, the Trust or any of such Subsidiaries in an amount in excess of $5,000,000.

(e) Schedule 7.3(c). Not later than the time required for delivery to the Agent of the financial statements referred to in subsections (a) and (b) of §8.4, the Borrower and the Trust shall provide the Agent in writing with any updates or changes to the information set forth on Schedule 7.3(c) attached hereto, and such Schedule 7.3(c) shall be deemed amended thereby.
§8.6 Existence of Borrower; Maintenance of Properties. The Borrower and the Trust will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its respective existence in its jurisdiction of organization and will do or cause to be done all things necessary to preserve and keep in full force all of its respective rights and franchises and, except as could not reasonably be expected to have a Material Adverse Effect, those of its respective Subsidiaries which may be necessary to properly and advantageously conduct the businesses conducted by it. For so long as FP Redland Tech continues to be a Borrower hereunder with a Real Estate Asset included in the Unencumbered Pool, FP Redland Tech shall continue to satisfy the criteria set forth in the definition of the Redland Conditions. The Borrower (a) will cause all necessary repairs, renewals, replacements, betterments and improvements to be made to all Real Estate Assets owned or controlled by it, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, subject to the terms of the applicable Leases and partnership agreements or other entity charter documents, and in any event, will keep all of the Real Estate Assets (for so long as such Real Estate Assets are owned by the Borrower or any of its Subsidiaries) in a condition consistent with the Real Estate Assets currently owned or controlled by the Borrower or its Subsidiaries, (b) will cause all of its other properties and those of its Subsidiaries (to the extent controlled by the Borrower) used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear and casualty and condemnation events excepted, (c) will not permit the Trust to directly own or lease any Real Estate Asset, and (d) will, and will cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, all of the foregoing to the extent necessary to comply with the other terms and conditions set forth in this Agreement, and in the case of clauses (a) and (b) above. Without limitation of the foregoing, the business in which the Borrower and its Subsidiaries are engaged will be limited to the acquisition, development, ownership and operation of income-producing office, industrial and flex properties in the Mid-Atlantic United States and any business activities reasonably related thereto and Investments permitted under §9.3 incidental thereto.

§8.7 Existence of the Trust; Maintenance of REIT Status of the Trust; Maintenance of Properties. The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect the Trust’s existence as a Maryland corporation. The Trust will at all times (i) maintain its status as a REIT and not take any action which could lead to its disqualification as a REIT and (ii) continue to operate as a self-directed and self-administered REIT and be listed on a nationally-recognized stock exchange. The Trust will not engage in any business other than the business of acting as a REIT and serving as the general partner and limited partner of the Borrower and matters directly relating thereto, and shall (x) conduct all or substantially all of its business operations through the Borrower or through subsidiary partnerships or other entities owned by the Borrower, (y) own no real property or material personal property other than through its ownership interests in the Borrower and (z) continue to hold in excess of 80% of the partnership interests of FPLP and to be the sole general partner thereof (including entitlement to not less than 80% of the voting and control of FPLP), and such partnership interests shall be free of any and all options, warrants, calls or similar agreements and all restrictions on transfer (whether written or oral) other than as set forth in Articles VII and IX of the Agreement of Limited Partnership of FPLP. The Trust will (a) cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear and casualty and condemnation events excepted, (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and (c) cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, in each case under clauses (a), (b) and (c) above to the extent, in the good faith judgment of the Trust, necessary to properly and advantageously conduct the businesses being conducted by it.
§8.8 Insurance. The Borrower and the Trust will maintain with respect to their other properties, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.
§8.9 Taxes. The Borrower will, and will cause the Trust and each of their respective Subsidiaries to, pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Real Estate Assets, provided that (i) any such tax, assessment, other governmental charge or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings that operate to suspend the collection and enforcement thereof, and (ii) the Borrower or the Trust shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower or the Trust will pay all such taxes, assessments, other governmental charges or claims forthwith prior to the consummation of proceedings to foreclose any lien that may have attached as security therefor. Promptly upon request by the Agent if required for bank regulatory compliance purposes or similar bank purposes, the Borrower will provide evidence of the payment of real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets in the form of receipted tax bills or other form reasonably acceptable to the Agent, or evidence of the existence of applicable contests as contemplated herein.

§8.10 Inspection of Properties and Books; Treatment of Certain Information; Confidentiality.
(a) Subject to the rights of tenants to limit or prohibit such access, as denoted in the applicable Leases, the Borrower and the Trust will permit the Agent or any of its designated representatives upon reasonable notice (which notice may be given orally or in writing and provided that no notice shall be required if a Default or Event of Default has occurred and is continuing), to visit and inspect any of the properties of the Borrower, the Trust or any of their respective Subsidiaries to examine the books of account of the Borrower, the Trust and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Trust and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent may reasonably request.
(b) Reserved.
(c) The Borrower hereby acknowledges that (a) the Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall, upon the request of the Agent, be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall be under no obligation to mark any such materials “PUBLIC”, and each Public Lender shall designate to the Agent one or more persons who are entitled to receive and view any such materials containing material non public information to the same extent as Lenders that are not Public Lenders.

(d) Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or any third party that may be invited to become a party to, and a “Lender” under, this Agreement in connection with an Accordion Advance pursuant to §2.8 of this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
§8.11 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the Trust will comply with, and will cause each of their respective Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted that are material in any respect to the operation of their respective businesses in the ordinary course and consistent with past practices, including, without limitation, all such Environmental Laws and all such applicable federal and state securities laws, except where the failure to so comply could not reasonably be expected to have a

Material Adverse Effect, (b) the provisions of its partnership agreement or corporate charter and other Organizational Documents, as applicable, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound (including the Real Estate Assets and the Leases), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and (d) all applicable decrees, orders, and judgments, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. If at any time while any Loan or Note or other Obligations is outstanding, any Permit shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower and the Trust and their respective Subsidiaries will immediately take or cause to be taken all reasonable steps within the power of the Borrower or the Trust, as applicable, to obtain such Permit and furnish the Agent with evidence thereof.
§8.12 Use of Proceeds. Subject at all times to the other provisions of this Agreement, including without limitation §7.17, the Borrower will use the proceeds of the Loans solely to finance the acquisition, development and rehabilitation of Permitted Properties and for its working capital and general corporate purposes.
§8.13 Additional Borrower; Solvency of Borrower; Removal of Borrower; Addition of Real Estate Asset to Unencumbered Pool.
(a) (i) If, after the Closing Date, FPLP wishes to designate as an Eligible Unencumbered Property a Real Estate Asset that otherwise qualifies as an Eligible Unencumbered Property but is owned by a Person other than the Borrower, FPLP shall cause such Person (which Person must be a Wholly-Owned Subsidiary of FPLP) to become a party to this Agreement and the other applicable Loan Documents prior to such Real Estate Asset becoming an Eligible Unencumbered Property hereunder. The liability of each Person which is from time to time a Borrower hereunder shall be joint and several with each other Borrower for all Obligations for so long as such Borrower is a Borrower hereunder (provided that FPLP shall at all times be a Borrower hereunder).
(ii) At any time and from time to time, in connection with the sale or other permanent disposition or the refinancing with secured mortgage Indebtedness, but only for so long as no Default or Event of Default shall then exist, FPLP may notify Agent, in writing (each, a “Release Notice”), that the Borrower would like one (1) or more Eligible Unencumbered Properties to be removed from the Unencumbered Pool. Such Release Notice shall be accompanied by a Certificate of Compliance in the form of Exhibit C, evidencing compliance with §2.1 and §10 after giving effect to the requested release and a certification that no Default or Event of Default exists or would result from such removal. Upon the Agent’s receipt of such Release Notice, such Eligible Unencumbered Properties (each, a “Released Property”) shall be removed from the Unencumbered Pool and any Subsidiary which is the owner of a Released Property (and is not the owner of any other Eligible Unencumbered Property) and which is then a Borrower (other than FPLP) hereunder shall be released from its obligations hereunder (including the Obligations). Notwithstanding the foregoing, in no event will any Eligible Unencumbered Property be permitted to be released hereunder without the approval of the Majority Lenders if, at the time of such release and after giving effect thereto, the Unencumbered Pool will have fewer than six (6) Real Estate Assets or the Value of Unencumbered Properties will be less than $100,000,000.

(iii) FPLP will not permit any Borrower (other than FPLP) that owns any Eligible Unencumbered Property to have any Subsidiaries unless such Subsidiary’s business, obligations and undertakings are exclusively related to the business of such Borrower.
(b) The Borrower and the Trust, on a consolidated basis, shall remain solvent at all times.
(c) Prior to the addition of any Real Estate Asset to the Unencumbered Pool, the Borrower shall deliver to the Agent (i) a written request to add such Real Estate Asset to the Unencumbered Pool, (ii) the Joinder Documents, if applicable, (iii) a current rent roll and operating statement for such Real Estate Asset, (iv) a Certificate of Compliance in the form of Exhibit C evidencing compliance with §2.1 and §10 after giving effect to the requested addition, and including a certification that such Real Estate Asset is not the subject of a Disqualifying Environmental Event or a Disqualifying Structural Event, and (v) any other documents, certificates, instruments or agreements reasonably requested by the Agent.
Notwithstanding the preceding paragraph of this clause (c), if the Value of Unencumbered Properties exceeds $200,000,000, the Borrower need not deliver to the Agent the items referred to in this clause (c) prior to the inclusion of such Real Estate Asset in the Unencumbered Pool (except to the extent a Joinder Agreement and related Joinder Documents are required to add a new Borrower in accordance with the terms hereof), but shall deliver them when and as required under § 8.4.
(d) In the event the Borrower wishes to add a Real Estate Asset to the Unencumbered Pool which does not meet one or more of the Unencumbered Property Conditions or the provisions of §8.13(c), such Real Estate Asset may be included in the Unencumbered Pool with the approval of the Majority Lenders. Without limiting the foregoing, the Agent and the Lenders have consented, in their sole discretion, to the inclusion of the Redland Property in the Unencumbered Pool, subject to the satisfaction of the Redland Conditions. Borrower has certified in the Compliance Certificate dated as of even date and executed and delivered by Borrower contemporaneously herewith that the Redland Conditions have been satisfied, and FP Redland Tech has joined as a Borrower in the execution and delivery of this Agreement.
§8.14 Further Assurances. The Borrower and the Trust will cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§8.15 Interest Rate Protection. In the event that the Borrower’s floating rate Indebtedness that is not otherwise subject to interest rate protection arrangements at any time exceeds twenty-five percent (25%) of Consolidated Gross Asset Value, the Borrower shall obtain and maintain in effect interest rate protection arrangements (by means of hedging techniques or vehicles such as interest rate swaps, interest rate caps, interest rate corridors or interest rate collars (or other mechanism approved by the Agent), in each case to be capped at a rate reasonably satisfactory to the Agent and otherwise in form and substance reasonably satisfactory to the Agent) (an “Interest Rate Protection Arrangement”) for a term and in an amount reasonably satisfactory to the Agent. Once obtained, the Borrower shall maintain such arrangements in full force and effect as provided therein, and shall not, without the approval of the Agent, modify, terminate, or transfer such arrangements during the period in which the Borrower’s floating rate Indebtedness exceeds twenty-five percent (25%) of Consolidated Gross Asset Value.
§8.16 Environmental Indemnification. The Borrower and the Trust each covenants and agrees that it will indemnify and hold the Agent and each Lender, and each of their respective Affiliates, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender, but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Lender or any of their respective Affiliates) relating to (a) any Release or threatened Release of Hazardous Substances on any Real Estate Asset; (b) any violation of any Environmental Laws with respect to conditions at any Real Estate Asset or the operations conducted thereon; (c) the investigation or remediation of off-site locations at which the Borrower, the Trust or any of their respective Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances relating to Real Estate Assets (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property). It is expressly acknowledged by the Borrower that, notwithstanding the introductory paragraph of this §8, this covenant of indemnification shall survive the repayment of the amounts owing under the Notes and this Agreement and the termination of this Agreement and the obligations of the Lenders hereunder and shall inure to the benefit of the Agent and the Lenders and their respective Affiliates, their respective successors, and their respective assigns under the Loan Documents permitted under this Agreement.
§8.17 Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Real Estate Asset owned directly or indirectly by the Borrower or the Trust, in violation of applicable Environmental Laws, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such wholly-owned Real Estate Asset as necessary to comply with all Environmental Laws or to preserve the value of any applicable Eligible Unencumbered Property.

§8.18 Environmental Assessments. If the Agent reasonably believes, after discussion with the Borrower and review of any environmental reports provided by the Borrower, that a Disqualifying Environmental Event has occurred with respect to any one or more of the Eligible Unencumbered Properties, whether or not a Default or an Event of Default shall have occurred, the Agent may, from time to time, for the purpose of assessing and determining whether a Disqualifying Environmental Event has in fact occurred, cause the Borrower to obtain one or more environmental assessments or audits of such Eligible Unencumbered Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Eligible Unencumbered Property and (ii) whether the use and operation of such Eligible Unencumbered Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Eligible Unencumbered Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and, if and to the extent reasonable, appropriate and required pursuant to applicable Environmental Laws, the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrower.
§8.19 Employee Benefit Plans.
(a) Notice. The Borrower and the Trust will notify the Agent (with copies to the Agent for each Lender) at least thirty (30) days prior to the establishment of any Employee Benefit Plan, or becoming obligated to contribute to or to increase its contribution to any Multiemployer Plan or the establishment of any Guaranteed Pension Plan or the amendment of any such Guaranteed Pension Plan in a manner so as to materially increase the benefits or funding obligations under such Guaranteed Pension Plan by any of them or any of their respective ERISA Affiliates other than those Employee Benefit Plans, Multiemployer Plans or Guaranteed Pension Plans disclosed on Schedule 8.19 attached hereto or disclosed in the SEC Filings, and neither the Borrower nor the Trust will establish any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan which could reasonably be expected to have a Material Adverse Effect.
(b) In General. Each Employee Benefit Plan maintained by the Borrower, the Trust or any of their respective ERISA Affiliates will be operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.
(c) Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower, the Trust or any of their respective ERISA Affiliates which is an employee welfare benefit plan within the meaning of §3(l) or §3(2)(B) of ERISA, the Borrower, the Trust, or any of their respective ERISA Affiliates, as the case may be, shall have the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.
(d) Unfunded or Underfunded Liabilities. None of the Borrower, the Trust nor any ERISA Affiliate will at any time have accruing or accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan (other than with respect to any employee welfare benefit plan within the meaning of §3(l) or §3(2)(B) of ERISA or any plan that is described in §201(2) or §201(7) of ERISA), Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability. With respect to any Employee Benefit Plan that is an employee welfare benefit plan within the meaning of §3(l) or §3(2)(B) of ERISA or any plan that is described in §201(2) or §201(7) of ERISA, none of the Borrower, the Trust nor any ERISA Affiliate has any accrued liability in excess of $5,000,000 that was not incurred in the ordinary course or any accrued liability in excess of $10,000,000.

§8.20 No Amendments to Certain Documents. The Borrower and the Trust will not at any time cause or permit its certificate of limited partnership, agreement of limited partnership (including without limitation the Agreement of Limited Partnership of FPLP), articles of incorporation, by-laws, operating agreement or other Organizational Documents, as the case may be, to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of the Agent, if such changes could reasonably be expected to affect the Trust’s REIT status or otherwise adversely affect the rights of the Agent and the Lenders hereunder or under any other Loan Document. Without limiting the foregoing, in no event shall the Borrower or the Trust cause or permit the Organizational Documents of FP Redland Tech, including, without limitation, the FP Redland Tech Partnership Agreement, to be modified, amended or supplemented in any respect whatsoever to the extent the same is prohibited by clause (iv) of the definition of the Redland Conditions without the express prior written consent of the Agent.
§8.21 Additional Guaranties in connection with Guaranties of Other Unsecured Debt.
(a) The Borrower and/or the Trust shall cause each Subsidiary which at any time and from time to time becomes, directly or indirectly, an obligor, borrower or guarantor in respect of any Indebtedness that is not secured by a Lien evidenced by a mortgage, deed of trust, assignment of partnership interests or other security interest or otherwise (other than Indebtedness to Agent or Lenders pursuant to this Agreement) to enter into a Subsidiary Guaranty substantially in the form attached hereto as Exhibit F or a joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate, on or before the date such Subsidiary becomes an obligor, borrower or guarantor in respect of such Indebtedness, as the case may be, and concurrently therewith (or at such later date as the Agent may approve, in its sole discretion), the Borrower and/or the Trust shall cause the applicable Subsidiary to deliver (x) an executed original counterpart of such Subsidiary Guaranty or joinder agreement, as applicable, (y) the items identified in §§12.2, 12.3, 12.4, 12.5 (with respect to §12.5, if requested by the Agent, in its sole discretion, and, unless otherwise requested by the Agent, such opinion may be an opinion of in-house counsel) and 12.9 (with respect to §12.9, except that government certifications may be in short form, unless otherwise requested by the Agent) of this Agreement with respect to such Subsidiary, and (z) any other items, documents, certificates, instruments or agreements reasonably requested by the Agent, in each case in form and substance satisfactory to the Agent.

(b) At any time and from time to time, but only for so long as no Default or Event of Default shall then exist, the Borrower may provide the Agent with a written notice (each, a “Subsidiary Guarantor Release Notice”), that the Borrower would like a Subsidiary Guarantor to be released from the Subsidiary Guaranty to which it is a party, and such Subsidiary Guarantor shall be released from such Subsidiary Guaranty provided that (i) prior to or simultaneously with such release, such Subsidiary Guarantor has been released as an obligor, borrower and guarantor in respect of any and all Indebtedness that is not secured by a Lien evidenced by a mortgage, deed of trust, assignment of partnership interests or other security interest or otherwise (other than Indebtedness to Agent or Lenders pursuant to this Agreement), and (ii) the Subsidiary Guarantor Release Notice is accompanied by a certificate as of a recent date, in form and substance reasonably satisfactory to the Agent, executed by a duly authorized officer of the Trust, in its capacity as general partner of FPLP, certifying as to (A) the satisfaction of the conditions in the immediately preceding clause (i) and including such other information in reasonable detail as the Agent may reasonably require to evidence such satisfaction and (B) no Default or Event of Default either before or after giving effect to the requested release.
§9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE TRUST. The Borrower and the Trust, on their own behalf and on behalf of their respective Subsidiaries, jointly and severally covenant and agree that neither the Borrower nor the Trust will:
§9.1 Restrictions on Indebtedness. Create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(a) Indebtedness arising under any of the Loan Documents and the Unsecured Revolver Agreement;
(b) current liabilities of the Borrower and its Subsidiaries incurred in the ordinary course of business other than through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
(c) Intentionally omitted;
(d) Intentionally omitted;
(e) endorsements for collection, deposit or negotiation incurred in the ordinary course of business;
(f) Secured Indebtedness of the Borrower and its Subsidiaries provided that: (i) such Indebtedness is Without Recourse to the Borrower or the Trust and is Without Recourse to any of the respective assets of any of the Borrower or the Trust other than to the specific Real Estate Asset or Assets acquired, refinanced or rehabilitated with the proceeds of such Indebtedness, except that, notwithstanding the foregoing, a portion of such Indebtedness at any time outstanding not in excess of fifteen percent (15%) of Consolidated Gross Asset Value may be Recourse Indebtedness of the Borrower and its Subsidiaries so long as such Indebtedness is not secured by any Eligible Unencumbered Property or a pledge of the equity of any Subsidiary that owns an Eligible Unencumbered Property (it being acknowledged, for the avoidance of doubt, that the outstanding Indebtedness under the 2007 Term Loan and the 2008 Term Loan shall count against the fifteen percent (15%) basket referred to in clause (i) above), (ii) at the time any such Indebtedness is incurred and after giving effect thereto, there exists no Default or Event of Default hereunder and (iii) such Indebtedness, in the aggregate, does not exceed forty percent (40%) of Consolidated Gross Asset Value;

(g) contingent liabilities of the Borrower and its Subsidiaries disclosed in the financial statements referred to in §7.4 or on Schedule 9.1(g) hereto, and such other contingent liabilities of the Borrower having a combined aggregate potential liability of not more than $1,000,000 at any time;
(h) Indebtedness of the Borrower and its Subsidiaries for the purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases) incurred in the ordinary course of business, provided that the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $500,000 at any time outstanding;
(i) unsecured Indebtedness of the Borrower and its Subsidiaries (including subsidiary guarantees by any Subsidiary of FPLP) and unsecured guarantees by the Trust with respect to such unsecured Indebtedness, provided that (i) such Indebtedness shall at all times remain unsecured in all respects (including, for the avoidance of doubt, that the Equity Interests of FPLP or any other Borrower shall not be pledged as security for any such Indebtedness), (ii) both before and immediately after giving effect to the incurrence of any such unsecured Indebtedness, no Default or Event of Default has occurred or is continuing, (iii) prior to incurring any such unsecured Indebtedness, the Borrower shall be in compliance with each of the financial covenants set forth in §10 of the Credit Agreement on a pro forma basis immediately after giving effect to such unsecured Indebtedness, and (iv) such unsecured Indebtedness shall not be in the nature of a revolving credit facility; and
(j) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.
For the avoidance of doubt, the 2007 Term Loan and the 2008 Term Loan are also permitted Indebtedness under this §9.1.

It is understood and agreed that the provisions of this §9.1 shall not apply to Indebtedness of any Partially Owned Entity which is Without Recourse to the Borrower or the Trust, or any of their respective assets.
The terms and provisions of this §9.1 are in addition to, and not in limitation of, the covenants set forth in §10.
§9.2 Restrictions on Liens, Etc. (i) Create or incur or suffer to be created or incurred or to exist any lien, mortgage, pledge, attachment, security interest or other rights of third parties of any kind upon any of the Eligible Unencumbered Properties or upon the Equity Interests of FPLP or any other Borrower, whether now owned or hereafter acquired, or upon the income or profits therefrom or the Distributions attributable thereto; (ii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement in connection with the operation of the Eligible Unencumbered Properties; (iii) suffer to exist with respect to the Eligible Unencumbered Properties, any taxes, assessments and other governmental charges, and claims for labor, materials and supplies that are more than 30 days past due, for which payment thereof is not being contested or for which payment notwithstanding a contest is required to be made in accordance with the provisions of §8.9 and has not been timely made; or (iv) sell, assign, pledge or otherwise transfer for security any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, relating to the Eligible Unencumbered Properties (the foregoing types of liens and encumbrances described in clauses (i) through (iv) being sometimes referred to herein collectively as “Liens”), provided that the Borrower may create or incur or suffer to be created or incurred or to exist:
(a) Liens securing taxes, assessments or other governmental charges or levies or claims for labor, materials and supplies which are not yet due and payable or which are not yet required to be paid under §8.9;
(b) Liens arising out of deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;
(c) Liens (other than affecting the Eligible Unencumbered Properties) in respect of judgments or awards not constituting an Event of Default under §14.1(i);
(d) Encumbrances on properties consisting of easements, rights of way, covenants, zoning and other land-use restrictions, building restrictions, restrictions on the use of real property and defects and irregularities in the title thereto; landlord’s or lessor’s Liens under Leases to which the Borrower is a party or bound; purchase options granted at a price not less than the market value of such property; and other minor Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a Material Adverse Effect and (y) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

(e) (A) any Leases entered into in the ordinary course of business, and (B) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to Cash and Cash Equivalents on deposit in one or more of accounts maintained by the Borrower, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(f) as to Real Estate Assets which are acquired after the date of this Agreement, Liens and other encumbrances or rights of others which exist on the date of acquisition and which do not otherwise constitute a breach of this Agreement; provided that nothing in this clause (vi) shall be deemed or construed to permit an Eligible Unencumbered Property to be subject to a Lien to secure Indebtedness;
(g) Liens affecting the Eligible Unencumbered Properties in respect of judgments or awards that are under appeal or have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being diligently prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; provided that the Borrower shall have obtained a bond or insurance or made other arrangements with respect thereto, in each case reasonably satisfactory to the Agent;
(h) Liens securing Indebtedness for the purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases for equipment and other equipment leases) to the extent not otherwise prohibited by §9.1; and
(i) other Liens (other than affecting the Eligible Unencumbered Properties) in connection with any Indebtedness permitted under §9.1 (other than the unsecured Indebtedness permitted under clause (i) of §9.1).

Nothing contained in this §9.2 shall (i) restrict or limit the Borrower or any of their respective Subsidiaries from creating a Lien on any Real Estate Asset which is not an Eligible Unencumbered Property and otherwise in compliance with the other terms of this Agreement or (ii) limit the ability of the Borrower to enter into a contract for the sale of an Eligible Unencumbered Property provided that no Default or Event of Default shall have occurred both before and immediately after giving effect to such sale, including, without limitation, with respect to each of the financial covenants set forth in §10 on a pro forma basis both before and immediately after giving effect to such sale.
The Trust shall not create or incur or suffer to be created or incurred any Lien on any of its directly-owned properties or assets, including, in any event, its general partner interests and limited partner interests in the Borrower.
§9.3 Restrictions on Investments. Make or permit to exist or to remain outstanding any Investment except, with respect to the Borrower and its Subsidiaries only, Investments in:
(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase (including investments in securities guaranteed by the United States of America such as securities in so called “overseas private investment corporations”);
(b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;
(c) (i) securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P and (ii) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have a rating of not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a) and (b) above.
(d) Investments existing on the Closing Date and listed in the financial statements referred to in §7.4;
(e) other Investments hereafter made in connection with the acquisition and development of Permitted Properties by the Borrower or any Wholly-Owned Subsidiary of the Borrower, provided that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the Borrower has any funding obligation) and such Wholly-Owned Subsidiary at any time in Real Estate Assets under Development (including all development costs) will not exceed twenty percent (20%) of the Consolidated Gross Asset Value at the time of any such Investment; and Investments in raw land intended to be developed by the Borrower or any Wholly-Owned Subsidiary of the Borrower for use as a Permitted Property, provided that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the Borrower has any funding obligation) and such Wholly-Owned Subsidiary at any time in raw land will not exceed five percent (5%) of the Consolidated Gross Asset Value at the time of any such Investment;

(f) any Investments now or hereafter made in (i) any Wholly-Owned Subsidiary and (ii) any Subsidiary (other than a Wholly-Owned Subsidiary) or Partially-Owned Entity so long as, in the case of clause (ii), such Investment is made in connection with Permitted Properties and provided that the aggregate amounts actually invested by Borrower (or if not invested directly by Borrower, actually invested by an Affiliate of the Borrower for which the Borrower has any funding obligation) at any time in Partially-Owned Entities will not exceed ten percent (10%) of the Consolidated Gross Asset Value at the time of any such Investment; and
(g) Investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances in the ordinary course of business to employees for travel expenses, drawing accounts and similar expenditures, and (4) prepaid expenses made in the ordinary course of business; and
(h) Investments by the Borrower in Structured Finance Investments, provided that the aggregate investments in such Structured Finance Investments shall not exceed ten percent (10%) of the Consolidated Gross Asset Value at the time of any such Investment, and further provided that with respect to any such Investment in mezzanine loans or preferred equity, the documents governing the terms of such Investments shall be delivered to the Agent promptly upon the Agent’s request therefor.
In no event shall the aggregate of Investments made pursuant to subclauses (e), (f)(ii) and (h) above exceed thirty percent (30%) of Consolidated Gross Asset Value at any time.
Notwithstanding the foregoing, the Trust shall be permitted to make and maintain Investments in the Borrower and the Trust shall contribute to the Borrower, promptly upon, and in any event within 3 Business Days of, the Trust’s receipt thereof, 100% of the aggregate proceeds received by the Trust in connection with any offering of stock or debt in the Trust (net of fees and expenses customarily incurred in such offerings).

§9.4 Merger, Consolidation and Disposition of Assets; Secured Debt Incurrence.
(a) consummate any merger, consolidation, dissolution or liquidation without the prior written approval of the Majority Lenders (provided that any agreement to do any of the foregoing that would require the consent of the Majority Lenders hereunder shall be conditioned upon receipt of such consent or the payment in full of all Obligations), except that so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, (i) the merger or consolidation of one or more Persons with and into the Borrower or the Trust shall be permitted in connection with the acquisition of Real Estate Assets if the Borrower or the Trust (as applicable) is the surviving entity; provided that prior to any such merger or consolidation (other than (x) the merger or consolidation of one or more Wholly-Owned Subsidiaries with and into the Borrower or (y) the merger or consolidation of two or more Wholly-Owned Subsidiaries of the Borrower), the Borrower shall provide to the Agent a statement in the form of Exhibit C hereto signed by the chief financial officer or chief accounting officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger or consolidation and all liabilities, fixed or contingent, pursuant thereto, (ii) the merger or consolidation of a Subsidiary with another Subsidiary or any other Person shall be permitted if none of the parties to such merger or consolidation is a Borrower hereunder, and (iii) any Borrower (other than FPLP) or Subsidiary may dissolve or liquidate in connection with a transaction otherwise permitted hereunder that results in such Borrower or Subsidiary owning no assets.
(b) sell, transfer or otherwise dispose of any Real Estate Assets or other property, including any Equity Interest (excluding Equity Interests issued by the Trust or FPLP) in any Person, in any one or more transactions in any four-quarter period (collectively and individually, “Sell” or a “Sale”) having a sales price (net of (i) any Indebtedness secured by a Lien on such Real Estate Assets or other property, if any, and (ii) the purchase price of any Real Estate Assets or other property acquired during such four-quarter period, minus closing costs and any Indebtedness secured by a Lien on such acquired Real Estate Assets or other property), in an amount in excess of twenty percent (20%) of the most recently reported Consolidated Gross Asset Value or grant a Lien to secure Indebtedness (other than in connection with the refinancing of other Secured Indebtedness incurred in connection with the acquisition of Real Estate Assets) in any one or more transactions in a four-quarter period (collectively and individually, an “Indebtedness Lien”) in an amount in excess of twenty percent (20%) of the most recently reported Consolidated Gross Asset Value unless, in each such event, the Majority Lenders have given their prior written consent thereto. In addition, prior to the consummation of any Sale having a net sales price (net of any Indebtedness secured by a Lien on the applicable Real Estate Asset) in an amount in excess of two percent (2%) of the most recently reported Consolidated Gross Asset Value or the granting of any Indebtedness Lien in an amount in excess of two percent (2%) of the most recently reported Consolidated Gross Asset Value, the Borrower shall have provided to the Agent (with copies to the Agent for each Lender) a compliance certificate in the form of Exhibit C, hereto signed by the chief financial officer or chief accounting officer of the Borrower, setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 hereof and certifying that no Default or Event of Default would exist or occur and be continuing after giving effect to all such proposed Sale or Indebtedness Lien (and the use of proceeds of such Sale or Indebtedness Lien to pay Indebtedness outstanding hereunder).

§9.5 Compliance with Environmental Laws. (a) Use any of the Real Estate Assets or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for quantities of Hazardous Substances used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate Assets any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate Assets except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate Asset or use any Real Estate Asset in any manner so as to cause a Release in violation of applicable Environmental Laws, unless, with respect to clause (d) above, any such occurrence would result in a Material Adverse Effect.
§9.6 Distributions.
(a) The Borrower will not make or declare (i) annual Distributions in excess of 95% of Core FFO except to the extent (after taking into account all available funds of the Trust from all other sources) required in order to eliminate all taxable income of the Trust; and (ii) any Distributions during any period after any monetary Event of Default has occurred; provided, however, (a) that the Borrower may at all times (including while an Event of Default is continuing) make Distributions to the extent (after taking into account all available funds of the Trust from all other sources) required in order to enable the Trust to continue to qualify as a REIT and (b) in the event that the Borrower cures any such Event of Default in clause (ii) above and the Agent has accepted such cure prior to accelerating the Loan, the limitation of clause (ii) above shall cease to apply with respect to such Event of Default.
(b) The Trust will not, during any period when any monetary Event of Default has occurred and is continuing, make any Distributions in excess of the minimum Distributions required to be made by the Trust in order to maintain its status as a REIT.
§9.7 Government Regulation. The Borrower and the Trust shall not, and shall not permit any of their respective Subsidiaries to, (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Agent or any Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary and other evidence of the Borrower’s identity as may be requested by the Agent or any Lender at any time to enable the Agent or any Lender to verify the Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
§10. FINANCIAL COVENANTS; COVENANTS REGARDING ELIGIBLE UNENCUMBERED PROPERTIES. The Borrower and the Trust, on their own behalf and on behalf of their respective Subsidiaries, jointly and severally covenant and agree that:
§10.1 Consolidated Total Leverage Ratio. At all times, (i) from the Closing Date through the fiscal quarter ending September 30, 2011, Consolidated Total Indebtedness shall not exceed sixty-two and one half of one percent (62.5%) of Consolidated Gross Asset Value, and (ii) for each fiscal quarter ending on or after December 31, 2011, Consolidated Total Indebtedness shall not exceed sixty percent (60%) of Consolidated Gross Asset Value as of the last day of such fiscal quarter. This covenant shall be tested quarterly as of the last day of the applicable quarter.

§10.2 Consolidated Debt Yield. At all times, as tested at the end of each fiscal quarter, (i) from the Closing Date through the fiscal quarter ending September 30, 2011, the Consolidated Debt Yield shall not be less than ten and one half of one percent (10.5%), and (ii) for each fiscal quarter ending on or after December 31, 2011, the Consolidated Debt Yield shall not be less than eleven percent (11%).
§10.3 Fixed Charge Coverage Ratio. At all times, as tested at the end of each fiscal quarter, the ratio of (i) Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter to (ii) Consolidated Fixed Charges for the four consecutive fiscal quarters ending on the last day of such fiscal quarter must exceed 1.50 to 1.0.
§10.4 Net Worth. At all times, as tested at the end of each fiscal quarter and any other date of measurement, the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries shall not be less than the sum of (i) $690,289,992 plus (ii) 80% of the aggregate proceeds received by the Trust (net of fees and expenses customarily incurred in transactions of such type) in connection with any offering of stock in the Trust, plus (iii) 80% of the aggregate value of operating units issued by the Borrower in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), in each case after the Closing Date and on or prior to the date such determination of Consolidated Net Worth is made.
§10.5 Unencumbered Pool Leverage. At all times, as tested at the end of each fiscal quarter and any other date of measurement, (i) from the Closing Date through the fiscal quarter ending September 30, 2011, the Borrower shall not permit Unsecured Consolidated Total Indebtedness as at the last day of each fiscal quarter to exceed sixty-two and one half of one percent (62.5%) of the aggregate Value of Unencumbered Properties on the last day of such fiscal quarter, and (ii) for each fiscal quarter ending on or after December 31, 2011, the Borrower shall not permit Unsecured Consolidated Total Indebtedness as at the last day of any fiscal quarter to exceed sixty percent (60%) of the aggregate Value of Unencumbered Properties on the last day of such fiscal quarter. For purposes of the covenant set forth in this §10.5, any New Debt incurred by the Borrower after the date hereof shall be deemed to be Unsecured Consolidated Total Indebtedness.
§10.6 Unencumbered Pool Interest Coverage Ratio. At all times, as tested at the end of each fiscal quarter, the ratio of (i) Adjusted Net Operating Income for the applicable quarter, annualized; divided by (ii) the Unsecured Interest Expense for the applicable quarter, annualized, shall not be less than 1.75 to 1.0.
§10.7 [Reserved].

§11. [Reserved].
§12. CONDITIONS TO THE ADVANCE. The obligations of each Lender to make the Loans (and to maintain the existing outstanding Loans) shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:
§12.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.
§12.2 Certified Copies of Organization Documents. The Agent shall have received (i) from the Borrower a copy, certified as of a recent date by a duly authorized officer of the Trust, in its capacity as general partner of the Borrower, to be true and complete, of the Agreement of Limited Partnership of FPLP and any other Organizational Document or other agreement governing the rights of the partners or other equity owners of the Borrower (or bringdowns of same with respect to a Person that is party to the Unsecured Revolver Agreement), and (ii) from the Trust a copy, certified as of a recent date by the appropriate officer of the State of Maryland to be true and correct, of the corporate charter of the Trust, in each case along with any other organization documents of the Borrower or the Trust and their respective general partners, as the case may be, and each as in effect on the date of such certification (in each case, or bringdowns of same with respect to a Person that is party to the Unsecured Revolver Agreement).
§12.3 By-laws; Resolutions. All action on the part of the Borrower and the Trust necessary for the valid execution, delivery and performance by the Borrower and the Trust of this Agreement and the other Loan Documents to which any of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Trust true copies of its by-laws (or bringdowns of same with respect to a Borrower under the Original Credit Agreement) and the resolutions adopted by its board of directors or trustees authorizing the transactions described herein and evidencing the due authorization, execution and delivery of the Loan Documents to which the Trust and/or the Borrower is a party, each certified by the secretary as of a recent date to be true and complete.
§12.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Trust an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Trust and giving the name of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and the Trust, as the case may be, each of the Loan Documents to which the Borrower or the Trust is or is to become a party; (b) to make Loan and Conversion Requests on behalf of the Borrower and (c) to give notices and to take other action on behalf of the Borrower or the Trust, as applicable, under the Loan Documents.
§12.5 Opinion of Counsel Concerning Organization and Loan Documents. Each of the Lenders and the Agent shall have received favorable opinions addressed to the Lenders and the Agent in form and substance reasonably satisfactory to the Lenders and the Agent from Hogan Lovells LLP and, if any, state specific local counsel who are reasonably satisfactory to Agent, each as counsel to the Borrower, the Trust and their respective Subsidiaries, with respect to applicable law.

§12.6 Guaranty. The Guaranty shall have been duly executed and delivered by the Trust.
§12.7 Certifications from Government Officials; UCC 11 Reports. The Agent shall have received (i) long form certifications from government officials evidencing the legal existence, good standing and foreign qualification of the Borrower and the Trust, along with a certified copy of the certificate of limited partnership of the Borrower, all as of the most recent practicable date; and (ii) UCC 11 search results from the appropriate jurisdictions for the Borrower and the Trust.
§12.8 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in form and substance to each of the Lenders and to the Agent’s counsel, and the Agent, each of the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.
§12.9 Fees. The Borrower shall have paid to the Agent, for the accounts of the Lenders or for its own account, as applicable, all of the fees and expenses that are due and payable as of the Closing Date in accordance with this Agreement or any separate fee letter entered into by the Borrower and the Trust and the Agent.
§12.10 Closing Certificate. The Borrower and the Guarantor shall have delivered a Closing Certificate to the Agent, in form and substance satisfactory to the Agent, stating that, as of the Closing Date, (i) before and immediately after giving effect to the advances on the Closing Date, no Default or Event of Default has occurred and is continuing, (ii) there has been no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower or the Trust since March 31, 2011, and (iii) the representations and warranties of the Borrower and the Guarantor contained in this Agreement and in each document and instrument executed and delivered by the Borrower and the Guarantor pursuant to or in connection therewith are true and correct as of the Closing Date, and the Borrower has performed and complied with all covenants and other obligations required to be performed or complied with by it on or prior to the Closing Date.
§12.11 Other Matters. The Borrower and the Guarantor shall have delivered to the Agent, in form and substance satisfactory to the Agent, such other information, documents, certificates and other items reasonably requested by the Agent.
Without limiting the terms of §16.5, for purposes of determining compliance with the conditions specified in this §12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

§13. RESERVED.
§14. EVENTS OF DEFAULT; ACCELERATION; ETC.
§14.1 Events of Default and Acceleration. If any of the following events (“Events of Default”) shall occur:
(a) the Borrower shall fail to pay any principal of any Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
(b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents or any fee letter (including, without limitation, amounts due under §8.16) when the same shall become due and payable, and such failure continues for three (3) days;
(c) the Borrower, the Trust or any of their respective Subsidiaries shall fail to comply, or to cause the Trust to comply, as the case may be, with any of the respective covenants contained in the following: §8.1 (except with respect to principal, interest and other sums covered by clauses (a) or (b) above); §8.2; §§8.4 through §8.10, inclusive; §8.12; §8.13; §8.15; §8.19; §8.20; §8.21; §9; and §10;
(d) the Borrower, the Trust or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §14) and such failure continues for thirty (30) days after the earlier of the knowledge of any responsible officer of the Borrower or notice thereof from the Agent;
(e) any representation or warranty made by or on behalf of the Borrower, the Trust or any of their respective Subsidiaries in this Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;
(f) the Borrower, the Trust or any of its Subsidiaries or, to the extent of Recourse to the Borrower, the Trust or such Subsidiaries thereunder, any Partially-Owned Entity or other of their respective Affiliates, shall (x) fail to pay at maturity, or within any applicable period of grace, any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases, which is in excess of (i) $60,000,000, either individually or in the aggregate, if such Indebtedness is Without Recourse and (ii) $20,000,000, either individually or in the aggregate, if such Indebtedness is Recourse, (y) with respect to any Indebtedness that is Recourse and in excess of $20,000,000, either individually or in the aggregate, fail to observe or perform any material term, covenant, condition or agreement contained in any agreement, document or instrument by which it is bound evidencing, securing or otherwise relating to such Indebtedness or Recourse obligations, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or (z) with respect to any Indebtedness that is Without Recourse and in excess of $60,000,000, either individually or in the aggregate, (1) fail to pay at maturity, or within any applicable period of grace, any such Indebtedness or (2) fail to observe or perform any material term, covenant, condition or agreement contained in any agreement, document or instrument by which it is bound evidencing, securing or otherwise relating to such Indebtedness or obligations, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time (after the giving of appropriate notice if required) that results in the holder or holders thereof or of any obligations issued thereunder accelerating the maturity thereof; provided, however, that any such Indebtedness that is Without Recourse shall be treated as Indebtedness that is Recourse to the extent that the same has become Recourse to the Borrower, the Trust or any of its Subsidiaries upon the occurrence of an event constituting an exception to non-recourse liability, such as fraud, misapplication of funds, violations of Environmental Laws, and other similar exceptions, under any agreement, document or instrument evidencing, securing or otherwise relating to such Indebtedness;
(g) the Borrower, the Trust or any of their respective Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Trust or any of their respective Subsidiaries or of any substantial part of the properties or assets of any of such parties or shall commence any case or other proceeding relating to any of the Borrower, the Trust or any of their respective Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrower, the Trust or any of their respective Subsidiaries and (i) any of the Borrower, the Trust or any of their respective Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or (ii) any such petition, application, case or other proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; provided that the foregoing, to the extent applicable solely to one or more Subsidiaries of FPLP that are not Borrowers hereunder to which no more than 5% (individually and in the aggregate) of the most recently reported Consolidated Gross Asset Value is attributable, shall not be an Event of Default hereunder so long as no motion to consolidate the Borrower, the Trust or any other Subsidiaries has been made;
(h) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Trust or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrower, the Trust or any of their respective Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted; provided that the foregoing, to the extent applicable solely to one or more Subsidiaries of FPLP that are not Borrowers hereunder to which no more than 5% (individually and in the aggregate) of the most recently reported Consolidated Gross Asset Value is attributable, shall not be an Event of Default hereunder so long as no motion to consolidate the Borrower, the Trust or any other Subsidiaries has been made at any time prior thereto or in connection therewith;

(i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Trust or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, unsatisfied and unstayed, against any of such parties exceeds in the aggregate $5,000,000; provided that the foregoing, to the extent applicable solely to one or more Subsidiaries of FPLP that are not Borrowers hereunder to which no more than 5% (individually and in the aggregate) of the most recently reported Consolidated Gross Asset Value is attributable, it shall not be an Event of Default hereunder so long as neither the Borrower, the Trust or any Subsidiaries not meeting the de minimus test above are liable for such judgments;
(j) any of the Loan Documents or any material provision of any Loan Document shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or the Trust or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof;
(k) any “Event of Default”, as defined or provided in any of the other Loan Documents has occurred;
(l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries or the Trust or any of its Subsidiaries or any ERISA Affiliate of any such entity to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 or such event reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or with respect to any Multiemployer Plan, the Borrower or any of its Subsidiaries or the Trust or any of its Subsidiaries or any ERISA Affiliate of any such entity shall have become subject to a withdrawal liability (or with the passage of time will become subject to a withdrawal liability) in an aggregate amount exceeding $5,000,000;
(m) subject to the Borrower’s ability to remove Real Estate Assets from the Unencumbered Pool in accordance with the provisions set forth below in this §14, the failure of any of the Real Estate Assets being included from time to time as part of the Unencumbered Pool to comply with any of the conditions set forth in the definition of Eligible Unencumbered Properties;

(n) there occurs any Change of Control;
(o) without limitation of the other provisions of this §14.1, the Trust shall at any time fail to be the sole general partner of FPLP (or enters into any agreement to permit any other Person to acquire a general partner interest in FPLP) or shall at any time be in contravention of any of the requirements contained in the last paragraph of §9.2 hereof, or §9.3 (including, without limitation, the last paragraph of §9.3); or
(p) the Borrower shall make any principal payment under the 2007 Term Loan at a time when the Minimum Liquidity does not equal or exceed the Minimum Liquidity Threshold (after giving effect to such principal payment);
then, and in any such event, so long as the same may be continuing, the Agent shall, at the direction of the Majority Lenders, or may, with the consent of the Majority Lenders, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, the Trust and each of their respective Subsidiaries; provided that in the event of any Event of Default specified in §14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Agent or action by the Lenders or the Agent.
Notwithstanding the foregoing provisions of this §14.1, in the event of a Default or Event of Default arising as a result of the inclusion of any Real Estate Asset in the Unencumbered Pool at any particular time of reference, if such Default or Event of Default is capable of being cured by the exclusion of such Real Estate Asset from the Unencumbered Pool in accordance with, and subject to, §8.13 and with all other covenant calculations under §10 or otherwise, the Borrower shall be permitted a period not to exceed five (5) days to submit to the Agent (with copies to the Agent for each Lender) a compliance certificate in the form of Exhibit C hereto evidencing compliance with §2.1 and with all of the covenants set forth in §10 (with calculations evidencing such compliance after excluding from Adjusted Net Operating Income all of the Adjusted Net Operating Income generated by the Real Estate Asset to be excluded from the Unencumbered Pool) and with the Unencumbered Property Conditions, and otherwise certifying that, after giving effect to the exclusion of such Real Estate Asset from the Unencumbered Pool, no Default or Event of Default will be continuing.
§14.2 Reserved.
§14.3 Remedies. In the event that one or more Events of Default shall have occurred and be continuing, whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §14.1, the Majority Lenders may direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Lenders under this Agreement, the Notes, any or all of the other Loan Documents or under applicable law by suit in equity, action at law or other appropriate proceeding (including for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or any instrument pursuant to which the Obligations are evidenced and, to the full extent permitted by applicable law, the obtaining of the ex parte appointment of a receiver), and, if any amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right or remedy of the Agent and the Lenders under the Loan Documents or applicable law. No remedy herein conferred upon the Lenders or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

§14.4 Application of Funds. After the exercise of remedies provided for herein (or after the Loans have automatically become immediately due and payable, any amounts received on account of the Obligations shall, subject to the provisions of §§4.11 and 4.12, be applied by the Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under §§4.4, 4.5, 4.6, 4.8 and 17) payable to the Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under §§4.4, 4.5, 4.6, 4.8 and 17), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

§15. SET-OFF.
§15.1 Reserved.
§15.2 Set-Off and Debit. (i) If any Event of Default or other event which would entitle the Agent to accelerate the Loans occurs, or (ii) at any time, whether or not any Default or Event of Default exists, in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of the Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from the Agent or any Lender, or from any such affiliate of the Agent or any Lender, to the Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by the Agent or any Lender, as the case may be, against any or all of the Obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as the Agent or the applicable Lender in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, each Lender agrees to notify the Agent and the Borrower thereof (or in the case of any such set off, debit or appropriation and application by the Agent, the Agent agrees to notify the Borrower thereof), provided that the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the Obligations owing to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations owing to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Obligations owing to such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Lender, any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Obligations owing to all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
§15.3 Reserved.
§15.4 Additional Rights. The rights of the Agent, the Lenders and each affiliate of Agent and each of the Lenders under this Section 15 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which the Agent or any Lender may have.

§16. THE AGENT.
§16.1 Authorization. (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee or fiduciary for any Lender.
(b) The Borrower, without further inquiry or investigation, shall, and is hereby authorized by the Lenders to, assume that all actions taken by the Agent hereunder and in connection with or under the Loan Documents are duly authorized by the Lenders. The Lenders shall notify Borrower of any successor to Agent by a writing signed by Majority Lenders, which successor shall be reasonably acceptable to the Borrower so long as no Default or Event of Default has occurred and is continuing. The Borrower acknowledges that any Lender which acquires KeyBank is acceptable as a successor to the Agent.
§16.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.
§16.3 No Liability. Neither the Agent, nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent may be liable for losses due to its willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction.
§16.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Trust or the Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in this Agreement or the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Trust or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries or the Trust or any of the Subsidiaries or any tenant under a Lease or any other entity. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
§16.5 Payments.
(a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender on the date received, if before 1:00 p.m. (Cleveland, Ohio time), and if after 1:00 p.m. (Cleveland, Ohio time), on the next Business Day. The Agent agrees to distribute to each Lender such Lender’s pro rata share of payments received by the Agent for the accounts of all the Lenders, as provided herein or in any of the other Loan Documents. All such payments by the Agent to the Lenders shall be made on the date received, if before 1:00 p.m., and if after 1:00 p.m., on the next Business Day.
(b) If in the reasonable opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in material liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that the Agent shall invest any such undistributed amounts in overnight obligations on behalf of the Lenders and interest thereon shall be paid pro rata to the Lenders. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.
§16.6 Holders of Notes. The Agent may deem and treat the payee of any Notes as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
§16.7 Indemnity. The Lenders ratably and severally agree hereby to indemnify and hold harmless the Agent and its Affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §17), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence, as finally determined by a court of competent jurisdiction.

§16.8 Agent as Lender. In its individual capacity as a Lender, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.
§16.9 Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall (to the extent notice has not previously been provided) promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this §16.9 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.
§16.10 Duties in Case of Enforcement. In the case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Majority Lenders, and provided that the Lenders have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Majority Lenders. The Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Majority Lenders, and such instruction shall be binding upon all the Lenders. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to severally indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction may expose the Agent to liability or be contrary to the Loan Documents or applicable law. The Agent may, in its discretion but without obligation, in the absence of direction from the Majority Lenders, take such interim actions as it believes reasonably necessary to preserve the rights of the Lenders hereunder, including but not limited to petitioning a court for injunctive relief or appointment of a receiver. Each of the Lenders acknowledges and agrees that, except for any rights of set-off pursuant to and in accordance with §15.2 hereof, no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through the Agent. The Agent shall advise the Lenders of all such action taken by the Agent.

§16.11 Successor Agent. KeyBank, or any successor Agent, may resign as Agent at any time by giving at least 30 days prior written notice thereof to the Lenders and to the Borrower. Any such resignation shall be effective upon appointment and acceptance of a successor Agent, as hereinafter provided, and, at the request of the Majority Lenders, the Agent will resign if its Commitment is less than $20,000,000, unless such circumstance is a result of events other than the sale by the Agent of its Commitment below $20,000,000. Upon any such resignation or removal pursuant to the last sentence of this §16.11, the Majority Lenders shall have the right to appoint a successor Agent, which is a Lender under this Agreement, provided that so long as no Default or Event of Default has occurred and is continuing the Borrower shall have the right to approve any successor Agent, which approval shall not be unreasonably withheld. If, in the case of a resignation by the Agent, no successor Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint any one of the other Lenders as a successor Agent. The Borrower acknowledges that any Lender which acquires KeyBank is acceptable as a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations as Agent under this Agreement. After any Agent’s resignation hereunder as Agent, the provisions of this §16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Agent agrees that it shall not assign any of its rights or duties as Agent to any other Person. The Agent may be removed at the direction of the Majority Lenders in the event of a final judicial determination (in which the Agent had an opportunity to be heard) that the Agent had acted in a grossly negligent manner or in willful misconduct.
§16.12 Notices. Any notices or other information required hereunder to be provided to the Agent (with copies to the Agent for each Lender) shall be forwarded by the Agent to each of the Lenders on the same day (if practicable) and, in any case, on the next Business Day following the Agent’s receipt thereof.
§16.13 Other Agents. No Co-Lead Arranger, Co-Syndication Agent or Documentation Agent shall have any liabilities or obligations hereunder in its capacity as such.
§17. EXPENSES AND INDEMNIFICATION.
(a) Expenses. The Borrower agrees to pay (i) the reasonable and documented out-of-pocket fees, expenses and disbursements incurred by the Agent (including the reasonable and invoiced out-of-pocket fees, expenses and disbursements of outside counsel or any local counsel to the Agent) in connection with the preparation, administration, negotiation or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (ii) all reasonable and documented out-of-pocket fees, expenses and disbursements (including reasonable and documented out-of-pocket attorneys’ fees, expenses and disbursements, and the fees and costs of engineers, appraisers, surveyors, investment bankers, or other experts retained by any Lender or the Agent in connection with any enforcement proceedings) incurred by any Lender or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the Trust or the administration thereof after the occurrence and during the continuance of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or “workout” of the Loans), and (B) any litigation, proceeding or dispute arising out of, in connection with or as a result of this Agreement or the financing contemplated hereby; provided, however, that in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, in each case described in this clause (ii), the Borrower shall not be liable for the fees and expenses of more than one counsel to the Agent and the Lenders (along with one local counsel in each applicable jurisdiction), unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than one additional counsel to the affected parties (along with one additional local counsel in each applicable jurisdiction), and (iii) if the Person acting as Agent hereunder is not also the “Agent” (or such other similar term as used therein) under the Unsecured Revolver Agreement, all reasonable and documented out-of-pocket costs incurred by the Agent in the future in connection with (x) an inspection pursuant to §8.10 or (y) its inspection of the Eligible Unencumbered Properties (or any proposed Eligible Unencumbered Property) or with the addition of any Eligible Unencumbered Property.
(b) Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, the Arranger, the Lenders and each of their respective Related Parties (each, an “Indemnitee”) from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of, in connection with, or as a result of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with this financing, including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (ii) (a) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (b) the Agent or any Lender entering into or exercising any of its rights or remedies under this Agreement or any of the other Loan Documents; provided, however, that for clarity, this clause (ii)(b) shall not apply to expenses incurred by any Lender unless incurred by such Lender as an Indemnitee as a result of a third party claim, action or suit, or (iii) pursuant to §8.16, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding(including, without limitation, any proceeding under any Debtor Relief Law), provided, however, that the Borrower shall not be obligated under this §17(b) to indemnify any Person for (x) liabilities arising from such Person’s own gross negligence, willful misconduct or breach of this Agreement, as finally determined by a court of competent jurisdiction, (y) amounts constituting Excluded Taxes or (z) result from any dispute solely among the Indemnitees. If and to the extent that the obligations of the Borrower under this §17(b) are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The indemnification provisions of §17(b) shall apply to any indemnity proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any of its Subsidiaries.
(c) Limitation. It is understood that, with respect to any particular action, suit, proceeding or investigation subject to indemnification hereunder, the Borrower shall not be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction) for all Indemnitees that are the subject of such action, suit, proceeding or investigation unless there shall exist an actual conflict of interest, in which case the Borrower shall be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of one additional counsel to the affected parties (along with one additional local counsel in each applicable jurisdiction).

(d) Reimbursement by Banks. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsections (a) or (b) of this §17 to be paid by it to the Agent or any Related Party of the Agent, each Lender severally agrees to pay to the Agent or such Related Party, as the case may be, such Lender’s pro rata portion (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such, or against such Related Party acting for the Agent in connection with such capacity.
(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the fraud, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(f) Payments. All amounts due under this §17 shall be payable not later than fifteen Business Days after receipt by Borrower of a reasonably detailed invoice therefor.
(g) Survival. The agreements in §17 shall survive the resignation or removal of the Agent, the replacement of any Lender, the termination of the Commitments in whole or in part, the termination of this Agreement and the repayment, satisfaction or discharge of all the Obligations.
§18. RESERVED.
§19. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries or the Trust pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any

Loans. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries or the Trust pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or the Trust hereunder.
§20. ASSIGNMENT; PARTICIPATIONS; ETC.
§20.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion (in a minimum amount of $5,000,000) of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) other than during the continuance of an Event of Default, the Agent and the Borrower each shall have the right to approve any assignment to an Eligible Assignee, which approval shall not be unreasonably withheld or delayed, (b) subject to the provisions of §2.7, each Lender shall have at all times an amount of its Commitment of not less than $5,000,000 unless otherwise consented to by the Agent and (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an assignment and assumption, substantially in the form of Exhibit D hereto (an “Assignment and Assumption”), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least two (2) Business Days after the execution thereof unless otherwise agreed or accepted by the Agent (provided any assignee has assumed the obligation to fund any outstanding Libor Rate Loans), (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder and thereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in §20.3, be released from its obligations under this Agreement. Any such Assignment and Assumption shall run to the benefit of the Borrower and a copy of any such Assignment and Assumption shall be delivered by the Assignor to the Borrower.
Notwithstanding the provisions of subclause (a) of the preceding paragraph, any Lender may, without the consent of the Borrower, make an assignment otherwise permitted hereunder to (x) another Lender, and (y) an Affiliate of such Lender, provided that such Affiliate is an Eligible Assignee. In no event may any Lender assign or participate (under §20.5) all or any portion of its Loans or Commitment to the Borrower or any of its Subsidiaries or Affiliates.

§20.2 Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the Trust or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or the Trust or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in §7.4 and §8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.
§20.3 Register. The Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Except in the case of an assignment by a Lender to its Affiliate, upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500 and all legal fees and expenses incurred by the Agent in connection with such assignment.
§20.4 New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Unless done simultaneously with the Assignment and Assumption, within two (2) Business Days after receipt of such notice, the Borrower, at its own expense and if requested in such notice, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, a Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.
§20.5 Participations. Each Lender may sell participations to one or more lending institutions or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and the Agent and the Lender shall continue to exercise all approvals, disapprovals and other functions of a Lender, (c) subject to §2.11, in the case of Permitted Amendments, the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of, or approvals under, the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans (other than a waiver of default interest and, if applicable, changes in calculation of any financial covenant or related definitions that may indirectly affect pricing), extend the term or increase the amount of the Commitment of such Lender as it relates to such participant in a manner not otherwise permitted under the Loan Documents, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest in a manner not otherwise permitted under the Loan Documents, and (d) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent, which consent shall not be unreasonably withheld.
§20.6 Pledge by Lender. Notwithstanding any other provision of this Agreement, any Lender at no cost to the Borrower may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
§20.7 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without prior Unanimous Lender Approval.
§20.8 Reserved.
§20.9 Reserved.

§21. NOTICES, ETC.
(a) Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:
(i)	if to the Borrower or the Trust, at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, attention Barry Bass, Chief Financial Officer (facsimile: (301) 986-5554; e-mail: Barry.Bass@first-potomac.com), with a copy to David Slotkin, Esq., Hogan Lovells US LLP, Columbia Square, 555 13th St., NW, Washington, DC 20004 (facsimile: (202) 637-5910; e-mail: david.slotkin@hoganlovells.com) and to Gordon Wilson, Esq., Hogan Lovells US LLP, Columbia Square, 555 13th St., NW, Washington, DC 20004 (facsimile: (202) 637 5910; e-mail: gordon.wilson@hoganlovells.com), or to such other address for notice as the Borrower or the Trust shall have last furnished in writing to the Agent;

(ii)	if to the Agent, to KeyBank National Association, 127 Public Square, Cleveland, Cleveland, OH 44114, attention John C. Scott (facsimile: (216) 689-4997; e-mail: John_C_Scott@KeyBank.com), with a copy to Cheri Van Klompenberg, KeyBank Institutional Real Estate, 1675 Broadway, Suite 400, Denver Colorado 80202 (facsimile: 720-904-4420; email: Cheryl_F_Vanklompenberg@KeyBank.com), or such other address for notice as the Agent shall have last furnished in writing to the Borrower, with a copy to Pamela M. MacKenzie, Esq., Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333 (facsimile: (617)-574-7615; e-mail: pmackenzie@goulstonstorrs.com ), or at such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

(iii)	if to any Lender, at such Lender’s address set forth on Schedule 2 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice (including, as appropriate, notices delivered solely to the Person designated by such Lender for the delivery of notices that may contain material non-public information relating to the Borrower).

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier, or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail (“e-mail”) address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent (and received, if the acknowledgment contemplated above has been obtained) at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) The Platform. THE PLATFORM (as defined in §8.10(c)) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the gross negligence, willful misconduct or bad faith breach of this Agreement of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Agent may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to materials with respect to the Borrower or its Affiliates that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e) Recording of Telephonic Communications. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
§22. FPLP AS AGENT FOR THE BORROWER. The Borrower (other than FPLP) hereby appoints FPLP as its agent with respect to the receiving and giving of any notices, requests, instructions, reports, certificates (including, without limitation, compliance certificates), schedules, revisions, financial statements or any other written or oral communications hereunder. The Agent and each Lender is hereby entitled to rely on any communications given or transmitted by FPLP as if such communication were given or transmitted by each and every Borrower; provided however, that any communication given or transmitted by any Borrower other than FPLP shall be binding with respect to such Borrower. Any communication given or transmitted by the Agent or any Lender to FPLP shall be deemed given and transmitted to each and every Borrower.

§23. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER, TRUST AND THEIR SUBSIDIARIES AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT IN THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN NEW YORK AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER, THE TRUST OR THEIR SUBSIDIARIES BY MAIL AT THE ADDRESS SPECIFIED IN §21. THE BORROWER, THE TRUST AND THEIR SUBSIDIARIES HEREBY WAIVE ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
§24. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§25. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§26. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §28.

§27. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWER AND ITS SUBSIDIARIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
§28. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any of the other Loan Documents may be amended, and the performance or observance by the Borrower or the Trust or any of their respective Subsidiaries of any terms of this Agreement or the other Loan Documents or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders.
Notwithstanding the foregoing, the approval of each Lender directly affected thereby shall be required for any amendment, modification or waiver of this Agreement that (subject to §2.11 in the case of Permitted Amendments):
(a) reduces or forgives any principal of any unpaid Loan or any interest thereon (including any general waiver of interest “breakage” costs) or any fees due to such Lender hereunder, or permits any prepayment not otherwise permitted hereunder; or
(b) changes the unpaid principal amount of any Loan, reduces the rate of interest applicable to any Loan, or reduces any fee payable to the Agent or the Lenders hereunder; provided, however, that only the consent of the Majority Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder; or

(c) except as permitted pursuant to the terms of §2.11, changes the date fixed for any payment of principal of or interest on any Loan (including, without limitation, any extension of the applicable Maturity Date not contemplated herein) or any fees payable hereunder (including, without limitation, the waiver of any monetary Event of Default); or
(d) changes the amount of such Lender’s Commitment (other than pursuant to an assignment permitted under §20.1) or increases the amount of the Total Commitment except as permitted hereunder;
And Unanimous Lender Approval shall be required for any amendment, modification or waiver of this Agreement that:
(e) changes §14.4 in a manner that would alter the pro rata sharing of payments required thereby; or
(f) modifies any provision herein or in any other Loan Document which by the terms thereof expressly requires Unanimous Lender Approval; or
(g) changes any provision of this §28 or the definitions of “Majority Lenders” or “Unanimous Lender Approval” or any other provision hereof specifying the number or percentage of Lenders greater than the Majority Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or
(h) releases the Guaranty of the Trust.
Further notwithstanding the foregoing, no amendment, modification or waiver of this Agreement shall:
(i) change the definition of “Majority Tranche A Lenders,” “Majority Tranche B Lenders” or “Majority Tranche C Lenders” without the written consent of each Lender under the applicable Facility;
(j) except as permitted pursuant to the terms of §2.11, change the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of §3.2.3(b) or §14.4, respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Tranche A Facility, the Majority Tranche A Lenders, (ii) if such Facility is the Tranche B Facility, the Majority Tranche B Lenders and (iii) if such Facility is the Tranche C Facility, the Majority Tranche C Lenders; or

(k) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Tranche A Facility, the Majority Tranche A Lenders, (ii) if such Facility is the Tranche B Facility, the Majority Tranche B Lenders and (iii) if such Facility is the Tranche C Facility, the Majority Tranche C Lenders.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires Unanimous Lender Approval or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring Unanimous Lender Approval or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision in this § 28 to the contrary but subject to §2.8 (including those matters that may be addressed in a Conforming Amendment without the requirement for additional consents pursuant to § 2.8) and in addition to any Accordion Advance permitted thereunder, this Agreement may be amended with the written consent of the Majority Lenders and the Borrowers (i) to add one or more additional term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Majority Lenders, the Lenders or such other banks and financial institutions providing such additional credit facilities to participate in any required vote or action required to be approved by the Majority Lenders or by any other number, percentage or class of Lenders hereunder.
The provisions in §§8.2 through 8.21, §9, §10 and §14.1 of this Agreement, including, in each case, any associated definitions in §1.1, contain essentially the same provisions with respect to the Trust, the Borrower and their Subsidiaries as those contained in §§8.2 through 8.21, §9, §10 and §14.1 of the Unsecured Revolver Agreement and in the associated definitions in the Unsecured Revolver Agreement (the “Revolver Provisions”). In the event that there is (x) an approval by the “Majority Lenders” (as defined in the Unsecured Revolver Agreement) pursuant to §8.13(d) of the Unsecured Revolver Agreement of the addition of a Real Estate Asset to the Unencumbered Pool which does not meet one or more of the Unencumbered Property Conditions or the provisions of §8.13(c), or (y) a proposal to modify, waive or restate, or request a consent or approval with respect to, the Revolver Provisions (including any associated definitions) of the Unsecured Revolver Agreement in writing (which may include a written waiver of an existing actual or potential default or event of default that is intended to be eliminated by such modification, restatement or waiver) (each of the foregoing in clauses (x) and (y), a “Proposed Modification”), then (A) any Lender under this Agreement shall be deemed to have automatically approved the Proposed Modification hereunder of any corresponding Revolver Provisions contained in this Agreement for purposes of determining if the requisite approvals hereunder have been obtained if (but only if) such Lender approved the Proposed Modification under the Unsecured Revolver in its capacity as a “Lender” under the Unsecured Revolver Agreement or as an Affiliate of a Lender that approved the Proposed Modification under the Unsecured Revolver Agreement and (B) in the case that the Lenders under this Agreement described in clause (A) above constitute the Majority Lenders hereunder, then simultaneously with the agreement to or granting of such Proposed Modification under the Unsecured Revolver Agreement, this Agreement shall be deemed modified or restated, or such waiver, consent or approval granted, in a manner consistent with the Proposed Modifications under the Unsecured Revolver Agreement, unless such modification, restatement, waiver, consent or approval requires the consent of each Lender directly affected thereby under the terms of this §28. If requested by the Borrower or the Agent, the Borrower, the Trust, the Agent and each approving Lender (including any Lender deemed to have approved pursuant to this §28) shall execute and deliver a written amendment to, restatement of, or waiver, consent or approval under, this Agreement memorializing such modification, restatement, waiver, consent or approval. In addition, the Borrower will be obligated to pay to the Agent, the Arranger and the Lenders (other than any Lender that is also a “Lender” under the Unsecured Revolver Agreement or an Affiliate of a Lender under the Unsecured Revolver Agreement that did not approve the Proposed Modification thereunder) the same fee rate as the Borrower shall pay to the agent, arranger and lenders, respectively, under the Unsecured Revolver Agreement in connection with such modification, restatement, waiver, consent or approval.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or the Lenders or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial to such right or any other rights of the Agent or the Lenders. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
§29. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§30. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this §30 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.
§31. USA PATRIOT ACT COMPLIANCE.(a) The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the “USA Patriot Act”):
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. The Agent and/or the Lenders will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow the Agent and the Lenders to identify Borrower. The Agent and/or the Lenders may also ask to see Borrower’s legal organizational documents or other identifying documents.
(b) In order for the Agent to comply with the USA Patriot Act, prior to any Lender or participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Agent may request, and such Lender or participant shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with federal law.
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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

KEYBANK NATIONAL ASSOCIATION, as a Lender and as Agent
By:	/s/ John Scott
	Name:	John Scott
	Title:	Vice President
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Signature Page to Term Loan Agreement

WELLS FARGO BANK NATIONAL ASSOCIATION, as a Lender and as Co-Lead Arranger and Co-Syndication Agent
By:	/s/ Richard J. Vanderhyde
	Name:	Richard J. Vanderhyde
	Title:	Vice President
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Signature Page to Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Lead Arranger and Co-Syndication Agent
By:	/s/ Benjamin Adams
	Name:	Benjamin Adams
	Title:	Vice President
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Signature Page to Term Loan Agreement

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender and as Documentation Agent
By:	/s/ Frederick H. Denecke
	Name:	Frederick H. Denecke
	Title:	Vice President
Signature Page to Term Loan Agreement

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

1400 CAVALIER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

1441 CROSSWAYS BLVD., LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

AIRPARK PLACE, LLC
By:	Airpark Place Holdings LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP AMMENDALE COMMERCE CENTER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

AQUIA TWO, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP DAVIS DRIVE LOT 5, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

CROSSWAYS II LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FPR HOLDINGS LIMITED PARTNERSHIP
By:	FPR General Partner, LLC
Its General Partner

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP PROPERTIES, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP DIAMOND HILL, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP CAMPOSTELLA ROAD, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

GATEWAY HAMPTON ROADS, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP GATEWAY 270, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

GATEWAY MANASSAS II, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP 2550 ELLSMERE AVENUE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP GATEWAY WEST II, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP GOLDENROD LANE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP GREENBRIER CIRCLE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

GTC I SECOND LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP HANOVER AB, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

HERNDON CORPORATE CENTER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

LINDEN II, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

LUCAS WAY HAMPTON, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP PARK CENTRAL V, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP PATRICK CENTER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP PINE GLEN, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

RESTON BUSINESS CAMPUS, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP RIVERS BEND, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP 500 & 600 HP WAY, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP 1408 STEPHANIE WAY, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP STERLING PARK I, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

FP STERLING PARK 6, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP STERLING PARK 7, LLC
By:	FP Sterling Park 6, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP STERLING PARK LAND, LLC
By:	FP Sterling Park 6, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
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Signature Page to Term Loan Agreement

VIRGINIA CENTER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP WEST PARK, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP CRONRIDGE DRIVE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP GIRARD BUSINESS CENTER, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Term Loan Agreement

FP GIRARD PLACE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

TECHCOURT, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP PARK CENTRAL I, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Term Loan Agreement

FP TRIANGLE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP 1211 CONNECTICUT AVENUE, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

4212 TECHCOURT, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Term Loan Agreement

FP 440 1ST STREET, LLC
By:	First Potomac DC Holdings, LLC
Its Managing Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP ATLANTIC CORPORATE PARK, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP 3 FLINT HILL, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP PARK CENTRAL II, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Term Loan Agreement

INTERSTATE PLAZA HOLDING LLC
By:	Interstate Plaza Operating LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

ENTERPRISE CENTER I, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP REDLAND TECHNOLOGY CENTER LP
By:	FP Redland GP, LLC
Its General Partner

By:	FP Redland, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer

FP ASHBURN, LLC
By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Executive Vice President and Chief Financial Officer
Signature Page to Term Loan Agreement

EXHIBIT A
TRANCHE [A/B/C] [FIXED/FLOATING] RATE NOTE

[$ ]	Date: July [_____], 2011
FOR VALUE RECEIVED, the undersigned First Potomac Realty Investment Limited Partnership, a Delaware limited partnership and each of the other undersigned parties and other parties who are or from time to time become a Borrower under (and as defined in) the Loan Agreement referred to (and defined) below (hereinafter, together with their respective successors in title and assigns, collectively called the “Borrower”), by this promissory note (hereinafter, called “this Note”), absolutely and unconditionally, jointly and severally promises to pay to the order of [                                        ], individually in its capacity as a Lender under the Loan Agreement (hereinafter, together with its successors in title and assigns, called the “Bank”), the principal sum of [                                         ($                    )], or so much thereof as shall have been advanced by the Bank to the Borrower by way of its Tranche [_____] Loan (as defined in the Loan Agreement) (the “Loan”) and shall remain outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from and after the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.
Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.
The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Loan Agreement. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Loan Agreement.
On the Tranche [_____] Maturity Date there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby jointly and severally promises to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby or otherwise due under or in connection with the Loan Agreement.
Each overdue amount (whether of principal, interest or otherwise) payable hereunder shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided in the Loan Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to Bank on demand by the Agent. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

Exhibit A, Page 1

Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Agent in Dollars, for the account of the Bank, at the Agent’s Head Office, on the due date of such payment, and in immediately available and freely transferable funds. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.
This Note is made and delivered by the Borrower to the Bank pursuant to that certain Term Loan Agreement dated as of July [_____], 2011 among (i) the Borrower, (ii) the Lenders party thereto from time to time (including the Bank) and (iii) the Agent (herein, as originally executed and as may be amended, varied, supplemented, and/or restated from time to time, called the “Loan Agreement”). This Note evidences the obligations of the Borrower (a) to repay the principal amount of the Loan made by the Bank to the Borrower pursuant to the Loan Agreement; (b) to pay interest, as herein provided, on the principal amount hereof remaining unpaid from time to time; and (c) to pay other amounts (including all Obligations) which may become due and payable hereunder or thereunder. The payment of the principal of and the interest on this Note and the payment of all Obligations have been guaranteed. Reference is hereby made to the Loan Agreement (including the Schedules and Exhibits annexed thereto and the Guaranty) for a complete statement of the terms thereof.
The Borrower has the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Loan Agreement. The Borrower has an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Loan Agreement. Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Loan Agreement.
Pursuant to and upon the terms contained in Section 14 of the Loan Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower.
All computations of interest payable as provided in this Note shall be made by the Agent on the basis set forth therefor in the Loan Agreement. The interest rate in effect from time to time shall be determined in accordance with the terms of the LoanAgreement.

Exhibit A, Page 2

Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and attorneys’ fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.
The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of New York and of any federal court located in the State of New York in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note. This Note may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
This Note is intended to take effect as a sealed instrument. This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of New York.
Each Borrower shall be jointly and severally liable for the full amount owing under this Note.
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Exhibit A, Page 3

IN WITNESS WHEREOF, this TRANCHE [A/B/C] [FIXED/FLOATING] RATE NOTE has been duly executed by the undersigned on the day and in the year first above written.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

By:	First Potomac Realty Trust, its sole general partner

By:

Barry H. Bass, Chief Financial Officer and Executive Vice President
[Signatures continued on next page]
Signature Page to Tranche [A/B/C] [Fixed/Floating] Rate Note
to [                                        ]

[additional signature blocks to be added]
Signature Page to Tranche [A/B/C] Note
to [                                        ]

EXHIBIT B
COMPLETED LOAN REQUEST
This Loan Request is made pursuant to §2.4 of the Term Loan Agreement dated as of July [_____], 2011 (as the same may now or hereafter be amended from time to time, the “Loan Agreement”) among First Potomac Realty Investment Limited Partnership and certain other borrowers, First Potomac Realty Trust, KeyBank National Association, individually and as Administrative Agent, and certain other parties. Unless otherwise defined herein, the capitalized terms used in this Loan Request have the meanings described in the Loan Agreement.
Each Loan Request submitted by the Borrower shall be a request for a single Loan.
1.	The Borrower hereby requests (check the applicable item):

_____ Tranche A Loan ($_______________) _____ Tranche B Loan ($_______________) _____ Tranche C Loan ($_______________)

2.	The Type of Loan being requested in this Loan Request (if any) is:

_____ Base Rate Loan _____ Libor Rate Loan _____ Fixed Rate Loan

3.	The proposed Drawdown Date of the Loan requested in this Loan Request is:

, 20_____

4.	The Interest Period requested for the Loan requested in this Loan Request (if any) is:

through (must be for 1, 2 or 3 months for Libor Loans).
The Borrower hereby certifies to Lender that, both before and after giving effect to the making or issuance of the requested Loan (i) no Default or Event of Default under the Loan Agreement or any other Loan Document exists or will exist, and (ii) the Borrower is and will remain in compliance with the covenants specified in §10 of the Loan Agreement. The calculations used to evidence such compliance are attached hereto as Exhibit A.
[Continued on next page]

Exhibit B, Page 1

WITNESS my hand this  _____  day of                     , 20___.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

By:	First Potomac Realty Trust, its sole general partner

By:

Barry H. Bass, Chief Financial Officer and
Executive Vice President
Signature Page to Loan Request

EXHIBIT B-1
COMPLETED CONVERSION REQUEST
This Conversion Request is made pursuant to §2.5 of the Term Loan Agreement dated as of July [_____], 2011 (as the same may now or hereafter be amended from time to time, the “Loan Agreement”) among First Potomac Realty Investment Limited Partnership and certain other borrowers, First Potomac Realty Trust, KeyBank National Association, individually and as Administrative Agent, and certain other parties. Unless otherwise defined herein, the capitalized terms used in this Conversion Request have the meanings described in the Loan Agreement.
Each Conversion Request submitted by the Borrower shall be a request for a single Loan.
1.	The Borrower hereby requests (check each applicable item):

_____ Conversion of Existing Tranche [_____] Loan ($ )
(Current Interest Period ending on , 20_____)
_____ Continuation of Existing Tranche [_____] Loan ($ )
(Current Interest Period ending on , 20_____)

2.	The Borrower is requesting to convert an outstanding:

_____ Base Rate Loan _____ Libor Rate Loan

to a:

_____ Base Rate Loan _____ Libor Rate Loan

3.	The aggregate principal amount of the Loan (whether by way of a continuation or conversion) in this Conversion Request is:

$

Exhibit B-1, Page 1

4.	The proposed Drawdown Date of the Loan in this Conversion Request is:

, 20_____

5.	The Interest Period requested for the Loan requested in this Loan Request (if any) is:

through (must be for 1, 2 or 3 months for Libor Loans).
The Borrower hereby certifies to Lender that, both before and after giving effect to the making or issuance of the requested Loan, (i) no Default or Event of Default under the Loan Agreement or any other Loan Document exists or will exist, and (ii) the Borrower is and will remain in compliance with the covenants specified in §10 of the Loan Agreement.

Exhibit B-1, Page 2

WITNESS my hand this  _____  day of                     , 20_.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

By:	First Potomac Realty Trust, its sole general partner

By:

Barry H. Bass, Chief Financial Officer and Executive Vice President
Signature Page to Conversion Request

EXHIBIT C
COMPLIANCE CERTIFICATE
Reference is hereby made to that certain Term Loan Agreement dated as of July [_____], 2011, among First Potomac Realty Investment Limited Partnership (the “FPLP”) and certain other borrowers (collectively, the “Borrower”), First Potomac Realty Trust (“Guarantor”), KeyBank National Association, individually and as Administrative Agent, and certain other parties (as the same may now or hereafter be amended from time to time, the “Loan Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 hereto have the meanings ascribed to such terms in the Loan Agreement.
This Compliance Certificate is submitted pursuant to the following sections of the Loan Agreement:
_____	Section 8.4(e) (accompanying financial statements)

_____	Section 8.13(a)(ii) (in connection with removal of Eligible Unencumbered Property)

_____	Section 8.13(c) (in connection with the addition of Real Estate Asset to Unencumbered Pool)

_____	Section 9.4(a) (in connection with a merger or consolidation)

_____	Section 9.4(b) (in connection with Sales or Indebtedness Liens)

_____	Section 14.1 (in connection with default cure)
The undersigned HEREBY CERTIFIES THAT:
I am the chief financial officer or accounting officer of the Borrower, and I am authorized by each such entity to execute and deliver this Compliance Certificate on its behalf.
All of the real property comprising “Eligible Unencumbered Properties” within the meaning of Section 1.1 of the Loan Agreement is listed on Annex 1 to Schedule 1 attached hereto. The status of each property listed on Annex 1 has been reviewed by me and/or by employees or agents under my immediate supervision. Based upon such review, I hereby certify that each property listed on Annex 1:
(a)	is a Permitted Property;

(b)	is free and clear of any Lien, other than Liens specifically permitted to exist pursuant to Section 9.2 of the Loan Agreement;

Exhibit C, Page 1

(c)	is not the subject of a Disqualifying Environmental Event or Disqualifying Structural Event; and

(d)	is wholly-owned in fee simple by the Borrower or satisfies the Redland Conditions.
Accompanying this Compliance Certificate are consolidated financial statements of the Guarantor, the Borrower and their respective Subsidiaries for the fiscal [year] [quarter] ended                       _____  20_____  (the “Financial Statements”) prepared in accordance with GAAP (subject, in the case of financial statements relating to the first three fiscal quarters, to year-end adjustments none of which will be materially adverse, and to the absence of footnotes). The Financial Statements present fairly the financial position of the Guarantor, the Borrowers and their respective Subsidiaries as of the date thereof and the results of operations of the Guarantor, the Borrowers and their respective Subsidiaries for the period covered thereby. The foregoing is also delivered herewith for FPLP on a consolidated basis.
Schedule 1 hereto sets forth data and computations evidencing compliance with Availability (separate certificate attached) and with the covenants contained in Section 10 of the Loan Agreement and certain other calculations (the “Financial Covenants; Covenants Regarding Eligible Unencumbered Property”) as of the relevant date of determination (the “Determination Date”), all of which data and computations are true, complete and correct.
The activities of the Guarantor, the Borrowers and their respective Subsidiaries during the period covered by the data and computations set forth in Schedule 1 have been reviewed by me and/or by employees or agents under my immediate supervision. Based upon such review, during such period, and as of the date of this Certificate, no Default or Event of Default has occurred and is continuing, except as specifically disclosed herein or as has been previously disclosed in writing to the Administrative Agent.
[remainder of page intentionally left blank]

Exhibit C, Page 2

IN WITNESS WHEREOF, the undersigned has affixed his signature below this  _____  day of                     , 20__.

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

By:	First Potomac Realty Trust, its sole general partner

By:

Barry Bass, Senior Vice President and
Chief Financial Officer
Signature Page to Compliance Certificate

EXHIBIT D
ASSIGNMENT AND ASSUMPTION AGREEMENT
Dated                     , 20__
Reference is made to the Term Loan Agreement, dated as of July [_____], 2011 (as amended and in effect from time to time, the “Agreement”), among First Potomac Realty Investment Limited Partnership (the “Borrower”), the banking institutions referred to therein as Lenders (the “Lenders”), and KeyBank National Association, as agent (the “Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.
                                         (the “Assignor”) and                                          (the “Assignee”) agree as follows:
1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _____ % interest in and to all of the Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined).
2. The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is _____ %, the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $                    ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Trust, the Borrower or any of their respective Subsidiaries (as defined in the Agreement) or any other person which may be primarily or secondarily liable in respect of any of the Obligations under the Agreement or the other Loan Documents or any other instrument or document delivered or executed pursuant thereto.
3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to §§7.4 and 8.4 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (iii) agrees that it will, independently and without reliance

Exhibit D, Page 1

upon the Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent, and each other Lender who may from time to time be designated as an agent in a limited specific capacity pursuant to an amendment to the Agreement, to take such action as agent (and with respect to such other Lenders, in such limited capacity as may be designated) on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Agreement and the other Loan Documents; (vi) agrees that it will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Lender in accordance with the terms of the Agreement; and (vii) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required by it pursuant to the terms of the Agreement, duly completed and executed by such Assignee. The Assignor represents and warrants that it is legally authorized to enter into this Assignment and Assumption.
4. The effective date for this Assignment and Assumption shall be                     , 20____ (the “Effective Date”). Following the execution of this Assignment and Assumption, it will be delivered to the Agent for recording in the Register by the Agent.
5. Upon such acceptance and recording, from and after the Effective Date, and, in accordance with §20.1 of the Agreement, the Agent and the Borrower shall have approved the herein assignment pursuant to §20.1 of the Agreement, and the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Agreement accruing from and after the Effective Date.
6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.
7. THIS ASSIGNMENT AND ASSUMPTION IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit D, Page 2

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Assumption to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[INSERT ASSIGNOR]
By:
Title:

[INSERT ASSIGNEE]
By:
Title:
Signature Page to Assignment and Assumption

CONSENTED TO AS OF
                    , 20_____:

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

	By:	First Potomac Realty Trust, its sole general partner

By:

Barry Bass, Senior Vice President and Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:
Signature Page to Assignment and Assumption

EXHIBIT E
JOINDER AGREEMENT
([ENTITY NAME])
[                    , 201_]
Reference is made to the Term Loan Agreement, dated as of July [_____], 2011 (as from time to time amended and in effect, the “Loan Agreement”), among First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (“FPLP”) and each other Borrower (collectively, the “Borrower”) which from time to time is a party to the Loan Agreement, KeyBank National Association (“KeyBank”) and the other lending institutions referred to in the Loan Agreement as Lenders (collectively, the “Lenders”), and KeyBank, as administrative agent for itself and each other Lender (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such in the Loan Agreement.
In consideration of and as an inducement to the inclusion by the Lenders of each of the Real Estate Asset(s) identified on Exhibit A hereto as an Eligible Unencumbered Property pursuant to the Loan Agreement, [                                        ], a [                                        ] (the “Additional Borrower”), which is a Wholly-Owned Subsidiary of FPLP, hereby acknowledges and agrees to the terms and conditions of the Loan Agreement, the Notes and the other Loan Documents to which any Borrower is a party, joins in the agreements of the Borrower under the Loan Agreement, the Notes and the other Loan Documents to which any Borrower is a party and agrees that all Obligations of the Borrower under the Loan Agreement, the Notes and the other Loan Documents to which any Borrower is a party shall be the obligations, jointly and severally, of the Additional Borrower and the Borrower with the same force and effect as if the Additional Borrower was originally a Borrower under the Loan Agreement and an original signatory to the Loan Agreement, the Notes and the other Loan Documents to which any Borrower is a party.
The Additional Borrower further agrees that its liability hereunder is direct and primary and may be enforced by the Lenders and the Agent before or after proceeding against any other Borrower.

Exhibit E, Page 1

Prior to this Joinder Agreement becoming effective and each of the Real Estate Asset(s) identified in Exhibit A hereto becoming an Eligible Unencumbered Property pursuant to the Loan Agreement, the Additional Borrower shall have delivered to the Agent the documents and other items required to be delivered pursuant to Section 8.13(c), 12.2, 12.3, 12.4, 12.5 (if requested by the Agent) and 12.7 (except that government certifications may be short form unless the Agent requests long form certifications) of the Loan Agreement, in each case in form and substance satisfactory to the Agent, along with such other documents, certificates and instruments reasonably required by the Agent, including, if necessary, updates to the schedules to the Loan Agreement satisfactory to the Agent. Without in any way limiting the other rights of the Agent under the Loan Agreement, but subject to Section 8.10(a) of the Loan Agreement, the Additional Borrower agrees that the Agent shall have the right to visit and inspect such Eligible Unencumbered Property at the Borrower’s sole cost and expense.
The undersigned represents and warrants to the Agent and the Lenders that it has the complete right, power and authority to execute and deliver this Joinder Agreement and to perform all of the obligations hereunder and the Obligations under the Loan Agreement, the Tranche A Notes, Tranche B Notes, Tranche C Notes and the other Loan Documents to which any Borrower is a party. This Joinder Agreement shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of the Lenders, the Agent and their respective successors and assigns.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E, Page 2

Executed as a sealed instrument as of the date first written above.

[ ], a [ ]
By:
Name:
Title:
Signature Page to Joinder Agreement

Acknowledged and Agreed:

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, for itself and as agent for each other Borrower

By:	First Potomac Realty Trust, its sole general partner

By:

Name:

Title:

Signature Page to Joinder Agreement

Acknowledged:
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
	Name:	Timothy Sylvain
	Title:	Assistant Vice President
Signature Page to Joinder Agreement

Exhibit A to Joinder Agreement
[Eligible Unencumbered Property Address and Legal Description]
Exhibit A to Joinder Agreement, Page 1

EXHIBIT F
SUBSIDIARY GUARANTY
[Attached hereto]

Exhibit F, Page 1

SUBSIDIARY GUARANTY
To:	The Administrative Agent and each of the Lenders (collectively, the “Lenders”) which from time to time is a party to the Term Loan Agreement dated as of July [_____], 2011 (as the same may be amended, modified or restated and in effect from time to time, the “Loan Agreement”) among First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (“FPLP”), and the other Borrowers from time to time party thereto (FPLP, collectively with such Borrowers, hereinafter referred to as the “Borrower”), KeyBank National Association, as a Lender and as Administrative Agent for the Lenders (in such agent capacity, the “Agent”) and the other Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Loan Agreement.
This SUBSIDIARY GUARANTY (“Guaranty”), dated as of July [_____], 2011, is made by each of the entities listed on Exhibit A attached hereto (individually and collectively, the “Guarantor”) in favor of the Agent and the Lenders.
WHEREAS, the Borrower and the Guarantor are members of a group of related companies, the success of any one of which is dependent in part on the success of the other members of such group;
WHEREAS, the Guarantor expects to receive substantial direct benefits from the extension of credit to the Borrower by the Lenders pursuant to the Loan Agreement (which benefits are hereby acknowledged);
WHEREAS, the Lenders and the Agent are unwilling to enter into the Loan Agreement and to extend any credit thereunder unless the Guarantor shall execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a guarantee substantially in the form hereof; and
WHEREAS, the Guarantor wishes to guarantee the Borrower’s obligations to the Lenders and the Agent under or in respect of the Loan Agreement as provided herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
1. Guaranty of Payment and Performance of Obligations. In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, each Guarantor hereby absolutely and unconditionally guarantees to the Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Agent’s Head Office, (i) all Obligations (as defined in the Loan Agreement); and (ii) without limitation of the foregoing, all fees, costs and expenses incurred by the Agent or the Lenders in attempting to collect or enforce any of the foregoing, accrued in each case to the date of payment hereunder (collectively, the “Obligations” and individually

Exhibit F, Page 2

an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or the Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Agent now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon the occurrence and during the continuance of any Event of Default under (or as defined in) the Loan Agreement, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Agent or the Majority Lenders, become forthwith due and payable to the Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor. Without limiting the foregoing, if any obligations are or become due hereunder from a Guarantor at the time such Guarantor is or becomes the subject of a proceeding under any Debtor Relief Law, such obligations shall be immediately due and payable automatically and without any action on the part of the Agent or any of the Lenders. Payments by the Guarantor hereunder may be required by any Lender or the Agent on any number of occasions.
2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Agent forthwith upon demand, in funds immediately available to the Lender or the Agent, all costs and expenses (including court costs and reasonable legal fees and expenses) of the type and/or nature described in Section 17 of the Loan Agreement that are incurred or expended by the Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due at a rate per annum equal to two percent (2%) above the Base Rate plus the Applicable Base Rate Margin until such amounts shall be paid in full (after as well as before judgment).
3. Payments. The Guarantor covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. Without limiting the generality of the foregoing, the Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which the Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of the Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to Cleveland, Ohio, U.S.A., under normal banking procedures does not yield the amount of Obligation Currency due thereunder.
4. Taxes. All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority on payments hereunder, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes are paid by the Agent or any Lender (except for taxes on income or profits of such Agent or Lender), Guarantor will pay to the Agent or such Lender such additional amounts as may be necessary to ensure that the Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes paid.

Exhibit F, Page 3

5. Consent to Jurisdiction. The Guarantor agrees that any suit for the enforcement of this Guaranty or any of the other Loan Documents may be brought in the courts of the States of New York or Ohio or any federal court in the States of New York or Ohio and consents to the non-exclusive jurisdiction of such court and the service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 15 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. In addition to the courts of the States of New York or Ohio or any federal court sitting in the States of New York or Ohio, the Agent or any Lender may bring action(s) for enforcement on a nonexclusive basis where any collateral exists and the Guarantor consents to the non-exclusive jurisdiction of such court and the service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 15 hereof. In any such action or proceeding, the Guarantor hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made by certified, registered or recorded first-class airmail directed to the Guarantor. Anything hereinbefore to the contrary notwithstanding, the Agent or any Lender may sue the Guarantor in the courts of any other country, State of the United States or place where the Guarantor or any of the property or assets of the Guarantor may be found or in any other appropriate jurisdictions.
6. Unlimited Liability of Guarantor. The liability of the Guarantor hereunder shall be unlimited and, as to the Obligations of the Borrower, shall be joint and several with the liability of each other party who has guaranteed or who will guarantee the Obligations of the Borrower. The Agent and each Lender have and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder.
7. Effectiveness. The obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full in cash, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. Notwithstanding the foregoing, with respect to the obligations of any Guarantor that has been released (i) pursuant to and in accordance with Section 8.21(b) of the Loan Agreement or (ii) in connection with (and only upon the consummation of) a disposition of the Equity Interests of such Guarantor in accordance with Section 9.4 of the Loan Agreement, this Guaranty shall terminate with respect to such Guarantor only upon the effectiveness of such release. No invalidity, irregularity or unenforceability by reason of applicable Debtor Relief Laws, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect, the Obligations, shall impair, affect, be a defense to or claim against the obligations of the Guarantor under this Guaranty. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations guaranteed hereunder shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws.

Exhibit F, Page 4

8. Freedom of Lenders and Agent to Deal with Borrower and Other Parties. The Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or such Lender in its sole discretion deems fit, and to this end, without limiting the right of the Agent or such Lender to so deal with such party, the Guarantor gives to the Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.
9. Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.
10. Representation and Warranties. The Guarantor hereby makes, for itself and on behalf of its Subsidiaries, the representations and warranties contained in Section 7 of the Loan Agreement that relate to the Guarantor and/or its Subsidiaries (each, a “Representation and Warranty,” and collectively, the “Representations and Warranties”) as if each such Representation and Warranty were set forth fully herein, and such Representations and Warranties are hereby incorporated by reference and shall survive until payment in full of all of the Obligations.

Exhibit F, Page 5

11. Covenants. The Guarantor hereby covenants that it will, and will cause its Subsidiaries to, comply with each of the covenants contained in Sections 8, 9 and 10 of the Loan Agreement that relate to the Guarantor and its Subsidiaries (the “Covenants”) as if each such Covenant were fully set forth herein, and such Covenants are incorporated by reference. Except as otherwise permitted under the Loan Agreement, the Guarantor shall at all times be a direct or indirect Subsidiary of FPLP or the Trust.
12. Representations True; Covenant Compliance; No Event of Default. Each of the Representations and Warranties made by the Guarantor for itself and on behalf of its Subsidiaries shall be true in all material respects as of the date as of which it was made and shall also be true in all material respects at and as of the time of the making of each Loan under the Loan Agreement with the same effect as if made at and as of that time (except to the extent that such Representations and Warranties relate expressly to an earlier date).
13. Waivers by Guarantor. The Guarantor waives: notice of acceptance hereof, notice of any action taken or omitted by the Agent or any Lender in reliance hereon, and any requirement that the Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Agent or any Lender hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses that at any time may be available in respect of the Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.
14. Waiver of Subrogation Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable law and until such time as all Obligations have been indefeasibly paid in full in cash to the Lenders, the Guarantor hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty or otherwise, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Agent or any Lender or any affiliate of the Agent or any Lender. Without limitation of the foregoing, in proceedings under applicable bankruptcy laws or insolvency proceedings of any nature, the Guarantor will not prove in competition with the Agent or any Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Agent or any Lender may hold or in which it may have any share. In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor which arises as a result of the Guarantor’s payment of any sum recoverable hereunder is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Lenders and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

Exhibit F, Page 6

15. Demands and Notices. Any demand on or notice to the Guarantor made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:
(a) if to the Guarantor, at First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 (facsimile: (301) 986-5554), Attention: Barry Bass, Chief Financial Officer, with a copy to Gordon Wilson, Esq., Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004 (facsimile: (202) 637-5910), or at such other address for notice as the Guarantor shall last have furnished in writing to the person giving the notice; and
(b) if to the Agent, to John Scott, Senior Banker, KeyBank National Association, 127 Public Square, Cleveland, OH 44114 (facsimile: (216) 689-5819), or such other address for notice as the Agent shall have last furnished in writing to the person giving the notice, with a copy to Pamela M. MacKenzie, Esq., Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333 (facsimile: (617)-574-7615), or at such other address for notice as the Agent shall last have furnished in writing to the person giving the notice; and
(c) if to any Lender, at such Lender’s address set forth on Schedule 2 to the Loan Agreement, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.
Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
16. Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

Exhibit F, Page 7

17. Set-off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, each Lender and the Agent may, subject to satisfaction of the conditions to set-off set forth in Section 15.2 of the Loan Agreement, at any time and without notice to the Guarantor set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from such Lender or the Agent to the Guarantor or subject to withdrawal by the Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any deposits or other sums which may at any time be credited to the Guarantor by or due to it from any Lender may at any time be applied to or set off by such Lender against the Guarantor’s obligations hereunder, in each case in accordance with Section 15.2 of the Loan Agreement. The Guarantor irrevocably invites each financing institution which may consider becoming a Lender to rely on the provisions contained in this Section 17 as making the Lender a creditor of the Guarantor and agrees that its becoming a Lender shall constitute an acceptance of the offer hereby made.
18. Agent; Application of Funds. This Guaranty has been delivered to the Agent and the Agent has been authorized to enforce this Guaranty on behalf of each of the Lenders pursuant to the Loan Documents. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the ratable benefit of the Lenders and the Agent and, after the payment of all expenses as provided in this Guaranty, shall be applied to the payment of the Obligations until the same are paid in full.
19. Further Assurances. The Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder.
20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Agent, each Lender and its respective successors in title and assigns, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

Exhibit F, Page 8

21. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY, THE OBLIGATIONS, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, AMONG THE GUARANTOR, THE BORROWER, THE AGENT AND/OR THE LENDERS. THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY THE GUARANTOR, THE AGENT OR THE LENDERS AND DELIVERED TO THE AGENT OR THE LENDERS, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENTS SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN. THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.
(Signatures on following page)

Exhibit F, Page 9

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first written above.

FP REDLAND GP, LLC

By:	FP Redland, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP REDLAND, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP AIRPARK AB, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Subsidiary Guaranty

FP 535 INDEPENDENCE PARKWAY, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP CANDLEWOOD, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP CHESTERFIELD ABEF, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Subsidiary Guaranty

FP CHESTERFIELD CDGH, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP CLOVERLEAF, LLC

By:	FP Cloverleaf Investor, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP HANOVER C, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Subsidiary Guaranty

FP HANOVER D, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

FP PROSPERITY, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

AQUIA ONE, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Subsidiary Guaranty

FP GATEWAY CENTER, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

GLENN DALE BUSINESS CENTER, L.L.C.

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

AP INDIAN CREEK, LLC

By:	FP Indian Creek, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
(Signatures continued on next page)
Signature Page to Subsidiary Guaranty

INDIAN CREEK INVESTORS, LLC

By:	FP Indian Creek, LLC
Its Sole Member

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

NORFOLK COMMERCE PARK LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer

WINDSOR AT BATTLEFIELD, LLC

By:	First Potomac Realty Investment Limited Partnership
Its Sole Member

By:	First Potomac Realty Trust
Its General Partner

By:

Name: Barry H. Bass
Title: Executive Vice President and Chief Financial Officer
Signature Page to Subsidiary Guaranty

EXHIBIT A
GUARANTORS
1. FP Redland GP, LLC, a Delaware limited liability company
2. FP Redland, LLC, a Delaware limited liability company
3. FP Airpark AB, LLC, a Virginia limited liability company
4. FP 535 Independence Parkway, LLC, a Virginia limited liability company
5. FP Candlewood, LLC, a Maryland limited liability company
6. FP Chesterfield ABEF, LLC, a Virginia limited liability company
7. FP Chesterfield CDGH, LLC, a Virginia limited liability company
8. FP Cloverleaf, LLC, a Maryland limited liability company
9. FP Hanover C, LLC, a Virginia limited liability company
10. FP Hanover D, LLC, a Virginia limited liability company
11. FP Prosperity, LLC, a Virginia limited liability company
12. Aquia One, LLC, a Delaware limited liability company
13. FP Gateway Center, LLC, a Maryland limited liability company
14. Glenn Dale Business Center, L.L.C., a Maryland limited liability company
15. AP Indian Creek, LLC, a Delaware limited liability company
16. Indian Creek Investors, LLC, a Maryland limited liability company
17. Norfolk Commerce Park LLC, a Delaware limited liability company
18. Windsor at Battlefield, LLC, a Delaware limited liability company
Exhibit A to Subsidiary Guaranty

EXHIBIT G
FORM OF INSTRUMENT OF ACCESSION
Dated as of ________ __, 20__
Reference is hereby made to the Term Loan Agreement dated as of July 18, 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), among First Potomac Realty Investment Limited Partnership and certain other borrowers (collectively, the “Borrowers”), First Potomac Realty Trust, KeyBank National Association, individually and as Administrative Agent, and certain other parties. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the terms of Section 2.8.3 of the Credit Agreement, the Borrowers, the Administrative Agent and [_____] (the “Acceding Lender”) hereby agree as follows:
1. Subject to the terms and conditions of this Accession Agreement, the Acceding Lender hereby agrees to assume, without recourse to the Lenders or the Administrative Agent, on the Effective Date (as defined below), a portion of the Tranche [A/B/C/[New Tranche]] Loan of $[_____], which Loan shall be a [Fixed Rate/Floating Rate Loan] in accordance with the terms and conditions set forth in the Credit Agreement. The Acceding Lender, if not a Lender party to the Credit Agreement immediately prior to giving effect to this Accession Agreement, hereby agrees to be bound by, and hereby requests the agreement of the Borrowers and the Administrative Agent that the Acceding Lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the Credit Agreement as if such Acceding Lender had been one of the lending institutions originally executing the Credit Agreement as a “Lender”; provided that nothing herein shall be construed as making the Acceding Lender liable to the Borrowers or the other Lenders in respect of any acts or omissions of any party to the Credit Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Accession Agreement.
2. The Acceding Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Accession Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its portion of the applicable Tranche [A/B/C/[New Tranche]] Loan shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its portion of the applicable Tranche [A/B/C/[New Tranche]] Loan and either it, or the Person exercising discretion in making its decision to extend its portion of the applicable Tranche [A/B/C/[New Tranche]] Loan is experienced in extending loans of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant thereto, as applicable,
Exhibit G

and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Accession Agreement and to make its portion of the applicable Tranche [A/B/C/[New Tranche]] Loan, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Accession Agreement and to make its portion of the applicable Tranche [A/B/C/[New Tranche]] Loan, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Acceding Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
3. The Borrowers jointly and severally represent and warrant to the Administrative Agent and the Lenders, including the Acceding Lender, that (i) the execution, delivery and performance of this Accession Agreement is within the corporate (or equivalent company) authority of each of the Borrowers, (ii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Accession Agreement to render the same the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws, (iii) the representations and warranties of the Borrowers contained in the Credit Agreement or otherwise made by the Borrowers in connection with the transactions contemplated thereby were true and correct in all material respects when made and are true and correct in all material respects on and as of the date hereof with the same effect as if made herein (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date), and (iv) at and as of the date hereof, no Default or Event of Default exists.
4. The effective date for this Accession Agreement shall be [_____, 20_____] (the “Effective Date”). Following the execution of this Accession Agreement by the Borrowers and the Acceding Lender, it will be delivered to the Administrative Agent for acceptance, in the case the Acceding Lender was not a Lender party to the Credit Agreement immediately prior to the Effective Date of this Accession Agreement, and recordation. Upon acceptance by the Administrative Agent, if required, and recordation by the Administrative Agent, Schedule 2 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2 annexed hereto. The Administrative Agent shall thereafter notify the other Lenders of the revised Schedule 2 and the arrangements proposed to ensure that the outstanding amount of the Commitment and/or the portion of the applicable Tranche [A/B/C/[New Tranche]] Loan made by each Lender will correspond to its Applicable Percentage after giving effect to the accession contemplated hereby.
Exhibit G

5. Upon such acceptance, from and after the Effective Date, the Borrowers shall make all payments in respect of the Acceding Lender’s portion of the applicable Tranche [A/B/C/[New Tranche]] Loan, including payments of principal, interest, fees and other amounts, to the Administrative Agent for the account of the Acceding Lender.
6. THIS ACCESSION AGREEMENT SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPALS THEREOF (OTHER THAN SECTION 5-1501 AND 5-1502 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
7. This Accession Agreement may be executed in any number of counterparts, which shall together constitute but one and the same agreement.
Exhibit G

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Accession Agreement to be executed on its behalf by its officer thereunto duly authorized, to take effect as of the date first above written.

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

[INSERT NAME OF ACCEDING LENDER]
By:
Name:
Title:

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, on behalf of itself and as agent for each other Borrower
By:	First Potomac Realty Trust, its sole general partner

By:
Name:
Title:
Signature Page to Instrument of Accession

SCHEDULE 2
Attach updated Schedule 2 reflecting
Commitments and Applicable Percentages
Schedule 2 to Exhibit G

Schedule 1
Borrowers
1400 Cavalier, LLC
1441 Crossways Blvd., LLC
4212 Techcourt, LLC
Airpark Place, LLC
Aquia Two, LLC
Crossways II LLC
Enterprise Center I, LLC
FP 1211 Connecticut Avenue, LLC
FP 1408 Stephanie Way, LLC
FP 2550 Ellsmere Avenue, LLC
FP 3 Flint Hill, LLC
FP 440 1st Street, LLC
FP 500 & 600 HP Way, LLC
FP Ammendale Commerce Center, LLC
FP Ashburn, LLC
FP Atlantic Corporate Park, LLC
FP Campostella Road, LLC
FP Cronridge Drive, LLC
FP Davis Drive Lot 5, LLC
FP Diamond Hill, LLC
FP Gateway 270, LLC
FP Gateway West II, LLC
FP Girard Business Center, LLC
FP Girard Place, LLC
FP Goldenrod Lane, LLC
FP Greenbrier Circle, LLC
FP Hanover AB, LLC
FP Park Central I, LLC
FP Park Central II, LLC
FP Park Central V, LLC
FP Patrick Center, LLC
FP Pine Glen, LLC
FP Properties, LLC
FP Redland Technology Center LP
FP Rivers Bend, LLC
FP Sterling Park I, LLC
FP Sterling Park 6, LLC
FP Sterling Park 7, LLC
FP Sterling Park Land, LLC
FP Triangle, LLC
FP West Park, LLC
FPR Holdings Limited Partnership
Gateway Hampton Roads, LLC
Gateway Manassas II, LLC
GTC I Second LLC
Herndon Corporate Center, LLC
Interstate Plaza Holding LLC
Linden II, LLC
Lucas Way Hampton, LLC
Reston Business Campus, LLC
Techcourt, LLC
Virginia Center, LLC
Schedule 1

Schedule 2

Lender’s Commitments

								Total
	Tranche A	Tranche A	Tranche B	Tranche B	Tranche C	Tranche C	Interest	Commitment
Lender	Commitment	Percentage*	Commitment	Percentage*	Commitment	Percentage*	Rate	Percentage*

KeyBank National Association	$5,000,000	8.3%	$17,500,000	29.2%	$27,500,000	50.0%	Floating	28.6%

Contact: John C. Scott 127 Public Square, 8th Floor Cleveland, OH 44114 Phone: (216) 689-5986 Fax: (216) 689-4997 email: john_c_scott@keybank.com

Wells Fargo Bank National Association	$5,000,000	8.3%	$17,500,000	29.2%	$27,500,000	50.0%	Floating	28.6%

Contact:

Alexis McGuire 1750 H Street, NW, Suite 400 Washington, DC 20006 Phone: (612) 316-0210 Fax: (866) 494-9607 email:alexis.l.mcguire@wellsfargo.com

PNC Bank, National Association	$25,000,000	41.7%	$25,000,000	41.7%	N/A	N/A	Floating	28.6%

Contact:

Kathleen Lorenzato 808 17th Street, NW Washington, DC 20006 Phone: (412) 768-2669 Fax: (412) 768-5754 email: kathleen.lorenzato@pnc.com

								Total
	Tranche A	Tranche A	Tranche B	Tranche B	Tranche C	Tranche C	Interest	Commitment
Lender	Commitment	Percentage*	Commitment	Percentage*	Commitment	Percentage*	Rate	Percentage*

Capital One, N.A.	$25,000,000	41.7%	N/A	N/A	N/A	N/A	Floating	14.3%

Contact:

Mary Davis 7501 Wisconsin Avenue, 12th Floor Bethesda, MD 20814 Phone: (301) 939-6951 Fax: (301) 939-6959 email: mdavis@chevychase.net email copy to: lmmjackson@chevychase.net

*	Percentages are rounded to one decimal place for the purposes of this Schedule 2.

Schedule 2, Page 2

Schedule 2.12
Auction Procedures
This Schedule 2.12 is intended to summarize certain basic terms of the Auction procedures pursuant to and in accordance with the terms and conditions of § 2.12 of the Loan Agreement, of which this Schedule 2.12 is a part. Neither the Agent nor any of its respective affiliates or any officers, directors, employees, agents or attorneys-in-fact of such Persons (together with the Agent and its affiliates, the “Agent-Related Person”) makes any recommendation pursuant to any offering document as to whether or not any Lender should sell its Loans to the Borrower, nor shall the decision by the Agent or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Lender to sell its Loans to the Borrower be deemed to constitute such a recommendation. Each Lender should make its own decision on whether to sell any of its Loans and, if it decides to do so, the principal amount of and price to be sought for such Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents. Capitalized terms not otherwise defined in this Schedule 2.12 have the meanings assigned to them in the Loan Agreement.
(a) Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Agent (for distribution to the Lenders (each, an “Auction Notice”)). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of Loans that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $5,000,000 (unless another amount is agreed to by the Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Loans in such Auction; (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 4:00 p.m. (New York time) (as such date and time may be extended by the Agent, such time the “Expiration Time”), and (iv) the Tranche or Type of Loan the Borrower offers to purchase. Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Agent received not less than 24 hours before the original Expiration Time; provided that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (x) the Borrower withdraws such Auction in accordance with the terms hereof or (y) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring one (1) month (or such shorter period as may be permitted by the Agent in its sole discretion) after such withdrawal or Expiration Time, as the case may be. Under no circumstances may the Borrower deliver an Auction Notice to the Agent until after the conclusion (whether successful or failed) of any previous Auction.
Schedule 2.12

(b) Reply Procedures. In connection with any Auction, each Lender wishing to participate in such Auction shall, prior to the Expiration Time, provide the Agent with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Loans, in an amount not less than $[1,000,000] or an integral multiple of $[100,000] in excess thereof, that such Lender offers for sale at its Reply Price (the “Reply Amount”). A Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Loans held by such Lender. Lenders may only submit one Return Bid per Auction. The Borrower will not purchase any Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Agent, the Agent, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.
(d) Proration Procedures. All Loans offered in Return Bids constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Loans to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids will be accepted above the Applicable Threshold Price.
(e) Notification Procedures. The Agent will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including an IntraLinks, SyndTrak or other electronic workspace) in accordance with the Agent’s standard dissemination practices by 4:00 p.m. New York time one (1) Business Day after the date the Return Bids were due (as such due date may be extended in accordance with this Schedule 2.12). The Agent will notify each Lender of the principal amount of Loans to be assigned and the applicable settlement date received in connection with a Qualifying Bid.
Schedule 2.12

(f) Additional Procedures. After an Auction Notice received from the Borrower has been distributed to the Lenders by the Agent, the Borrower may withdraw an Auction only in the event that, (a) as of such time, no Qualifying Bid has been received by the Agent, or (b) Borrower has failed to meet a condition set forth in § 2.12(a) of the Loan Agreement. Furthermore, in connection with any Auction, upon submission by a Lender of a Return Bid, such Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Agent may not be modified, revoked, terminated or cancelled by a Lender. However, an Auction may become void if the conditions to the purchase of Loans by the Borrower required by the terms and conditions of § 2.12 of the Loan Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Lender on a settlement date as determined jointly by the Borrower and the Agent (which shall be not later than three (3) Business Days after the date Return Bids are due). All questions as to the form of documents and validity and eligibility of Loans that are the subject of an Auction will be determined by the Agent, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of §2.12 of the Loan Agreement or this Schedule 2.12. The Agent’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of §2.12 of the Loan Agreement or this Schedule 2.12. None of the Agent, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, any of its Subsidiaries, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information. This Schedule 2.12 shall not require the Borrower to initiate any Auction.

Schedule 2.12

Schedule 3.2.2(b)
Fixed Rate Prepayment Premium
1. Defined Terms. All capitalized terms used but not defined in this Prepayment Premium Schedule shall have the meanings assigned to them in the Loan Agreement.
2. Prepayment Premium. Any Prepayment Premium payable under Section 3.2(c) of the Loan Agreement shall be computed as follows:
(a) If the prepayment is made at any time prior to the date that is one (1) year before the Maturity Date (the “Yield Maintenance Period End Date”), the Prepayment shall be the greater of:
(1) one percent (1%) of the amount of principal being prepaid; or
(2) the product obtained by multiplying:
(A) the amount of principal being prepaid,
by
(B) the difference obtained by subtracting from the interest rate applicable to the Loan, the Yield Rate (as defined below) on the twenty-fifth (25th) Business Day preceding (i) the Intended Prepayment Date, or (ii) the date Lender accelerates the Loan or otherwise accepts a prepayment pursuant to Section 3.2(d) of the Loan Agreement,
By
(C) the present value factor calculated using the following formula:

1 – (1+r)-n/12

r
r =	Yield Rate

n =	the number of months remaining between (i) either of the following: (x) in the case of a voluntary prepayment, the last day of the month in which the prepayment is made, or (y) in any other case, the date on which Lender accelerates the unpaid principal balance of the Loan and (ii) the Yield Maintenance Period End Date.

Schedule 3.2.2(b)

For the purpose of this clause (ii), the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three (3) decimal places):

(a - b)	x (z - y) + b
(x - y)
a =	the yield for the longer U.S. Treasury constant maturity

b =	the yield for the shorter U.S. Treasury constant maturity

x =	the term of the longer U.S. Treasury constant maturity

y =	the term of the shorter U.S. Treasury constant maturity

z =	“n” (as defined in the present value factor for calculation above) divided by twelve (12)
Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication for the Fed Release is discontinued by the Federal Reserve Board, Lender shall determine the Yield Rate for another source selected by Lender. Any determination of the Yield Rate by Lender will be binding absent manifest error.]
(b) No Prepayment Premium shall be payable with respect to any prepayment on or after the Yield Maintenance Period End Date.
Schedule 3.2.2(b)

Schedule 7.1(b)
Capitalization

		Preferred	Restrictions
		Equity and	or other
		any related	Agreements
Borrower	Ownership Interest	documents	or Interests
First Potomac Realty Trust	Common stock shares listed on New York Stock Exchange	7.75% Series A Cumulative Redeemable Perpetual Preferred Shares	N/A

First Potomac Realty Investment Limited Partnership	First Potomac Realty Trust — aggregate general partnership and limited partnership interests in excess of 95%; other limited partners as listed on attached Exhibit A	None	None

1400 Cavalier, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

1441 Crossways Blvd., LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

4212 Techcourt, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Airpark Place, LLC	Airpark Place Holdings, LLC — 100% limited liability company interest	None	None

Aquia Two, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Crossways II LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Enterprise Center I, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None
Schedule 7.1(b)

		Preferred	Restrictions
		Equity and	or other
		any related	Agreements
Borrower	Ownership Interest	documents	or Interests
FP 1211 Connecticut Avenue, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP 1408 Stephanie Way, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP 2550 Ellsmere Avenue, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP 3 Flint Hill, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP 440 1st Street, LLC	First Potomac DC Holdings, LLC — 99.9% limited liability company interest; First Potomac TRS Holdings, Inc. — 0.1% limited liability company interest	None	None

FP 500 & 600 HP Way, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Ammendale Commerce Center,LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Ashburn, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Atlantic Corporate Park, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Campostella Road, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Cronridge Drive, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Davis Drive Lot 5, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None
Schedule 7.1(b)

		Preferred	Restrictions
		Equity and	or other
		any related	Agreements
Borrower	Ownership Interest	documents	or Interests
FP Diamond Hill, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Gateway 270, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Gateway West II, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Girard Business Center, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Girard Place, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Goldenrod Lane, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Greenbrier Circle, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Hanover AB, LLC	FPR Holdings Limited Partnership — 100% limited liability company interest	None	None

FP Park Central I, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Park Central II, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Park Central V, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Patrick Center, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None
Schedule 7.1(b)

		Preferred	Restrictions
		Equity and	or other
		any related	Agreements
Borrower	Ownership Interest	documents	or Interests
FP Pine Glen, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Properties, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Redland Technology Center LP	FP Redland, LLC — 90% limited partnership interest Perseus Redland Investments LLC — 10% limited partnership interest	FP Redland, LLC -100% of the 6.5% to 8.5% cumulative preferred limited partnership interest in the principal amount of $74,500,000	Amended and Restated Limited Partnership Agreement of FP Redland Technology Center LP, dated November 10, 2010

FP Rivers Bend, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Sterling Park I, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Sterling Park 6, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Sterling Park 7, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Sterling Park Land, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP Triangle, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

FP West Park, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None
Schedule 7.1(b)

		Preferred	Restrictions
		Equity and	or other
		any related	Agreements
Borrower	Ownership Interest	documents	or Interests
FPR Holdings Limited Partnership	First Potomac Realty Investment Limited Partnership — 99% limited partnership interest FPR General Partner — 1% limited partnership interest	None	None

Gateway Hampton Roads, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Gateway Manassas II, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

GTC I Second LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Herndon Corporate Center, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Interstate Plaza Holding LLC	Interstate Plaza Operating LLC — 100% limited liability company interest	None	None

Linden II, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Lucas Way Hampton, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Reston Business Campus, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Techcourt, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None

Virginia Center, LLC	First Potomac Realty Investment Limited Partnership — 100% limited liability company interest	None	None
Schedule 7.1(b)

Schedule 7.3(c)
Partially-Owned Entities

	% Interest	Capacity in	Borrower’s
	Owned by	which Borrower	ownership
Name and Type of Entity	Borrower	holds the interest	interest therein

FP CPT 1750 Holdings, LLC	50%	Operating Member	Direct
VIF/FP Aviation Blvd Holdings, LLC	50%	Operating Member	Direct
FP VIF I/ Rivers Park I, LLC	25%	Operating Member	Direct
FP VIF II/ Rivers Park II, LLC	25%	Operating Member	Direct
Schedule 7.3(c)

Schedule 7.7
Litigation
NONE.
Schedule 7.7

Schedule 7.13
Legal Name; Jurisdiction
First Potomac Realty Trust, a Maryland real estate investment trust
First Potomac Realty Investment Limited Partnership, a Delaware limited partnership
1400 Cavalier, LLC, a Delaware limited liability company
1441 Crossways Blvd., LLC, a Virginia limited liability company
4212 Techcourt, LLC, a Virginia limited liability company
Airpark Place, LLC, a Delaware limited liability company
Aquia Two, LLC, a Delaware limited liability company
Crossways II LLC, a Delaware limited liability company
Enterprise Center I, LLC, a Delaware limited liability company
FP 1211 Connecticut Avenue, LLC, a Delaware limited liability company
FP 1408 Stephanie Way, LLC, a Virginia limited liability company
FP 2550 Ellsmere Avenue, LLC, a Virginia limited liability company
FP 3 Flint Hill, LLC, a Virginia limited liability company
FP 440 1st Street, LLC, a Delaware limited liability company
FP 500 & 600 HP Way, LLC, a Virginia limited liability company
FP Ammendale Commerce Center, LLC, a Maryland limited liability company
FP Ashburn, LLC, a Virginia limited liability company
FP Atlantic Corporate Park, LLC, a Virginia limited liability company
FP Campostella Road, LLC, a Delaware limited liability company
FP Cronridge Drive, LLC, a Maryland limited liability company
FP Davis Drive Lot 5, LLC, a Virginia limited liability company
FP Diamond Hill, LLC, a Delaware limited liability company
FP Gateway 270, LLC, a New Jersey limited liability company
FP Gateway West II, LLC, a Maryland limited liability company
FP Girard Business Center, LLC, a Maryland limited liability company
FP Girard Place, LLC, a Maryland limited liability company
FP Goldenrod Lane, LLC, a Maryland limited liability company
FP Greenbrier Circle, LLC, a Virginia limited liability company
FP Hanover AB, LLC, a Virginia limited liability company
FP Park Central I, LLC, a Virginia limited liability company
FP Park Central II, LLC, a Virginia limited liability company
FP Park Central V, LLC, a Virginia limited liability company
FP Patrick Center, LLC, a Maryland limited liability company
FP Pine Glen, LLC, a Virginia limited liability company
FP Properties, LLC, a Delaware limited liability company
FP Redland Technology Center LP, a Delaware limited partnership
FP Rivers Bend, LLC, a Virginia limited liability company
FP Sterling Park I, LLC, a Virginia limited liability company
FP Sterling Park 6, LLC, a Virginia limited liability company
FP Sterling Park 7, LLC, a Virginia limited liability company
FP Sterling Park Land, LLC, a Virginia limited liability company
FP Triangle, LLC, a Maryland limited liability company
FP West Park, LLC, a Maryland limited liability company
FPR Holdings Limited Partnership, a Delaware limited partnership
Gateway Hampton Roads, LLC, a Virginia limited liability company
Gateway Manassas II, LLC, a Delaware limited liability company
GTC I Second LLC, a Virginia limited liability company
Herndon Corporate Center, LLC, a Delaware limited liability company
Interstate Plaza Holding LLC, a Delaware limited liability company
Linden II, LLC, a Delaware limited liability company
Lucas Way Hampton, LLC, a Virginia limited liability company
Reston Business Campus, LLC, a Delaware limited liability company
Techcourt, LLC, a Virginia limited liability company
Virginia Center, LLC, a Delaware limited liability company
Schedule 7.13

Schedule 7.15
Affiliate Transactions
NONE.
Schedule 7.15

Schedule 7.16
Employee Benefit Plans
Retirement Savings Plan under Section 401(k) of the Internal Revenue Code, as more fully described in the SEC Filings.
Schedule 7.16

Schedule 7.19
Subsidiaries

NAME OF ENTITY	TAX ID/EIN
1328 CAVALIER, LLC	52-2057842
1400 CAVALIER, LLC	52-2057842
1434 CROSSWAYS BOULEVARD I, LLC	52-2057842
1434 CROSSWAYS BOULEVARD II, LLC	52-2057842
1441 CROSSWAYS BLVD., LLC	52-2057842
15395 JOHN MARSHALL HIGHWAY, LLC	52-2057842
351 PATRICK STREET, LLC	52-2057842
403 & 405 GLENN DRIVE MANAGER, LLC	52-2057842
403 & 405 GLENN DRIVE, LLC	52-2057842
4212 TECHCOURT, LLC	52-2057842
ACP EAST LLC	52-2057842
ACP EAST FINANCE, LLC	52-2057842
AIRPARK PLACE HOLDINGS, LLC	52-2057842
AIRPARK PLACE, LLC	52-2057842
AP INDIAN CREEK, LLC	52-2057842
AQUIA ONE, LLC	52-2057842
AQUIA TWO, LLC	52-2057842
BREN MAR HOLDINGS, LLC	52-2057842
BREN MAR, LLC	52-2057842
COLUMBIA HOLDING ASSOCIATES LLC	52-2057842
CROSSWAYS ASSOCIATES LLC	52-2057842
CROSSWAYS II LLC	52-2057842
CROSSWAYS LAND, LLC	52-2057842
ENTERPRISE CENTER I, LLC	52-2057842
ENTERPRISE CENTER MANAGER, LLC	52-2057842
EON GROUP, LLC	26-1847361
EON GROUP, LTD	98-0591583
FIRST POTOMAC DC 500 MANAGEMENT LLC	27-3075158
FIRST POTOMAC DC HOLDINGS, LLC	27-3075027
FIRST POTOMAC DC MANAGEMENT LLC	27-4110098
FIRST POTOMAC MANAGEMENT LLC	52-2057842
FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP	52-2057842
FIRST POTOMAC REALTY TRUST	37-1470730
FIRST POTOMAC TRS HOLDINGS, INC.	20-4033770
FIRST RUMSEY LLC	52-2057842
FIRST SNOWDEN LLC	52-2057842
FP 1211 CONNECTICUT AVENUE, LLC	27-4080392
FP 1408 STEPHANIE WAY, LLC	52-2057842
FP 2550 ELLSMERE AVENUE, LLC	52-2057842
FP 3 FLINT HILL, LLC	52-2057842
FP 440 1st STREET, LLC	27-4273427
FP 51 LOUSIANA AVENUE, LLC	54-1631747
FP 500 & 600 HP WAY, LLC	52-2057842
Schedule 7.19

NAME OF ENTITY	TAX ID/EIN
FP 500 FIRST STREET REIT GP, LLC	27-3075347
FP 500 FIRST STREET, LLC	26-2553938
FP 535 INDEPENDENCE PARKWAY, LLC	52-2057842
FP 601 MEADOWVILLE RD, LLC	52-2057842
FP 6310 HILLSIDE CENTER, LLC	52-2057842
FP 6315 HILLSIDE CENTER, LLC	52-2057842
FP 7501 WHITEPINE ROAD, LLC	52-2057842
FP 840 FIRST STREET, LLC	27-4330837
FP 950 F STREET, LLC	27-4281956
FP AIRPARK AB, LLC	52-2057842
FP AMMENDALE COMMERCE CENTER,LLC	52-2057842
FP ASHBURN, LLC	52-2057842
FP ATLANTIC CORPORATE PARK, LLC	52-2057842
FP CAMPOSTELLA ROAD, LLC	52-2057842
FP CANDLEWOOD, LLC	52-2057842
FP CANDLEWOOD BORROWER, LLC	52-2057842
FP CHESTERFIELD ABEF, LLC	52-2057842
FP CHESTERFIELD CDGH, LLC	52-2057842
FP CLOVERLEAF INVESTOR, LLC	52-2057842
FP CLOVERLEAF, LLC	52-2057842
FP CRONRIDGE DRIVE, LLC	52-2057842
FP DAVIS DRIVE LOT 5, LLC	52-2057842
FP DIAMOND HILL, LLC	52-2057842
FP GALLOWS ROAD, LLC	52-2057842
FP GATEWAY 270, LLC	52-2057842
FP GATEWAY CENTER, LLC	52-2057842
FP GATEWAY WEST II, LLC	52-2057842
FP GIRARD BUSINESS CENTER, LLC	52-2057842
FP GIRARD PLACE, LLC	52-2057842
FP GOLDENROD LANE, LLC	52-2057842
FP GREENBRIER CIRCLE, LLC	52-2057842
FP GREENBRIER TOWERS, LLC	52-2057842
FP GUDE MANAGER, LLC	52-2057842
FP GUDE, LLC	52-2057842
FP HANOVER AB, LLC	52-2057842
FP HANOVER C, LLC	52-2057842
FP HANOVER D, LLC	52-2057842
FP INDIAN CREEK, LLC	52-2057842
FP METRO PLACE, LLC	52-2057842
FP NAVISTAR INVESTORS, LLC	52-2057842
FP NAVISTAR MANAGER, LLC	52-2057842
FP NORTHRIDGE, LLC	52-2057842
FP ONE FAIR OAKS, LLC	52-2057842
FP PARK CENTRAL I, LLC	52-2057842
FP PARK CENTRAL II, LLC	52-2057842
FP PARK CENTRAL V, LLC	52-2057842
FP PATRICK CENTER, LLC	52-2057842
FP PATUXENT PARKWAY, LLC	52-2057842
FP PINE GLEN, LLC	52-2057842
FP PROPERTIES II, LLC	91-1893498
Schedule 7.19

NAME OF ENTITY	TAX ID/EIN
FP PROPERTIES, LLC	84-1417951
FP PROSPERITY, LLC	52-2057842
FP REALTY INVESTMENT MANAGER, LLC	52-2057842
FP RIVER’S BEND LAND, LLC	52-2057842
FP RIVERS BEND, LLC	52-2057842
FP STERLING PARK 6, LLC	52-2057842
FP STERLING PARK 7, LLC	52-2057842
FP STERLING PARK I, LLC	52-2057842
FP STERLING PARK LAND, LLC	52-2057842
FP TRIANGLE, LLC	52-2057842
FP VAN BUREN, LLC	52-2057842
FP WEST PARK, LLC	52-2057842
FPR GENERAL PARTNER, LLC	52-2057842
FPR HOLDINGS LIMITED PARTNERSHIP	52-2057842
GATEWAY HAMPTON ROADS, LLC	52-2057842
GATEWAY MANASSAS I, LLC	52-2057842
GATEWAY MANASSAS II, LLC	52-2057842
GLENN DALE BUSINESS CENTER, L.L.C.	52-2057842
GREENBRIER HOLDING ASSOCIATES LLC	52-2057842
GREENBRIER LAND, LLC	52-2057842
GREENBRIER/NORFOLK HOLDING LLC	52-2057842
GREENBRIER/NORFOLK INVESTMENT LLC	52-2057842
GTC I SECOND LLC	52-2057842
GTC II FIRST LLC	52-2057842
HERNDON CORPORATE CENTER, LLC	52-2057842
INDIAN CREEK INVESTORS, LLC	52-2057842
INTERSTATE PLAZA HOLDING LLC	52-2057842
INTERSTATE PLAZA OPERATING LLC	52-2057842
KRISTINA WAY INVESTMENTS LLC	52-2057842
LANDOVER OWINGS MILLS, LLC	52-2057842
LINDEN I MANAGER, LLC	52-2057842
LINDEN I, LLC	52-2057842
LINDEN II, LLC	52-2057842
LINDEN III, LLC	52-2057842
LUCAS WAY HAMPTON, LLC	52-2057842
NEWINGTON TERMINAL ASSOCIATES, LLC	52-2057842
NEWINGTON TERMINAL LLC	52-2057842
NORFOLK COMMERCE PARK LLC	52-2057842
NORFOLK FIRST LLC	52-2057842
NORFOLK LAND, LLC	52-2057842
PLAZA 500, LLC	52-2057842
RESTON BUSINESS CAMPUS, LLC	52-2057842
RIVERS BEND BUSINESS CENTER ASSOCIATION, INC	54-1682730
RUMSEY FIRST LLC	52-2057842
RUMSEY/SNOWDEN HOLDING LLC	52-2057842
RUMSEY/SNOWDEN INVESTMENT LLC	52-2057842
SNOWDEN FIRST LLC	52-2057842
TECHCOURT, LLC	52-2057842
VIRGINIA CENTER, LLC	52-2057842
VIRGINIA FP VIRGINIA CENTER, LLC	52-2057842
Schedule 7.19

NAME OF ENTITY	TAX ID/EIN
WINDSOR AT BATTLEFIELD, LLC	52-2057842

FP VIF II/ RIVERS PARK I, LLC	80-0266532
FP VIF II/ RIVERS PARK II, LLC	80-0266544

FP CPT 1750 HOLDINGS, LLC	27-3776863
FP CPT 1750 H STREET, LLC	27-3776863

FP REDLAND, LLC	52-2057842
FP REDLAND GP, LLC	52-2057842
FP REDLAND TECHNOLOGY CENTER LP	20-8781872

6960 AVIATION BLVD,OWNER, LLC	27-4436410
6960 AVIATION BLVD,BORROWER, LLC	27-4436410
FP AVIATION BLVD.,LLC	27-4436410
FP AVIATION HOLDINGS,LLC	52-2057842
VIF II/FP AVIATION BLVD HOLDINGS	27-4436410

FP PERSEUS 53-713, LLC	45-2447294
Schedule 7.19

Schedule 8.19
Employee Benefit Plans
Retirement Savings Plan under Section 401(k) of the Internal Revenue Code, as more fully described in the SEC Filings.
Schedule 8.19

Schedule 9.1(g)
Contingent Liabilities
NONE.
Schedule 9.1(g)